UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA

In re:	Chapter 11

STATION CASINOS, INC., et al.,

Debtors and Debtors in Possession.[1] Affects the Subsidiary Debtors, Aliante Debtors and/or Green Valley Ranch Gaming, LLC listed in footnote 1	FIRST AMENDED PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR SUBSIDIARY DEBTORS, ALIANTE DEBTORS AND GREEN VALLEY RANCH GAMING, LLC (DATED MAY 20, 2011)

[1]	For purposes of this Joint Plan: (i) the “Subsidiary Debtors” means: Auburn Development, LLC; Boulder Station, Inc.; Centerline Holdings, LLC; Charleston Station, LLC; CV HoldCo, LLC; Durango Station, Inc.; Fiesta Station, Inc.; Fresno Land Acquisitions, LLC ; Gold Rush Station, LLC; GV Ranch Station, Inc.; Green Valley Station, Inc.; Inspirada Station, LLC; Lake Mead Station, Inc.; LML Station, LLC; Magic Star Station, LLC; Palace Station Hotel & Casinos, Inc.; Past Enterprises, Inc.; Rancho Station, LLC; Santa Fe Station, Inc.; SC Durango Development, LLC; Sonoma Land Holdings, LLC; Station Holdings, Inc.; STN Aviation, Inc.; Sunset Station, Inc.; Texas Station, LLC; Town Center Station, LLC; Tropicana Acquisitions, LLC; Tropicana Station, Inc. and Vista Holdings, LLC, (ii) the “Aliante Debtors” means: Aliante Gaming, LLC; Aliante Holding, LLC; and Aliante Station LLC, and (iii) “GVR” means Green Valley Ranch Gaming, LLC.

Prepared By

Paul S. Aronzon (CA SBN 88781)
Thomas R. Kreller (CA SBN 161922)
MILBANK, TWEED, HADLEY & McCLOY LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Telephone: (213) 892-4000
Facsimile: (213) 629-5063
paronzon@milbank.com
tkreller@milbank.com
Laury M. Macauley (NV SBN 11413)
Dawn M. Cica (NV SBN 004565)
LEWIS AND ROCA LLP
50 West Liberty Street, Suite 410
Reno, Nevada 89501
Telephone: (775) 823-2900
Facsimile: (775) 823-2929
lmacauley@lrlaw.com
dcica@lrlaw.com

Reorganization Counsel for the Subsidiary Debtors	Local Reorganization Counsel for the Subsidiary Debtors

James H.M. Sprayregen, P.C. (IL SBN 6190206)
David R. Seligman, P.C. (IL SBN 6238064)
David A. Agay (IL No. 6244314)
Sarah H. Seewer (IL No. 6301437)
KIRKLAND & ELLIS LLP
300 North LaSalle St.
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
james.sprayregen@kirkland.com
david.seligman@kirkland.com
david.agay@kirkland.com
sseewer@kirkland.com
Candace Carlyon (NV SBN 002666)
James Patrick Shea (NV SBN 000405)
SHEA & CARLYON, LTD.
701 Bridger Avenue, Suite 850
Las Vegas, Nevada 89101
Telephone: (702) 471-7432
Facsimile: (702) 471-7435
ccarlyon@sheacarlyon.com
jshea@sheacarlyon.com

Local Reorganization Counsel for the Aliante
Debtors and Green Valley Ranch Gaming
LLC

Reorganization Counsel for the Aliante Debtors and Green Valley Ranch Gaming LLC

LIST OF THE DEBTORS AFFECTED BY THIS JOINT PLAN
     The proponents of the chapter 11 plan of reorganization contained herein (collectively, the “Debtors”) are referred to as the Subsidiary Debtors, the Aliante Debtors and Green Valley Ranch Gaming, LLC, respectively, each of which is listed below.
The Subsidiary Debtors
Auburn Development, LLC
Boulder Station, Inc.
Centerline Holdings, LLC
Charleston Station, LLC
CV HoldCo, LLC
Durango Station, Inc.
Fiesta Station, Inc.
Fresno Land Acquisitions, LLC
Gold Rush Station, LLC
Green Valley Station, Inc.
GV Ranch Station, Inc.
Inspirada Station, LLC
Lake Mead Station, Inc.
LML Station, LLC
Magic Star Station, LLC
Palace Station Hotel & Casinos, Inc.
Past Enterprises, Inc.
Rancho Station, LLC
Santa Fe Station, Inc.
SC Durango Development LLC
Sonoma Land Holdings, LLC
Station Holdings, Inc.
STN Aviation, Inc.
Sunset Station, Inc.
Texas Station, LLC
Town Center Station, LLC
Tropicana Acquisitions, LLC
Tropicana Station, Inc.
Vista Holdings, LLC
The Aliante Debtors
Aliante Holding, LLC
Aliante Station LLC
Aliante Gaming, LLC
GVR Debtor
Green Valley Ranch Gaming, LLC

TABLE OF CONTENTS

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF
TIME AND DEFINED TERMS

A. Rules of Interpretation	1
B. Computation of Time	2
C. Defined Terms	2

ARTICLE II.

TREATMENT OF ADMINISTRATIVE CLAIMS,
PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS

A. Administrative Claims	32
1. Bar Date for Administrative Claims	32
2. Professional Compensation and Reimbursement Claims	32
B. Priority Tax Claims	33
C. Other Priority Claims	34

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF ALL OTHER CLAIMS AND EQUITY INTERESTS

A. Classification of Claims and Equity Interests Against Subsidiary Debtors	35
(1) Auburn Development, LLC	35
(2) Boulder Station, Inc.	35
(3) Centerline Holdings, LLC	35
(4) Charleston Station, LLC	36
(5) CV HoldCo, LLC	36
(6) Durango Station, Inc.	36
(7) Fiesta Station, Inc.	37
(8) Fresno Land Acquisitions, LLC	37
(9) Gold Rush Station, LLC	38
(10) Green Valley Station, Inc.	38
(11) GV Ranch Station, Inc.	39
(12) Inspirada Station, LLC	39
(13) Lake Mead Station, Inc.	39
(14) LML Station, LLC	40
(15) Magic Star Station, LLC	40
(16) Palace Station Hotel & Casinos, Inc.	41
(17) Past Enterprises, Inc.	41
(18) Rancho Station, LLC	42

i

(19) Santa Fe Station, Inc.	42
(20) SC Durango Development LLC	42
(21) Sonoma Land Holdings, LLC	43
(22) Station Holdings, Inc.	43
(23) STN Aviation, Inc.	44
(24) Sunset Station, Inc.	44
(25) Texas Station, LLC	45
(26) Town Center Station, LLC	45
(27) Tropicana Acquisitions, LLC	46
(28) Tropicana Station, Inc.	46
(29) Vista Holdings, LLC	46
B. Classification of Claims and Equity Interests Against Aliante Debtors	46
(1) Aliante Holding, LLC	46
(2) Aliante Station LLC	47
(3) Aliante Gaming LLC	47
C. Classification of Claims and Equity Interests Against GVR	47
(1) Green Valley Ranch Gaming, LLC	47
D. Treatment of Claims and Equity Interests Against the Subsidiary Debtors	48
(1) Auburn Development, LLC	48
(2) Boulder Station, Inc.	49
(3) Centerline Holdings, LLC	51
(4) Charleston Station, LLC	52
(5) CV HoldCo, LLC	54
(6) Durango Station, Inc.	55
(7) Fiesta Station, Inc.	56
(8) Fresno Land Acquisitions, LLC	58
(9) Gold Rush Station, LLC	60
(10) Green Valley Station, Inc.	61
(11) GV Ranch Station, Inc.	63
(12) Inspirada Station, LLC	65
(13) Lake Mead Station, Inc.	66
(14) LML Station, LLC	68
(15) Magic Star Station, LLC	69
(16) Palace Station Hotel & Casinos, Inc.	71
(17) Past Enterprises, Inc.	73
(18) Rancho Station, LLC	74
(19) Santa Fe Station, Inc.	76
(20) SC Durango Development, LLC	78
(21) Sonoma Land Holdings, LLC	79
(22) Station Holdings, Inc.	81
(23) STN Aviation, Inc.	83
(24) Sunset Station, Inc.	84
(25) Texas Station, LLC	86
(26) Town Center Station, LLC	87
(27) Tropicana Acquisitions, LLC	89
(28) Tropicana Station, Inc.	90

(29) Vista Holdings, LLC	92
E. Treatment of Claims and Equity Interests Against the Aliante Debtors	93
(1) Aliante Holding, LLC	93
(2) Aliante Station LLC	94
(3) Aliante Gaming LLC	96
F. Treatment of Claims and Equity Interests Against GVR	97
G. Reservation of Rights Regarding Unimpaired Claims	100
H. Subordination Rights	100
I. Withholding Taxes	100
J. Set Offs	100
K. Timing of Payments and Distributions and Allocation	101

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A. Voting Classes	101
B. Acceptance by Impaired Classes of Claims and Equity Interests	101
C. Presumed Acceptance of Joint Plan	101
D. Presumed Rejection of Joint Plan	102
E. Non-Consensual Confirmation Pursuant to 28 U.S.C. § 1129(b)	102

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THIS JOINT PLAN

A. Transfers Under this Joint Plan, Generally	102
B. Joint Plan Transactions – Subsidiary Debtors	103
1. Assumption of New Opco Purchase Agreement	103
2. Formation of New Propco and New Opco Entities	104
3. Transfer of Master Lease Collateral to Propco	104
4. Landco Assets	104
5. Transfer of New Propco Transferred Assets from Propco to New Propco Entities	104
6. Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities	104
7. Transfer of New Opco Acquired Assets to New Opco	105
8. New Propco Transactions in Connection with Receipt of New Propco Acquired Assets	105
9. New Propco Employment of Subsidiary Debtors’ Employees and Related Matters	105
10. New Opco Transactions in Connection with Receipt of New Opco Acquired Assets	106
11. The New Opco Credit Agreement	106
12. Second Amended MLCA	107
C. Joint Plan Transactions – Aliante Debtors	107
1. Restructuring and other Corporate Transactions	107

2. New Aliante Management Agreement	109
3. Transactions in Connection with Consummation of this Joint Plan	110
D. Joint Plan Transactions – GVR	110
1. Assumption of GVR Purchase Agreement	110
2. Vesting of GVR Purchased Assets in GVR Purchaser	110
3. Payment of Purchase Price to GVR	111
4. Payment of GVR First Lien Lenders Steering Committee Professional Fees	111
5. Assumption of GVR Liabilities by the GVR Purchaser	111
6. Powers of the GVR Purchaser	111
7. GVR Transition Services Agreement	112
8. GVR Purchaser’s Employment of GVR’s Employees	112
E. General Settlement of Claims	112
F. Release of Liens, Claims, Administrative Claims and Equity Interests	113
G. Corporate Action	113
H. Dissolution, Dismissal of Officers and Directors and Dissolution of the Boards of Directors of Each Subsidiary Debtor, Aliante Station, Aliante Holding and GVR	114
I. Post-Applicable Effective Date Governance of the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR	114
J. Cancellation of Securities and Agreements	115
K. Exemption from Certain Taxes and Fees	115
L. Post-Aliante Effective Date (with respect to Aliante Gaming) Existence and Management of Reorganized Aliante Gaming	115
1. Existence	115
2. Directors and Officers of Reorganized Aliante Gaming	115
M. Management of ALST Casino Holdco	116
N. Wind Down and Dissolution of the Debtors	116
1. The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR	116

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption of Executory Contracts and Unexpired Leases	117
1. The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR	117
2. Aliante Gaming	118
B. Assumption and Assignment of Executory Contracts or Unexpired Leases	119
C. Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	120

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions for Claims Allowed as of an Applicable Effective Date	120
B. No Proofs of Claims Required on Account of Claims Allowed Under This Joint Plan	121
C. Post-Petition Interest on Claims	121

D. Distributions under this Joint Plan	121
E. Delivery and Distributions and Undeliverable or Unclaimed Distributions	121
1. Record Date for Distributions	121
2. Delivery of Distributions in General	122
3. Minimum Distributions	122
4. Fractional Units	122
5. Undeliverable Distributions	122
F. Compliance with Tax Requirements/Allocations	123
G. Means of Cash Payment	124
H. Timing and Calculation of Amounts to Be Distributed	124
I. Setoffs and Recoupments	124
J. Preservation of Subordination Rights	125

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED
AND DISPUTED CLAIMS, ADMINISTRATIVE CLAIMS AND EQUITY INTERESTS

A. Authority to Prosecute Objections to Disputed Claims and Disputed Administrative Claims	125
B. Resolution of Disputed Claims	126
1. Allowance of Claims	126
2. Prosecution of Objections to Claims	126
3. Estimation of Disputed Claims	127
4. Deadline to File Objections to Claims	127
C. No Distributions Pending Allowance	127
D. Reserves for Disputed Claims	127
E. Distributions on Account of Disputed Claims that Become Allowed	128
F. Disallowance of Claims	128
G. Administrative Claims	128

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION,
APPLICABLE EFFECTIVE DATES AND CONSUMMATION OF THE PLAN

A. Separate Confirmation Hearings and Confirmation Orders	129
B. Conditions Precedent to Confirmation of this Joint Plan	129
C. Conditions Precedent to the Occurrence of an Applicable Effective Date and Consummation of this Joint Plan	129
1. Conditions Precedent to the Subsidiary Debtors Effective Date	130
2. Conditions Precedent to the GVR Effective Date	131
3. Conditions Precedent to the Aliante Effective Date with Respect to Aliante Gaming	132
4. Conditions Precedent to the Aliante Effective Date with Respect to Aliante Holding or Aliante Station	133
D. Waiver of Conditions	133

v

E. Effect of Non-Occurrence of an Applicable Effective Date	134

ARTICLE X.

RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS

A. General	135
B. Comprehensive Settlement of Claims and Controversies	135
C. Releases Among Releasing Parties and Released Parties	137
D. Exculpation	140
E. Preservation of Causes of Action	140
1. Maintenance of Causes of Action	140
2. Preservation of All Causes of Action Not Expressly Settled or Released	141
F. Supplemental Injunction	142
G. Releases, Discharges, Exculpations, Injunctions and Preservation of Causes of Action are Integral to Joint Plan	143
H. Binding Nature of Joint Plan	144

ARTICLE XI.

RETENTION OF JURISDICTION

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Payment of Statutory Fees	146
B. Modification of Joint Plan	146
C. Revocation of Joint Plan	146
D. Successors and Assigns	147
E. Reservation of Rights	147
F. Further Assurances	147
G. Severability	147
H. Service of Documents	148
I. Exemption from Registration Pursuant to 28 U.S.C. § 1145	150
J. Governing Law	150

FIRST AMENDED PREPACKAGED JOINT CHAPTER 11 PLAN OF
REORGANIZATION FOR SUBSIDIARY DEBTORS, ALIANTE DEBTORS
AND GREEN VALLEY RANCH GAMING, LLC (DATED MAY 20, 2011)
     This First Amended Prepackaged Joint Chapter 11 Plan of Reorganization for Subsidiary Debtors, Aliante Debtors and Green Valley Ranch Gaming, LLC (Dated May 20, 2011) (this “Joint Plan”) is proposed by the Debtor entities listed on the first page of this Joint Plan. Reference is made to the Disclosure Statement distributed contemporaneously herewith for a discussion of such Debtor entities’ businesses, operations, proposed prepackaged Chapter 11 Cases, and for a summary and analysis of this Joint Plan. There also are other agreements and documents that are referenced in this Joint Plan or the Disclosure Statement that have been or will be filed with the Bankruptcy Court (either in connection with this Joint Plan, the Chapter 11 Cases, the SCI Plan, the SCI Confirmation Order or in the SCI Cases). All such agreements or documents are incorporated into and are a part of this Joint Plan as, and to the extent, set forth herein. Subject to certain restrictions and requirements set forth in Bankruptcy Code Section 1127 and Bankruptcy Rule 3019, this Joint Plan, the SCI Plan, the SCI Confirmation Order, the New Opco Purchase Agreement, the GVR Purchase Agreement and any applicable orders of the Bankruptcy Court, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Joint Plan or any agreements or any documents related thereto prior to substantial consummation of this Joint Plan. This Joint Plan may be confirmed and/or may become effective as to one or more Debtors prior to confirmation or effectiveness for other Debtors as the conditions to confirmation and/or effectiveness of this Joint Plan in respect of such Debtor(s) are satisfied.
ARTICLE I.
RULES OF INTERPRETATION, COMPUTATION OF
TIME AND DEFINED TERMS
A. Rules of Interpretation
     For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions as amended, modified or supplemented; (iii) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (iv) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections in this Joint Plan; (v) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto’’ refer to this Joint Plan in its entirety rather than to a particular portion of this Joint Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) any reference to a Person or Entity as a Holder of a Claim, Administrative Claim or Equity Interest includes such Person’s and Entity’s successors and assigns; (viii) the rules of construction set forth in Bankruptcy Code

Section 102 shall apply; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) except as expressly stated herein or as it relates to Aliante Gaming, the terms of this Joint Plan shall be construed, to the maximum extent possible, to be in accordance with all applicable prior orders of the Bankruptcy Court in the SCI Cases and the terms of the SCI Plan; and (xi) as used herein, “[Docket No. __]” refers to the docket number of filings in the SCI Cases as maintained on the electronic docket of the Bankruptcy Court (and which, upon the Bankruptcy Court’s approval of the Debtors’ First Day Motion to jointly administer the Chapter 11 Cases with each other and with the SCI Cases, will apply to the Chapter 11 Cases).
B. Computation of Time
     The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.
C. Defined Terms
     The following terms shall have the following meanings when used in capitalized form herein:
     1. “Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Applicable Effective Date.
     2. “Administrative Agents” means, collectively, the Opco Administrative Agent, the GVR First Lien Administrative Agent, the GVR Second Lien Administrative Agent, and the Aliante Administrative Agent.
     3. “Administrative Claim” means a Claim for costs or expenses of administration of the Chapter 11 Cases that is Allowed under Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs or expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and leased premises); (b) Accrued Professional Compensation and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under Section 327, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Applicable Effective Date; (c) all fees and charges assessed against the Estates under Section 1930, chapter 123, of title 28, United States Code; and (d) any payment to be made under this Joint Plan or otherwise to cure a default on an assumed executory contract or unexpired lease, including any “Seller Contract” that is to be a “Purchased Asset” (as such terms are defined in the New Opco Purchase Agreement) and any “Assumed Agreement” that is to be a “Purchased Asset” (as such terms are defined in the GVR Purchase Agreement); provided, however, that any determination that “Cure Costs” (as defined in the GVR Purchase Agreement) constitute Administrative Claims shall not be deemed to release or impair the obligation of the GVR Purchaser to pay Cure Costs that are not previously paid by GVR on or prior to the GVR Effective Date as set forth in, and subject to the terms of, Section 2.6(c) of the GVR Purchase Agreement.
     4. “Administrative Claims Bar Date” means the applicable date or dates established by order of the Bankruptcy Court as the deadline or deadlines for asserting Administrative Claims.
     5. “Affiliate” means an “affiliate” as defined in Bankruptcy Code Section 101(2).
     6. “Aliante Administrative Agent” means Wilmington Trust FSB in its capacity as administrative agent under the Aliante Credit Agreement.
     7. “Aliante Collateral Assignment” means that certain Collateral Assignment of Contracts, dated as of October, 5, 2007, by Aliante Gaming, LLC in favor of Wilmington Trust FSB (as successor by assignment to Bank of America, N.A.), as Administrative Agent.
     8. “Aliante Credit Agreement” means that certain credit agreement dated as of October 5, 2007 by and among Aliante Gaming, as borrower, Wilmington Trust FSB, successor to Bank of America, N.A., as administrative agent, Wachovia Bank National Association, as syndication agent, Bank of Scotland PLC and Wells Fargo Bank, National Association, as documentation agents, and Banc of America Securities, LLC, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association, as joint-lead arrangers and joint book managers, and the Aliante Lenders party thereto that provides for a $410 million term loan and a $20 million revolving loan secured by a lien on substantially all of the assets of Aliante Gaming, excluding certain specified assets.
     9. “Aliante Credit Agreement Claims” means any Claim arising from amounts due under the Aliante Credit Agreement, together with all interest accrued and unpaid thereon as of the Aliante Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Aliante Credit Agreement. For the avoidance of doubt, the Aliante Credit Agreement Claims includes any deficiency Claim arising under the Aliante Credit Agreement.
     10. “Aliante Debtors” means, collectively, Aliante Holding, LLC, Aliante Station, LLC and Aliante Gaming, LLC.
     11. “Aliante Deed of Trust” means that certain Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of October 5, 2007, executed and delivered by Aliante Gaming, LLC, as trustor, in favor of PRLAP, Inc., as trustee, for the benefit of Wilmington Trust FSB (as successor by assignment to Bank of America, N.A.), as Administrative Agent.
     12. “Aliante Effective Date” means, with regard to each Aliante Debtor, the Business Day that this Joint Plan becomes effective as to such Aliante Debtor.
     13. “Aliante Gaming” means Aliante Gaming, LLC.
     14. “Aliante Holding” means Aliante Holding, LLC.

     15. “Aliante Holding Pledge Agreement” means that certain Pledge Agreement, dated as of October 5, 2007, made by Aliante Holding, LLC in favor of Wilmington Trust FSB (as successor by assignment to Bank of America, N.A.), as Administrative Agent, and acknowledged and agreed to by Aliante Gaming, LLC.
     16. “Aliante Hotel” means the Aliante Station Casino & Hotel.
     17. “Aliante Lenders” means (a) the lenders under the Aliante Credit Agreement, and (b) the swap lenders under the Aliante Swap Agreement.
     18. “Aliante Lenders’ Allowed Claims” means, collectively, the Aliante Credit Agreement Claims and the Aliante Swap Claims, in an aggregate principal amount of not less than $378,091,591, plus all interest accrued and unpaid thereon as of the Aliante Effective Date, and all unpaid fees, costs, expenses and other charges, claims and obligations (including indemnification claims) required to be paid or reimbursed, as applicable, pursuant to the Aliante Credit Agreement and the Aliante Swap Agreement, including, without limitation, the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Houlihan Lokey Capital, Inc., and Lionel Sawyer & Collins, which Claims shall be Allowed Claims for all purposes under this Joint Plan in the full amount stated herein and shall not be subject to offset, setoff, recoupment, defense, counterclaim, reduction, subordination or credit of any kind whatsoever.
     19. “Aliante Operating Agreement” means that certain Amended and Restated Operating Agreement of Aliante Gaming, LLC, dated as of January 6, 2006, by and among Aliante Gaming, LLC, Aliante Holding, LLC and Aliante Station, LLC and acknowledged and agreed to by G.C. Aliante, LLC.
     20. “Aliante Prepetition Transactions” means the negotiation, formulation, entry, performance, lack of performance of and/or any transactions arising from or pertaining to the Aliante Credit Agreement, the Aliante Security Agreement, the Aliante Swap Agreement, the Aliante Deed of Trust, Aliante Collateral Assignment, Aliante Trademark Collateral Assignment, Aliante Holding Pledge Agreement, the formation of Aliante Debtors, the Aliante Operating Agreement, and the actions taken by the Aliante Transaction Committee.
     21. “Aliante Prepetition Transactions Causes of Action” means any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other legal or equitable remedies against any Person or Entity arising from any transaction comprising or related to the Aliante Prepetition Transactions, regardless of whether such Claims, Causes of Action, Litigation Claims, Avoidance Actions, or other remedies may be asserted pursuant to the Bankruptcy Code or any other applicable law.
     22. “Aliante Security Agreement” means that certain Security Agreement, dated as of October 5, 2007, made by Aliante Gaming, LLC in favor of Wilmington Trust FSB (as successor by assignment to Bank of America, N.A.), as Administrative Agent.
     23. “Aliante Station” means Aliante Station, LLC.

     24. “Aliante Swap Agreement” means that certain ISDA Master Agreement dated as of February 7, 2008 and the Schedule to the Master Agreement between Bank of America, N.A. and Aliante Gaming.
     25. “Aliante Swap Claims” means any Claim arising from amounts due under the Aliante Swap Agreement, together with all interest accrued and unpaid thereon as of the Aliante Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Aliante Swap Agreement.
     26. “Aliante Trademark Collateral Assignment” means that certain Trademark Collateral Assignment, dated as of October, 5, 2007, made by Aliante Gaming, LLC in favor of Wilmington Trust FSB (as successor by assignment to Bank of America, N.A.), as Administrative Agent.
     27. “Aliante Transaction Committee” means the independent transaction committee comprised of William Bible and Dr. James D. Nave formed on August 27, 2010 to oversee Aliante Gaming’s sale process and which was and is authorized to: (a) solicit bids from prospective acquirers of all or substantially all of Aliante Gaming’s assets through an organized marketing process designed to produce the highest and best offer; (b) solicit bids from qualified managers to manage and operate Aliante Gaming as a reorganized, independently owned business; and (c) oversee and administer the sale process on behalf of Aliante Gaming by evaluating any proposals submitted to Aliante Gaming, and undertaking negotiations and finalizing proposals for final consideration and evaluation by the executive committee of Aliante Gaming.
     28. “Allowed” or “Allowance” or “Allowing” means, with respect to any Claim, Administrative Claim or Equity Interest, except as otherwise provided herein, any of the following: (a) a Claim or Equity Interest that has been Scheduled by a Debtors in its Schedules as other than disputed, contingent or unliquidated and as to which (i) a Debtors or any other party in interest have not filed an objection and (ii) no contrary Proof of Claim has been filed; (b) a Claim, Administrative Claim or Equity Interest that either is not a Disputed Claim, Disputed Administrative Claim or Disputed Equity Interest or has been allowed by a Final Order; (c) a Claim or Administrative Claim that is allowed: (i) in any stipulation with a Debtor of the amount and nature of such Claim executed prior to the Confirmation Date and approved or authorized by the Bankruptcy Court; (ii) in any stipulation with a Debtor of the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with this Joint Plan; (d) a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim, Disputed Administrative Claim or Disputed Equity Interest or (ii) has been allowed by a Final Order; or (e) a Claim, Administrative Claim or Equity Interest that is allowed pursuant to the terms of this Joint Plan.
     29. “ALST Casino Holdco” means ALST Casino Holdco, LLC, a limited liability company, to be formed by the Aliante Lenders before the Aliante Effective Date or any successor thereto, by merger, consolidation or otherwise, on or after the Aliante Effective Date.

     30. “ALST Casino Holdco Equity” means the membership units of ALST Casino Holdco.
     31. “ALST Casino Holdco Operating Agreement” means an operating agreement for ALST Casino Holdco in form and substance acceptable to the Required Aliante Consenting Lenders and substantially in the form included in the Joint Plan Supplement.
     32. “Applicable Effective Date” means either the Aliante Effective Date, with respect to any of the Aliante Debtors, the GVR Effective Date or the Subsidiary Debtors Effective Date, as the context of the sentence in which the term “Applicable Effective Date” is used dictates.
     33. “Avoidance Actions” means any and all avoidance, recovery, subordination, recharacterization or other actions or remedies that may be brought by or on behalf of the applicable Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under Section 502, 510 or 542-553 of the Bankruptcy Code.
     34. “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Claims entitled to vote shall, among other things, indicate their acceptance or rejection of this Joint Plan.
     35. “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.
     36. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Nevada, or any other court having jurisdiction over the Chapter 11 Cases.
     37. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.
     38. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” as defined in Bankruptcy Rule 9006(a).
     39. “Cash” means the legal tender of the United States of America or other immediately available funds.
     40. “Causes of Action” means any and all claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counter-claims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third-party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring at any time prior to the Applicable Effective Date.

     41. “Chapter 11 Cases” means, collectively, the Chapter 11 Cases commenced by the Debtors on the Petition Date in the Bankruptcy Court.
     42. “Claim” means any “claim” against any Debtor as defined in Bankruptcy Code Section 101(5), whether or not asserted or Allowed.
     43. “Claims Bar Date” means such date, if any, as ordered by the Bankruptcy Court in the Chapter 11 Cases as the deadline or deadlines for asserting Claims.
     44. “Claims Objection Bar Date” means, for each Claim and Equity Interest, the later of: (a) one hundred twenty (120) days after the Applicable Effective Date; and (b) such other date as may be specifically fixed by a Final Order of the Bankruptcy Court for the filing of objections to such Claim or Equity Interest including, but not limited, to the Confirmation Order.
     45. “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.
     46. “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to Bankruptcy Code Sections 1122(a) and 1123(a).
     47. “Collateral” means any property or interest in property of any Debtor’s Estate that is subject to a valid and enforceable Lien to secure the payment or performance of a Claim.
     48. “Committee Plan Support Stipulation” means that certain Stipulation and Order dated July 28, 2010, by and between SCI and the SCI Committee, which sets forth the terms and conditions upon which the SCI Committee agreed to support the SCI Plan.
     49. “Confirmation Date” means, with respect to any Debtor(s), the date on which the clerk of the Bankruptcy Court enters a Confirmation Order on the docket of the Bankruptcy Court.
     50. “Confirmation Hearing” means the hearing or hearings held by the Bankruptcy Court pursuant to Bankruptcy Code Section 1128 to consider confirmation of this Joint Plan with respect to each of the Subsidiary Debtors, GVR and each of the Aliante Debtors, as such hearing may be adjourned or continued from time to time.
     51. “Confirmation Order” means one or more Final Orders of the Bankruptcy Court confirming this Joint Plan pursuant to Bankruptcy Code Section 1129 with respect to the Subsidiary Debtors, each of the Aliante Debtors and GVR, which Final Order(s) shall be consistent with the provisions of this Joint Plan. Any Confirmation Order relating to the Subsidiary Debtors shall be consistent with the definitions of Confirmation Order and 363 Sale Orders in the New Opco Purchase Agreement and in form and substance reasonably satisfactory to the Subsidiary Debtors, New Propco, the Required Opco Consenting Lenders, the Mortgage Lenders and the New Opco Purchaser. Any Confirmation Order relating to Aliante Gaming shall be consistent with the New Aliante Transaction Agreements and in form and substance reasonably satisfactory to Aliante Gaming and the Required Aliante Consenting Lenders. Any Confirmation Order relating to GVR shall be consistent with the definition of Sale Order in the GVR Purchase Agreement and in form and substance reasonably satisfactory to GVR, the

Required GVR Consenting Lenders and the GVR Purchaser. Any Confirmation Order relating to Aliante Station shall be acceptable to Aliante Station. Any Confirmation Order relating to Aliante Holding shall be in form and substance reasonably satisfactory to Aliante Holding and the Required Aliante Consenting Lenders.
     52. “Consenting GVR Lenders” means those GVR First Lien Lenders that are parties to the GVR Lender Plan Support Agreement, including their permitted successors and assigns.
     53. “Consenting Opco Lenders” means those Prepetition Opco Secured Lenders that are parties to the Opco Lender Restructuring Support Agreement, including their permitted successors and assigns.
     54. “Consummation” means the occurrence of the Applicable Effective Date.
     55. “Cure Amount” means amounts payable to non-Debtor counter-parties to cure defaults under Executory Contracts or Unexpired Leases to be assumed and assigned pursuant to Bankruptcy Code Section 365(b), including, as applicable, “Cure Costs” as defined in the GVR Purchase Agreement.
     56. “Debtor(s)” means, individually and collectively, each of the Subsidiary Debtors, the Aliante Debtors and GVR.
     57. “Debtor(s) in Possession” means, individually, each Debtor as a debtor in possession in its Chapter 11 Case and, collectively, all Debtors, as debtors in possession in these Chapter 11 Cases.
     58. “DIP Facility Claims” means all obligations of any of the SCI Debtors arising under the financing agreements with Vista Holdings, LLC and Past Enterprises, Inc., respectively, pursuant to that certain “Final Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 And 552 And Fed. R. Bankr. P. Rule 4001(b), (c) And (d): (I) Authorizing The Debtors To (A) Use Cash Collateral; (B) Obtain Unsecured, Subordinated Post-Petition Financing; (C) Make Loans To Non-Debtor Subsidiaries, (II) Granting Adequate Protection To Prepetition Secured Parties, And (IV) Granting Related Relief” entered by the Bankruptcy Court on October 13, 2009 [Docket No. 481], as such order has been amended from time to time.
     59. “Disclosure Statement” means that certain Disclosure Statement to Accompany Prepackaged Joint Chapter 11 Plan of Reorganization for Subsidiary Debtors, Aliante Debtors and Green Valley Ranch Gaming, LLC (Dated March 22 2011), as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to this Joint Plan.
     60. “Disputed” means, with respect to a Claim, Administrative Claim, or Equity Interest, or any portion thereof, as applicable: (a) a Claim listed on the Schedules as unliquidated, disputed or contingent; (b) a Claim, Administrative Claim, or Equity Interest that is the subject of a Filed objection or request for estimation or is otherwise disputed by any of the Debtors or any other party in interest in accordance with applicable law and which objection has not been withdrawn, resolved, or overruled by a Final Order; or (c) a Claim that is in excess of the amount scheduled as other than disputed, contingent or unliquidated.

     61. “Distribution” means a distribution pursuant to the SCI Plan or this Joint Plan.
     62. “Distribution Agent” means the Plan Administrator or any other entity designated, employed or contracted with by the Plan Administrator or Reorganized Aliante Gaming for purposes of making Distributions under this Joint Plan.
     63. “Distribution Record Date” means the Applicable Effective Date.
     64. “Entity” means an “entity” as defined in Bankruptcy Code Section 101(15).
     65. “Equity” or “Equity Security” means an “equity security” as defined in Bankruptcy Code Section 101(16).
     66. “Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to such Debtor, and all rights arising with respect thereto and (ii) the rights of any Person or Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights, in each case as in existence immediately prior to the Applicable Effective Date.
     67. “Estates” means the bankruptcy estates of the Debtors created by virtue of Bankruptcy Code Section 541 upon the commencement of the Chapter 11 Cases.
     68. “Excluded Propco Assets” means, collectively, the Existing Propco Assets, the New Propco Purchased Assets and the SCI Retained Assets.
     69. “Exculpated Parties” means, individually and collectively: (a) the Subsidiary Debtors and their respective Estates; (b) the SCI Debtors and their respective Estates; (c) Fertitta Entertainment (f/k/a FG); (d) New Propco; (e) the New Opco Purchaser; (f) Holdco; (g) Voteco; (h) the Plan Administrator, solely in its capacity as such; (i) the Mortgage Lenders, solely in their capacity as such; (j) the SCI Swap Counterparty, solely in its capacity as such; (k) the Land Loan Lenders, solely in their capacities as such; (l) the Mezzco Lenders, solely in their capacity as such; (m) New Opco; (n) the Opco Administrative Agent, solely in its capacity as such; (o) the Consenting Opco Lenders, solely in their capacity as Prepetition Opco Secured Lenders; (p) Colony Capital, LLC; (q) the Settling Lenders, but only if all of the applicable terms and conditions of the Settling Lenders Stipulation are satisfied by the Settling Lenders; (r) the SCI Committee and its members, provided that the Committee Support Stipulation (as defined in the SCI plan) has not been terminated as of the Subsidiary Debtors Effective Date; (s) the Put Parties, provided that the Put Parties Support Agreement and the Propco Commitment have not been terminated as of the Subsidiary Debtors Effective Date; (t) GVR and its Estate; (u) the GVR First Lien Administrative Agent, solely in its capacity as such; (v) GVR Purchaser; (w) the Consenting GVR Lenders, solely in their capacities as GVR First Lien Lenders; (x) the GVR Transaction Committee and its members; (y) the GVR Investigation Committee and its members; (z) the Aliante Debtors and their respective Estates; (aa) Reorganized Aliante Gaming; (bb) the Aliante Lenders, solely in their capacities as Aliante Lenders and each and every Person or entity, including without limitation, a Registered Intermediary Company, designated by any

Aliante Lender to receive all or any part of the Distribution in respect of such Aliante Lenders’ Allowed Class AGL.1 Claim; (cc) the Aliante Administrative Agent solely in its capacity as such; (dd) the Aliante Transaction Committee and its members, solely in their capacities as such; (ee) the Executive Committee of GVR and its members, solely in their capacities as such; (ff) the Executive Committee of Aliante Gaming and its members, solely in their capacities as such; (gg) ALST Casino Holdco; and (hh) the respective Related Persons of each of the foregoing Entities identified in subsections (a) through (gg) in this defined term.
     70. “Exculpation” means the exculpation provision set forth in Article X.D hereof.
     71. “Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code Section 365.
     72. “Existing Propco Assets” means any assets owned by Propco as of the Subsidiary Debtors Effective Date, any Equity in or assets of any Subsidiary of SCI that directly or indirectly owns the Equity of Propco, and any assets encumbered by Liens in favor of Propco (excluding any assets not located on a Propco Property and on which Propco’s Lien attaches to only an undivided percentage interest in, and less than 100% of, such assets).
     73. “Fertitta Entertainment” or “FG” means Fertitta Entertainment LLC f/k/a Fertitta Gaming LLC.
     74. “File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.
     75. “Final Order” means an order of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing does not exist or has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, no stay pending appeal has been granted or such order shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.
     76. “General Unsecured Claim” means any Claim against any Debtor that is not: (a) a/an (i) Administrative Claim, (ii) Priority Tax Claim, (iii) Other Priority Claim, (iv) Prepetition Opco Secured Lenders’ Allowed Claim, (v) Prepetition Opco Secured Lenders’ Allowed Secured Claim, (vi) GVR First Lien Allowed Claim, (vii) GVR Second Lien Term Loan Claim (viii) Aliante Lenders’ Allowed Claim, (ix) Other Secured Claim, (x) Intercompany Claim, (xi) Equity Interest or (xii) Prepetition Opco Secured Lenders Allowed Deficiency Claim; or (b) otherwise classified in a Class other than and separate from a Class of General Unsecured Claims with respect to a Debtor.
     77. “Global Settlement” means the compromise and settlement referred to in Article X.B.2(a) of this Joint Plan.
     78. “Going Private Transaction” means the buy-out transaction that occurred in November of 2007, pursuant to which, among other things, SCI was acquired by virtue of a merger of FCP Acquisition Sub with and into SCI, with SCI continuing as the surviving corporation, and the sale-and-leaseback transaction with respect to the Propco Properties was consummated.
     79. “Going Private Transaction Causes of Action” means any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other legal or equitable remedies against any Person or Entity arising from any transaction comprising or related to the Going Private Transaction, regardless of whether such Claims, Causes of Action, Litigation Claims, Avoidance Actions, or other remedies may be asserted pursuant to the Bankruptcy Code or any other applicable law.
     80. “Governmental or Regulatory Approvals” means all required or necessary licenses, registrations, findings of suitability, reports, notices, permits and other approvals, filings or submissions of the Nevada Gaming Commission, Nevada State Gaming Control Board and/or applicable local government gaming and liquor licensing body and any other governmental or regulatory licenses, registrations, permits, consents, reports, notices, and other approvals, filings or submissions.
     81. “Governmental Unit” means a “governmental unit” as defined in Bankruptcy Code Section 101(27).
     82. “GVR” means debtor and debtor in possession Green Valley Ranch Gaming, LLC.
     83. “GVR 2007 Refinancing” means the transactions taken by GVR and its members in or around February 16, 2007 whereby GVR incurred certain indebtedness issued in part to make distributions to the GVR members as described in Article III.H of the Disclosure Statement.
     84. “GVR 2008 Note Distribution” means all transactions that took place in or around January 2008, whereby the portion of the distribution made by GVR that constituted a loan was forgiven as described in Article III.H of the Disclosure Statement.
     85. “GVR Assumed Liabilities” means those Assumed Liabilities (as defined in the GVR Purchase Agreement) to be assumed by GVR Purchaser pursuant to Section 2.3 of the GVR Purchase Agreement.
     86. “GVR Effective Date” means, the Business Day that this Joint Plan becomes effective as to GVR.

     87. “GVR First Lien Administrative Agent” means Wilmington Trust FSB in its capacity as the successor administrative agent under the GVR First Lien Credit Agreement.
     88. “GVR First Lien Allowed Claims” means, collectively, the GVR First Lien Term Loan Claims together with the GVR First Lien Swap Claims in an aggregate principal amount of not less than $571,407,385.06, plus all interest accrued and unpaid thereon as of the GVR Effective Date, and all unpaid fees, costs, expenses and other charges, claims and obligations (including indemnification claims) required to be paid or reimbursed, as applicable, pursuant to the GVR First Lien Credit Agreement and the GVR First Lien Swap Agreement, including, without limitation, the reasonable and documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the GVR First Lien Administrative Agent, Dewey & Leboeuf LLP and Lionel Sawyer & Collins, counsel to the GVR First Lien Lenders Steering Committee, and Houlihan Lokey Capital, Inc., financial advisor to the GVR First Lien Lenders Steering Committee, which Claims shall be Allowed Claims for all purposes under this Joint Plan in the full amount stated herein and shall not be subject to offset, setoff, recoupment, defense, counterclaim, reduction, subordination or credit of any kind whatsoever.
     89. “GVR First Lien Credit Agreement” means that certain credit agreement dated as of February 16, 2007 by and between GVR, as borrower, and Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Banc of America Securities, LLC, as sole lead arranger and sole book manager, and the lenders from time to time party thereto that provides for a $550 million GVR First Lien Term Loan and for claims arising from the termination of the GVR First Lien Swap Agreement to be secured by a first lien on substantially all of the assets of GVR, excluding only certain specified assets as provided in the GVR Loan Documents.
     90. “GVR First Lien Deed of Trust” means that certain deed of trust securing a first lien on the real property of GVR.
     91. “GVR First Lien Distribution” means Cash in the amount of the Purchase Price (as defined in Section 3.1 of the GVR Purchase Agreement).
     92. “GVR First Lien Lenders” means the GVR First Lien Administrative Agent and the lenders party from time to time to the GVR First Lien Credit Agreement.
     93. “GVR First Lien Security Agreement” means that certain security agreement dated as of February 16, 2007 securing a first lien on substantially all the assets of GVR, excluding (a) any real property and (b) Cash reserves required to be maintained by GVR in accordance with applicable gaming laws, pursuant to the GVR First Lien Credit Agreement.
     94. “GVR First Lien Swap Agreement” means that certain ISDA Master Agreement with Wachovia Bank, N.A., dated as of January 26, 2007, along with that certain interest rate swap transaction with a trade date of January 27, 2007 evidenced by an Amended and Restated Swap Transaction Confirmation dated February 8, 2008, and that certain interest rate swap transaction with a trade date of August 27, 2008 evidenced by an Amended and Restated Swap Transaction Confirmation dated September 18, 2008.

     95. “GVR First Lien Swap Claims” means the Claim under the GVR First Lien Swap Agreement arising from termination of the swap transactions thereunder, together with all interest accrued and unpaid thereon as of the GVR Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the GVR First Lien Swap Agreement.
     96. “GVR First Lien Term Loan” means the $550.0 million secured term loan provided under the GVR First Lien Credit Agreement.
     97. “GVR First Lien Term Loan Claims” means any Claim arising from amounts due under the GVR First Lien Term Loan, together with all interest accrued and unpaid thereon as of the GVR Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the GVR First Lien Term Loan including, but not limited to, all fees, costs and expenses of the GVR First Lien Administrative Agent under and in connection with the GVR First Lien Credit Agreement. For the avoidance of doubt, the GVR First Lien Term Loan Claim includes any deficiency Claim arising under the GVR First Lien Term Loan.
     98. “GVR Investigation Committee” means the independent investigation committee comprised of William Bible formed on August 27, 2010 to investigate the merits of allegations made by certain parties regarding: (a) distributions made from the proceeds of the GVR First Lien Credit Agreement; and (b) issues raised in the motion to dismiss filed in the bankruptcy case of GVRS.
     99. “GVR Lender Plan Support Agreement” means that certain Plan Support Agreement dated as of March 3, 2011, entered into by and between (a) GVR, (b) certain GVR First Lien Lenders, and (c) Wilmington Trust FSB in its capacity as the administrative agent under the GVR First Lien Credit Agreement, as amended from time to time in accordance with the terms thereof.
     100. “GVR License Agreement” means that certain License and Support Agreement between SCI and GVR dated January 6, 2006.
     101. “GVR Loan Documents” means the “Loan Documents” as defined in the GVR First Lien Credit Agreement.
     102. “GVR Operating Agreement” means that certain operating agreement, dated March 10, 2000, among GVR, GCR Gaming, LLC, and GVRS.
     103. “GVR Prepetition Transactions” means the negotiation, formulation, entry, performance, lack of performance of and/or any transactions arising from or pertaining to the GVR First Lien Credit Agreement, the GVR First Lien Security Agreement, the GVR First Lien Swap Agreement, the GVR First Lien Deed of Trust, the GVR Second Lien Credit Agreement, the GVR Second Lien Security Agreement, the formation of GVR, the GVR Operating Agreement, the transactions and distributions that are the subject of the investigation performed by the GVR Investigation Committee, the GVR 2007 Refinancing, the GVR 2008 Note Distribution, the actions taken by the GVR Transaction Committee and the GVR Transition Services Agreement.

     104. “GVR Prepetition Transactions Causes of Action” means any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other legal or equitable remedies against any Person or Entity arising from any transaction comprising or related to the GVR Prepetition Transactions, regardless of whether such Claims, Causes of Action, Litigation Claims, Avoidance Actions, or other remedies may be asserted pursuant to the Bankruptcy Code or any other applicable law.
     105. “GVR Purchase Agreement” means that certain asset purchase agreement dated as of March 9, 2011 by and between GVR Purchaser and GVR.
     106. “GVR Purchase Price” means all amounts paid by GVR Purchaser to GVR pursuant to the GVR Purchase Agreement for the purchase of the GVR Purchased Assets.
     107. “GVR Purchased Assets” shall have the meaning set forth in Section 2.1 of the GVR Purchase Agreement.
     108. “GVR Purchaser” means Station GVR Acquisition, LLC or its designee(s) or Subsidiaries.
     109. “GVR Second Lien Administrative Agent” means Bank of New York, N.A. in its capacity as the administrative agent under the GVR Second Lien Credit Agreement.
     110. “GVR Second Lien Credit Agreement” means that certain credit agreement dated as of February 16, 2007 by and between GVR, as borrower, and Bank of America, N.A., as administrative agent, Banc of America Securities, LLC, as sole lead arranger, and Banc of America Securities, LLC and Wachovia Capital Markets, LLC, as joint book managers and the lenders party thereto that provides for a $250 million GVR Second Lien Term Loan secured by a second lien on substantially all of the assets of GVR, excluding certain specified assets.
     111. “GVR Second Lien Deed of Trust” means that certain Deed of Trust dated February 16, 2007.
     112. “GVR Second Lien Security Agreement” means that certain Security Agreement dated as of February 16, 2007, as amended and restated.
     113. “GVR Second Lien Term Loan” means the $250.0 million term loan provided under the GVR Second Lien Credit Agreement.
     114. “GVR Second Lien Term Loan Claims” means any and all Claims arising under or related to the GVR Second Lien Term Loan.
     115. “GVR Transaction Committee” means the independent transaction committee comprised of William Bible and Dr. James E. Nave formed on August 27, 2010 to oversee GVR’s sale process and which was and is authorized to: (a) solicit bids from prospective acquirers of all or substantially all of GVR’s assets through an organized marketing process designed to produce the highest or best offer; (b) solicit bids from qualified managers to manage and operate GVR as a reorganized, independently owned business; and (c) oversee and administer the sale process on behalf of GVR by evaluating any proposals submitted to GVR, and undertaking negotiations and finalizing proposals for final consideration and evaluation by the executive committee of GVR.
     116. “GVR Transition Services Agreement” means that certain form of agreement, along with related documents, in each case in form and substance reasonably satisfactory to the Required GVR Consenting Lenders and the GVR Purchaser, entered into by GVR, FG, SCI and the other parties identified therein which provides for, among other things, transition services to be provided to GVR by SCI during the Chapter 11 Cases, and after the effective date of the SCI Plan, by New Propco, as anticipated successor by assignment to FG.
     117. “GVRS” means GV Ranch Station, Inc., a debtor and debtor in possession in the SCI Cases (and a Subsidiary Debtor in the Chapter 11 Cases).
     118. “Holdco” means Station Holdco LLC, formerly known as NP Propco Holdings LLC, a Delaware limited liability company formed by an affiliate of Fertitta Entertainment to serve, along with Voteco, as one of the Equity Interest holders in New Propco. Upon occurrence of the Subsidiary Debtors Effective Date, Holdco will be owned by the Mortgage Lenders, FG and potentially other parties, with additional NPH Equity (as defined in the SCI Plan) available for acquisition through the NPH Investment Rights (as defined in the SCI Plan) and the NPH Warrants (as defined in the SCI Plan).
     119. “Holder” means a Person or Entity holding a Claim or Administrative Claim against, or Equity Interest in, any Debtor.
     120. “Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Bankruptcy Code Section 1124.
     121. “Intercompany Claims” means any Claims, Causes of Action, Avoidance Actions or Litigation Claims of (i) a Subsidiary Debtor against any other Subsidiary Debtor, any SCI Debtor, any Aliante Debtor, or GVR, (ii) an Aliante Debtor against any other Aliante Debtor, any Subsidiary Debtor, any SCI Debtor, or GVR, (iii) GVR against any Aliante Debtor, any Subsidiary Debtor, or any SCI Debtor or (iv) a SCI Debtor against Aliante Gaming, in each case excluding any DIP Facility Claims or any Claim for accrued and unpaid management fees or reimbursable expenses (other than: any management fees owing from Aliante Gaming to any other Debtor or SCI Debtor that accrued on or before the Petition Date, which shall be deemed to be Intercompany Claims).
     122. “IP Assets” means those assets identified on Schedule 1 of the SCI Plan, all of which will be transferred to IP Holdco pursuant to the New Opco Purchase Agreement.
     123. “IP Holdco” means the trust or other entity identified as “IP Holdco” in, and formed in accordance with, the New Opco Purchase Agreement.
     124. “IP License Agreement” means the license agreement with New Propco in the form attached to the New Opco Purchase Agreement.

     125. “Joint Plan” means this First Amended Prepackaged Joint Chapter 11 Plan of Reorganization for Subsidiary Debtors, Aliante Debtors and Green Valley Ranch Gaming, LLC (Dated May 20, 2011).
     126. “Joint Plan Modifications Solicitation Letter” means the “Solicitation Letter to Accompany Proposed Modifications to ‘Joint Chapter 11 Plan of Reorganization for Subsidiary Debtors, Aliante Debtors and Green Valley Ranch Gaming, LLC (Dated March 22, 2011)’ to Include Tropicana Station, Inc. as a Subsidiary Debtor,” which was included in the Joint Plan Modifications Solicitation Package, dated May 16, 2011, sent by TSI to Holders of Claims in Classes TSI.1 and TSI.3(a).
     127. “Joint Plan Modifications Solicitation Package” means the package or packages of documents, including, among other things, the Joint Plan Modifications Solicitation Letter, the Joint Plan, the Disclosure Statement, and a Ballot, sent to holders of Claims in Classes TSI.1 and TSI.3(a) to solicit such holders’ votes.
     128. “Joint Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, all of which hereby are incorporated by reference into, and are an integral part of, this Joint Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, all of which will be Filed with the Bankruptcy Court.
     129. “Land Loan Agreement” means that certain Credit Agreement, dated February 7, 2008 by and among CV PropCo, LLC, as borrower, and Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and the lenders from time to time party thereto.
     130. “Land Loan Lenders” means, collectively, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and Deutsche Bank AG, each in their capacity as a lender under the Land Loan Agreement or holder under the related interest rate swap agreement (each, a “Land Loan Lender”).
     131. “Land Loan Lenders’ Claims” means the Claims of the Land Loan Lenders against Subsidiary Debtor CV Holdco, LLC arising in connection with the pledge by CV Holdco, LLC of its Equity Interests in its wholly-owned Subsidiary CV PropCo, LLC, which equity pledge was made in connection with the Land Loan Agreement.
     132. “Landco Assets” means those assets identified on Schedule 2 of the SCI Plan.
     133. “Landco Assets Transfer Agreement” means those certain agreements pursuant to which (a) all Landco Assets not now owned by CV PropCo, LLC will be transferred to CV PropCo, LLC and (b) all of the Equity Interests in CV PropCo, LLC will be transferred to the designee of the Land Loan Lenders.
     134. “Lien” means a “lien” as defined in Bankruptcy Code Section 101(37), and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

     135. “Litigation Claims” means the Claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor, Estate or Person may hold against any other Debtor, Estate, Person or Entity.
     136. “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Nevada.
     137. “Master Lease and License” means that certain (a) Master Lease, dated as of November 7, 2007, between Propco, as lessor, and SCI, as lessee, with respect to the Propco Properties (the “Master Lease”) and (b) that certain License and Reservation Service Agreement, dated as of November 7, 2007 between Propco, as licensee, and SCI, as licensor (the “License Agreement”).
     138. “Master Lease Collateral” means: (i) all “FF&E” and the “FF&E Reserve Collateral,” each as defined in the Master Lease; and (ii) all “Collateral” under and as defined in the Propco Security Agreement. Section 12.4 of the Master Lease contains a security agreement, pursuant to which SCI pledged, assigned and granted Propco a security interest and an express contractual lien in and to the FF&E and FF&E Reserve Collateral and the Subsidiary Debtor Subtenants pledged, assigned and granted Propco a security interest and an express contractual lien in all such “Collateral” under the Propco Security Agreement.
     139. “Master Lease Rejection Damage Claim” means any and all Claims assertable by Propco against SCI in connection with or relating to the rejection of the Master Lease and Master License Agreement pursuant to the SCI Plan.
     140. “Mezzco Debtors” means the following SCI Debtors that are proponents of and parties to the SCI Plan: FCP MezzCo Parent, LLC; FCP MezzCo Parent Sub, LLC; FCP MezzCo Borrower VII, LLC; FCP MezzCo Borrower VI, LLC; FCP MezzCo Borrower V, LLC; FCP MezzCo Borrower IV, LLC; FCP MezzCo Borrower III, LLC; FCP MezzCo Borrower II, LLC; and FCP MezzCo Borrower I, LLC.
     141. “Mezzco Lenders” means the lenders to the Mezzco Debtors.
     142. “Mortgage Lender/FG Restructuring Agreement” means that certain agreement among FG, the Mortgage Lenders and the other parties thereto dated as of March 24, 2010 (as amended, supplemented or modified from time to time), a copy of which is included in the SCI Plan Supplement.
     143. “Mortgage Lenders” means German American Capital Corporation and JPMorgan Chase Bank N.A., as lenders to Propco under the Amended and Restated Loan and Security Agreement, dated as of March 19, 2008.
     144. “New Aliante Credit Agreement” means that certain Credit Agreement and related documents providing for the New Secured Aliante Debt in each case in form and substance acceptable to the Required Aliante Consenting Lenders.
     145. “New Aliante Equity” means the membership units of Reorganized Aliante Gaming.

     146. “New Aliante Management Agreement” means one or more management agreements to be entered into by Reorganized Aliante Gaming and Fertitta Entertainment (or, with the consent of the Required Aliante Consenting Lenders, Fertitta Entertainment’s designee(s) or Subsidiaries) governing the management of the Aliante Hotel, substantially in the form(s) to be negotiated and agreed to by the relevant parties and included in the Joint Plan Supplement.
     147. “New Aliante Transaction Agreements” means the agreements and documents referred to in Article V.C.3 of the Joint Plan.
     148. “New FG Management Agreement” means one or more management agreements pursuant to which affiliates of Fertitta Entertainment will manage the casinos, hotel and other properties owned by New Propco, substantially in the form(s) included in the SCI Plan Supplement.
     149. “New Land Loan Agreement” means the Land Loan Agreement, and related documents, in each case in form and substance acceptable to the Mortgage Lenders, as it will be amended and restated upon the occurrence of the Subsidiary Debtors Effective Date.
     150. “New Landco Holdco” means New Landco Holdco, LLC.
     151. “New Opco” means the direct or indirect Subsidiary or Subsidiaries of New Propco that obtain or acquire ownership, directly or indirectly, of the New Opco Acquired Assets in accordance with the New Opco Purchase Agreement, the SCI Plan, the SCI Confirmation Order and this Joint Plan.
     152. “New Opco Acquired Assets” means substantially all of the assets of the Opco Group Sellers (including the IP Assets, and excluding the Excluded Assets (as defined in the SCI Plan)), which are to be acquired by New Propco pursuant to the New Opco Purchase Agreement.
     153. “New Opco Credit Agreement” means that certain credit agreement, along with related documents, in each case, in form and substance satisfactory to the Required Opco Consenting Lenders and New Propco, to be entered into by New Opco and the other parties identified therein in connection with New Opco’s acquisition of the New Opco Acquired Assets, a copy of which is included in the SCI Plan Supplement and which provides for (i) a new revolving credit facility in the aggregate principal amount of $25 million and (ii) after giving effect to cash payments made to the Prepetition Opco Secured Lenders on the Subsidiary Debtors Effective Date as required hereunder, under the SCI Plan and under the New Opco Purchase Agreement, term loan facilities deemed issued on the Subsidiary Debtors Effective Date in the original aggregate principal amount of approximately $436 million.
     154. “New Opco FG Management Agreement” means one or more management agreements pursuant to which affiliates of Fertitta Entertainment will manage the casinos, hotel and other properties owned by New Opco and its subsidiaries, substantially in the form(s) included in the SCI Plan Supplement.
     155. “New Opco Implementation Agreement” and “New Opco Implementation Agreements” means, individually, that certain agreement or, collectively, those certain agreements and related documents, in each case in form and substance acceptable to the Required Opco Consenting Lenders, Mortgage Lenders and FG, pursuant to which New Opco or its designated Subsidiaries will operate the New Opco Acquired Assets, including, but not limited to those agreements identified in Article V.B.10 hereof.
     156. “New Opco Purchase Agreement” means that certain Asset Purchase Agreement dated June 7, 2010, by and among the Opco Group Sellers and FG Opco Acquisitions LLC, as amended, supplemented or otherwise modified from time to time, a form of which was filed with the Bankruptcy Court on May 25, 2010 [Docket No. 1526] and was approved by the SCI Confirmation Order.
     157. “New Opco Purchaser” means FG Opco Acquisitions, LLC or its designee(s) or Subsidiaries.
     158. “New Opco Transition Services Agreement” means that certain form of agreement, along with related documents, in each case in form and substance reasonably satisfactory to the Required Opco Consenting Lenders, New Opco and New Propco, to be entered into by New Opco, New Propco and the other parties identified therein in connection with New Opco’s acquisition of the New Opco Acquired Assets, and which provides for, among other things, transition services to be provided to New Opco by New Propco, including reasonable cooperation and collaboration by New Propco with respect to diligence on existing systems, data transfer, testing and acceptance in connection with New Opco’s development within one year of the closing of the New Opco Purchase Agreement, a computer system for New Opco that has at least the capacity and functions of the computer systems acquired by New Propco.
     159. “New Propco” means Station Casinos, LLC, formerly known as NP Propco LLC, a Nevada limited liability company, and its Subsidiaries, owned by Holdco and Voteco, that will acquire or obtain, directly or indirectly through one or more Subsidiaries, all of the New Propco Acquired Assets, the Equity Interests in CV PropCo, LLC and all of the Landco Assets, and all of the New Opco Acquired Assets, in each case under or in connection with the New Propco Implementation Agreements, the New Opco Purchase Agreement, the confirmed SCI Plan, the SCI Confirmation Order and this Joint Plan.
     160. “New Propco Acquired Assets” means, collectively, the New Propco Purchased Assets and the New Propco Transferred Assets.
     161. “New Propco Credit Agreement” means that certain Credit Agreement and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG.
     162. “New Propco Implementation Agreement” and “New Propco Implementation Agreements” means, individually, that certain agreement or, collectively, those certain agreements and related documents set forth in Article V.B.8 hereof pursuant to which New Propco or its designee(s) or designated Subsidiaries will acquire and operate the New Propco Acquired Assets.

     163. “New Propco LLCA” means that certain Limited Liability Company Agreement of New Propco and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG.
     164. “New Propco Non-Compete Agreement” means that certain Non-Compete Agreement and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG, by and among Holdco, New Propco, the Mortgage Lenders and their assigns, FG and Frank and Lorenzo Fertitta regarding certain obligations and commitments with respect to future investment and management opportunities (as contemplated by the Mortgage Lender/FG Restructuring Agreement).
     165. “New Propco Purchased Assets” means those assets identified on Schedule 2 to SCI Plan all of which will be transferred from SCI, the applicable Subsidiary Debtors, and the other SCI Debtors to New Propco or its designee(s) in accordance with, and subject to the payment of the consideration and, if applicable, assumption of specific liabilities identified in, the Second Amended MLCA and pursuant to the terms and conditions of the New Opco Purchase Agreement subject to the rights of New Propco to elect not to purchase certain of such assets or incur certain of such liabilities.
     166. “New Propco Retained Available Cash” means Propco Cash in the amount of $80 million, less any transition costs incurred by Propco or the Mortgage Lenders, which will be transferred to and retained by and for the benefit of New Propco.
     167. “New Propco Transferred Assets” means (a) all of Propco’s right, title and interests in, to and under the Propco Properties and the Master Lease Collateral, and (b) Propco Cash in an amount equal to the New Propco Retained Available Cash.
     168. “New Secured Aliante Debt” means new secured debt in the amount of $45 million to be issued by Reorganized Aliante Gaming on the Aliante Effective Date on the terms set forth in the New Credit Facility Agreement included in the Joint Plan Supplement and secured by a first priority lien on substantially all of Reorganized Aliante Gaming’s assets.
     169. “Non-Guarantor Subsidiary Debtors” means, collectively, Auburn Development, LLC, Durango Station, Inc., Inspirada Station, LLC, Town Center Station, LLC, Tropicana Acquisitions, LLC, and Vista Holdings, LLC.
     170. “Notice of Proposed Cure Amounts for Executory Contracts or Unexpired Leases” means a written notice setting forth (a) the applicable Cure Amount, if any, for executory contracts and unexpired leases to be assumed by Aliante Gaming hereunder, (b) the procedures for filing objections thereto, and (c) the process by which related disputes will be resolved by the Bankruptcy Court.
     171. “Notice of Intent to Assume and Assign Executory Contract or Unexpired Leases” has the meaning ascribed to such term in Article VI.B of this Joint Plan.
     172. “NPH Term Sheet” means that certain term sheet attached to the SCI Plan as Schedule 6.

     173. “Opco Administrative Agent” means Deutsche Bank Trust Company Americas in its capacity as (i) the administrative agent under the Prepetition Opco Credit Agreement and (ii) the collateral agent under the other Prepetition Opco Loan Documents.
     174. “Opco Cash Collateral Order” means the Final Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 and 552 and Fed. R. Bankr. P. Rule 4001(B), (C) and (D) (i) Authorizing the Debtors to (A) Use Cash Collateral; (B) Obtain Unsecured, Subordinated Post-Petition Financing; (C) Make Loans to Non-Debtor Subsidiaries, (ii) Granting Adequate Protection to Prepetition Opco Secured Lenders, and (iii) Granting Related Relief, entered by the Bankruptcy Court on October 13, 2009 [Docket No. 481].
     175. “Opco Group Sellers” means all sellers under the New Opco Purchase Agreement, which are identified in Annex I of the New Opco Purchase Agreement and Schedule II of the SCI Disclosure Statement [Docket No. 1867] and annexed to the Disclosure Statement as Schedule II.
     176. “Opco Lender Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of April 16, 2010 (as amended, supplemented or modified from time to time) by and among the Consenting Opco Lenders, FG and certain of its principals, and certain Subsidiary Debtors.
     177. “Ordinary Course Professionals Order” means that certain Order Pursuant to §§ 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Used in the Ordinary Course of Business, entered by the Bankruptcy Court in the SCI Cases [Docket No. 355], as such order may be amended from time to time, including during the Chapter 11 Cases.
     178. “Other Priority Claim” means any Claim accorded priority in right of payment under Bankruptcy Code Section 507(a), other than a Priority Tax Claim or an Administrative Claim.
     179. “Other Secured Claim” means any Secured Claim other than an Administrative Claim, a Secured Claim held by a Governmental Unit arising from a tax liability of a Debtor, GVR First Lien Allowed Claim, GVR Second Lien Term Loan Claim or Secured Claims arising under the Prepetition Opco Loan Documents, the Prepetition Opco Swap Agreement, the Land Loan Agreement, or Aliante Credit Agreement Claims or Aliante Swap Claims.
     180. “Person” means a “person” as defined in Section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.
     181. “Petition Date” means the date on which the Debtors commence the Chapter 11 Cases.
     182. “Plan Administrator” means SCI, or such other entity, entities, individual or individuals as may be designated by the Subsidiary Debtors, GVR, Aliante Holding or Aliante Station and approved by the Bankruptcy Court to administer implementation of the SCI Plan and this Joint Plan as it relates to (a) the Subsidiary Debtors, (b) GVR, and (c) Aliante Holding, LLC and Aliante Station, LLC.
     183. “Prepetition Opco Credit Agreement” means that certain Credit Agreement, dated as of November 7, 2007, among SCI, as borrower, Deutsche Bank Trust Company Americas, as administrative agent, the other lenders from time to time party thereto, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of Scotland plc, Bank of America, N.A., and Wachovia Bank, N.A., as co-documentation agents, as amended, supplemented or otherwise modified from time to time.
     184. “Prepetition Opco Credit Agreement Claims” means any and all Claims arising under the Prepetition Opco Credit Agreement, the Opco Cash Collateral Order, and any order entered in the Chapter 11 Cases authorizing the Subsidiary Debtors’ use of cash collateral.
     185. “Prepetition Opco Guaranty Agreement” means that certain Guaranty Agreement dated as of November 7, 2007 among SCI, certain of the Subsidiary Debtor Guarantors and the Opco Administrative Agent.
     186. “Prepetition Opco Guaranty Claims” means any and all Claims arising under the Prepetition Opco Guaranty Agreement.
     187. “Prepetition Opco Loan Documents” means, collectively, the Prepetition Opco Credit Agreement, the Prepetition Opco Guaranty Agreement, and each other loan document executed from time to time in connection therewith.
     188. “Prepetition Opco Secured Lenders” means the Opco Administrative Agent and the other lenders party from time to time to the Prepetition Opco Loan Documents and the Prepetition Opco Swap Agreement.
     189. “Prepetition Opco Secured Lenders’ Allowed Claim” means, collectively, the Prepetition Opco Credit Agreement Claim, Prepetition Opco Guaranty Claims and the Prepetition Opco Swap Claim, in an amount of not less than $882,015,849.96, plus all interest accrued and unpaid thereon as of the Subsidiary Debtors Effective Date, and all unpaid fees, costs, expenses and other charges, claims and obligations (including indemnification claims) required to be paid or reimbursed, as applicable, pursuant to the Prepetition Opco Credit Agreement, the Prepetition Opco Swap Agreement, and the Prepetition Opco Guaranty Agreement, which Claim shall be an Allowed Claim for all purposes under this Joint Plan (as it was in the SCI Plan) and in these Chapter 11 Cases (as it was in the SCI Cases) in the full amount stated herein.
     190. “Prepetition Opco Secured Lenders’ Allowed Deficiency Claim” means that portion of the Prepetition Opco Secured Lenders’ Allowed Claim that is not secured by assets of the SCI Debtors or the Subsidiary Debtors, which Claim shall be an Allowed General Unsecured Claim for all purposes under this Joint Plan and in the Chapter 11 Cases.
     191. “Prepetition Opco Secured Lenders’ Allowed Secured Claim” means that portion of the Prepetition Opco Secured Lenders’ Allowed Claim that is secured by assets of the SCI

Debtors and the Subsidiary Debtors, which Claim shall be an Allowed Secured Claim for all purposes under this Joint Plan and in these Chapter 11 Cases in an Allowed amount of at least $772 million.
     192. “Prepetition Opco Swap Agreement” means that certain Secured Hedge Agreement dated as of February 12, 2008, by and between JPMorgan Chase Bank, N.A. and SCI.
     193. “Prepetition Opco Swap Claim” means the secured termination Claim under the Prepetition Opco Swap Agreement, together with all interest accrued and unpaid thereon as of the Subsidiary Debtors Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Prepetition Opco Swap Agreement.
     194. “Prepetition Solicitation” or “Solicitation” means any and all action taken by the Debtors and their Related Persons in connection with and furtherance of the solicitation of acceptances of this Joint Plan prior to the commencement of the Chapter 11 Cases pursuant to, in furtherance of or otherwise authorized by Bankruptcy Code Section 1125(g).
     195. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Bankruptcy Code Section 507(a)(8).
     196. “Pro Rata” means the proportion that (a) the Allowed principal amount of a Claim in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed principal amount of all Claims in such Class (or several Classes taken as a whole), unless this Joint Plan provides otherwise.
     197. “Professional” means (a) any Person or Entity employed in the Chapter 11 Cases pursuant to Bankruptcy Code Section 327, 363 or 1103 or otherwise and (b) any Person or Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code Section 503(b)(4), excluding those Persons or Entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to the Ordinary Course Professionals Order.
     198. “Professional Fee Claim” means a Claim under Bankruptcy Code Section 328, 330(a), 331, 363, or 503 for Accrued Professional Compensation.
     199. “Professional Fee Escrow Account” means an interest-bearing account to hold and maintain an amount of Cash equal to the Professional Fee Reserve Amount funded by the Debtors on the Applicable Effective Date solely for the purpose of paying all Allowed and unpaid Accrued Professional Compensation Claims.
     200. “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation Claims through the Applicable Effective Date as estimated in accordance with Article II.A.2(b) hereof.

     201. “Professional Fees Bar Date” means the Business Day that is sixty (60) days after the Applicable Effective Date or such other date as approved by Final Order of the Bankruptcy Court as the deadline or deadlines for asserting Professional Fee Claims.
     202. “Proof of Claim” means a proof of Claim or Equity Interest Filed against any Debtor in the Chapter 11 Cases.
     203. “Propco” means FCP Propco, LLC, a debtor and debtor in possession in the SCI Cases.
     204. “Propco Cash” means all Cash on hand at Propco as of the Subsidiary Debtors Effective Date, immediately prior to all the transfers and allocations pursuant to the SCI Plan as of and following the Subsidiary Debtors Effective Date; provided, however, Propco Cash does not include, and shall not be deemed to include, any “cage cash” utilized at any of the Propco Properties.
     205. “Propco Commitment” means that certain firm and irrevocable put commitment of the Put Parties, pursuant to that certain Put Party Commitment Agreement, dated August 5, 2010, which was approved by the Court pursuant to its Order [Docket No. 1932] entered on August 13, 2010, to purchase through Blockerco (as defined in the SCI Plan): (a) $35.3 million of NPH Equity (as defined in the SCI Plan), to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors (as defined in the SCI Plan) or the Put Parties (pursuant to the proviso to the definition of “Allocated Pro Rata Share of NPH Investment Rights” contained in the SCI Plan) in accordance with the terms and conditions of the Propco Rights Offering (as defined in the SCI Plan); and (b) up to a maximum of $100 million (i.e., up to a maximum of $64.7 million in addition to the $35.3 million commitment specified in clause (a)) of NPH Equity in connection with any Equity Raises (as defined in the NPH Term Sheet) consummated during the Upsizing Commitment Period (as defined in the NPH Term Sheet), to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors (pursuant to the proviso to the definition of “Allocated Pro Rata Share of NPH Investment Rights” contained in the SCI Plan) or the Put Parties in accordance with the terms and conditions of the NPH Term Sheet.
     206. “Propco Lenders” means the Mortgage Lenders.
     207. “Propco Properties” means, collectively: (a) Palace Station Hotel & Casino, (b) Boulder Station Hotel & Casino, (c) Sunset Station Hotel & Casino, and (d) Red Rock Casino Resort Spa; each such individual property, a “Propco Property.”
     208. “Propco Security Agreement” means that certain Security Agreement (All Furniture, Fixtures and Equipment), dated as of November 7, 2007 by and among Propco and the Subsidiary Debtor Subtenants.
     209. “Put Parties” means certain entities affiliated with Fidelity Management & Research Company, Oaktree Capital Management, L.P. and Serengeti Asset Management, L.P. that are reasonably acceptable to the SCI Debtors, FG and the Propco Lenders.

     210. “Put Parties Support Agreement” means that certain Support Agreement dated as of July 28, 2010 (as amended, supplemented or modified from time to time) by and among the Put Parties, the Mortgage Lenders, FG, Frank J. Fertitta III and Lorenzo Fertitta.
     211. “Put Party Commitment Agreement” means that certain Put Party Commitment Agreement, dated August 5, 2010, which was approved by the Court pursuant to its Order [Docket No. 1932] entered on August 13, 2010.
     212. “Registered Intermediary Company” means an entity (a) formed by a Holder of an Allowed Class AGL.1 Claim to hold and vote such Holder’s allocable share of New Aliante Equity (after giving effect to the Election Mechanism) and (b) which may register and be found suitable as an intermediary company under Sections 463.486 and. 585 of the Nevada Revised Statutes pursuant to an application with the Nevada Gaming Commission. Each Registered Intermediary Company shall issue two types of equity interests, one with voting rights to be held by individuals or entities who, as of the Aliante Effective Date with respect to Aliante Gaming, will be licensed for gaming regulatory purposes, and the other without voting rights to be held by individuals or entities who, as of the Aliante Effective Date with respect to Aliante Gaming, will not be licensed for gaming regulatory purposes.
     213. “Related Persons” means, with respect to any Person or Entity, such Person’s or Entity’s predecessors (other than any predecessors of the Aliante Administrative Agent), successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and Subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, and any Person or Entity claiming by or through any of them.
     214. “Release” or “Releases” means the release or releases given by the Releasing Parties to the Released Parties as set forth in Article X.C hereof.
     215. “Released Party” means, individually and collectively: (a) the Subsidiary Debtors and their respective Estates; (b) the SCI Debtors and their respective Estates; (c) Fertitta Entertainment (f/k/a FG); (d) New Propco; (e) the New Opco Purchaser; (f) Holdco; (g) Voteco; (h) the Plan Administrator, solely in its capacity as such; (i) the Mortgage Lenders, solely in their capacity as such; (j) the SCI Swap Counterparty, solely in its capacity as such; (k) the Land Loan Lenders, solely in their capacities as such; (l) the Mezzco Lenders, solely in their capacity as such; (m) New Opco; (n) the Opco Administrative Agent, solely in its capacity as such; (o) the Consenting Opco Lenders, solely in their capacity as Prepetition Opco Secured Lenders; (p) Colony Capital, LLC; (q) the Settling Lenders, but only if all of the applicable terms and conditions of the Settling Lenders Stipulation are satisfied by the Settling Lenders; (r) the SCI Committee and its members, provided that the Committee Support Stipulation (as defined in the SCI Plan) has not been terminated as of the Subsidiary Debtors Effective Date; (s) the Put Parties, provided that the Put Parties Support Agreement and the Propco Commitment have not been terminated as of the Subsidiary Debtors Effective Date; (t) GVR and its Estate; (u) the GVR First Lien Administrative Agent, solely in its capacity as such; (v) GVR Purchaser; (w) the GVR First Lien Lenders, solely in their capacities as GVR First Lien Lenders; (x) the GVR

Transaction Committee and its members; (y) the GVR Investigation Committee and its members; (z) the Aliante Debtors and their respective Estates; (aa) Reorganized Aliante Gaming; (bb) the Aliante Lenders, solely in their capacities as Aliante Lenders and each and every Person or entity, including without limitation, a Registered Intermediary Company, designated by any Aliante Lender to receive all or any part of the Distribution in respect of such Aliante Lenders’ Allowed Class AGL.1 Claim; (cc) the Aliante Administrative Agent solely in its capacity as such; (dd) the Aliante Transaction Committee and its members, solely in their capacities as such; (ee) the Executive Committee of GVR and its members, solely in their capacities as such; (ff) the Executive Committee of Aliante Gaming and its members, solely in their capacities as such; (gg) ALST Casino Holdco; and (hh) the respective Related Persons of each of the foregoing Entities identified in subsections (a) through (gg) in this defined term.
     216. “Releasing Party” has the meaning set forth in Article X.C hereof.
     217. “Reorganized Aliante Gaming” means Aliante Gaming, as reorganized as of the Aliante Effective Date with respect to Aliante Gaming in accordance with this Joint Plan, and its successors.
     218. “Required Aliante Consenting Lenders” means:
          (a) with respect to the following, Aliante Lenders holding not less than 70% in amount of the Aliante Lenders’ Allowed Claims:
               (i) any material amendment, modification, waiver or supplement of or to the Joint Plan;
               (ii) any material matter relating to the form or substance of an order confirming the Joint Plan; or
               (iii) any material matter relating to the form or substance of any document or agreement necessary to implement the transactions or restructuring contemplated in the Joint Plan with respect to the Aliante Debtors, including, without limitation, the New Aliante Management Agreement, the New Aliante Credit Agreement, the Amended Aliante Gaming Operating Agreement, the ALST Casino Holdco Operating Agreement and the Registration Rights Agreement or any material amendment, modification, waiver or supplement of or to any such document or agreement.
          (b) with respect to all other matters, Aliante Lenders holding more than 50% in amount of the Aliante Lenders’ Allowed Claims.
     219. “Required Consenting Lenders” means, collectively, the Required Aliante Consenting Lenders, the Required GVR Consenting Lenders, and the Required Opco Consenting Lenders.
     220. “Required GVR Consenting Lenders” means Consenting GVR Lenders holding more than 50% in principal amount of the outstanding obligations under the GVR First Lien Credit Agreement.

     221. “Required Opco Consenting Lenders” means three or more Consenting Opco Lenders holding greater than 66.6% of the aggregate Claims of all Consenting Opco Lenders (without including in such determination the termination value of the Prepetition Opco Swap Agreement prior to its termination) provided, that, all obligations under the Prepetition Opco Swap Agreement (whether or not terminated) remain pari passu with all other Prepetition Opco Secured Lenders’ Allowed Claims held by all Consenting Opco Lenders.
     222. “Schedule of Executory Contracts and Unexpired Leases To Be Assumed and Assigned to GVR Purchaser” means the Schedule to be Filed with the Bankruptcy Court that identifies each Executory Contract and Unexpired Lease that will be assumed by GVR and assigned to GVR Purchaser.
     223. “Schedule of Executory Contracts and Unexpired Leases To Be Assumed and Assigned to New Propco” means the Schedule to be Filed with the Bankruptcy Court that identifies each Executory Contract and Unexpired Lease that will be assumed by a Subsidiary Debtor and assigned to New Propco.
     224. Schedule of Executory Contracts and Unexpired Leases To Be Assumed and Assigned to Reorganized Aliante Gaming” means the Schedule to be Filed with the Bankruptcy Court that identifies each Executory Contract and Unexpired Lease that will be assumed and assigned to Reorganized Aliante Gaming.
     225. “Schedule of Executory Contracts and Unexpired Leases To Be Rejected by Aliante Gaming” means the Schedule to be Filed with the Bankruptcy Court that identifies each Executory Contract and Unexpired Lease that will be rejected by Aliante Gaming.
     226. “Scheduled” means with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules, if any, filed by the Debtors.
     227. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs filed by the Debtors pursuant to Bankruptcy Code Section 521 and the applicable Bankruptcy Rules, unless the filing of such Schedules is excused by Bankruptcy Court Order, as such Schedules may be amended, modified, or supplemented from time to time.
     228. “Schedules of Executory Contracts and Unexpired Leases” means, collectively, the Schedule of Executory Contracts and Unexpired Leases To Be Assumed and Assigned to GVR Purchaser, the Schedule of Executory Contracts and Unexpired Leases To Be Assumed and Assigned to New Propco and the Schedule of Executory Contracts and Unexpired Leases to Be Assumed and Assigned to Reorganized Aliante Gaming.
     229. “SCI” means Station Casinos, Inc., debtor and debtor in possession in the SCI Cases.
     230. “SCI Cases” means the chapter 11 cases of SCI, Propco and their affiliated debtors and debtors in possession, United States Bankruptcy Court for the District of Nevada, Reno Division Case nos. 09-5240 through 09-52487 (commenced on July 28, 2009).

     231. “SCI Committee” means the official committee of unsecured creditors appointed by the United States Trustee in the SCI Cases pursuant to Bankruptcy Code Section 1102, as reconstituted from time to time.
     232. “SCI Confirmation Order” means the Order Confirming ”First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated July 28, 2010)” entered in the SCI Cases on August 27, 2010 [Docket No. 2039].
     233. “SCI Debtors” means SCI, Propco and their Affiliates that commenced the SCI Cases, and whose bankruptcy estates are the subject of the SCI Plan and SCI Confirmation Order.
     234. “SCI Findings and Conclusions” means the Findings of Fact and Conclusions of Law Regarding Confirmation of First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated July 28, 2010), entered in the SCI Cases on August 27, 2010 [Docket No. 2038].
     235. “SCI Plan” means the First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated July 28, 2010) [Docket No. 1863], as amended by Debtors’ Motion for Order under 11 U.S.C. § 1127 Approving Modifications to ”First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated July 28, 2010)” [Docket No. 1997] and confirmed by the SCI Confirmation Order and as modified pursuant to the Bankruptcy Court’s Order Under 11 U.S.C. §§ 1127(b) and 1142 (I) Approving Procedures and Disclosure Documents for (A) Soliciting Binding Participations in Propco Rights Offering, (B) Establishing Blockercos to Hold NPH Warrants and NPH Investment Rights, and (C) Distributing NPH Warrants, Cashing Out Certain Other NPH Warrants, and Making Cy Pres Distribution in Lieu of Certain Other NPH Warrants; (II) Modifying Plan; and (III) Confirming Modified Plan [Docket No. 2518] which such order is a Final Order.
     236. “SCI Plan Supplement” means the supplement to the SCI Plan filed by the SCI Debtors on August 11, 2010 in the SCI Cases [Docket No. 1914].
     237. “SCI Retained Assets” means any assets of SCI or any of its Subsidiaries specified on Schedule 4 to the SCI Plan and such other assets of SCI and its Subsidiaries that are designated in or pursuant to the New Opco Purchase Agreement as Excluded Assets (as defined in the SCI Plan) (and are not Existing Propco Assets or New Propco Purchased Assets).
     238. “SCI Swap Counterparty” means Deutsche Bank AG, solely in its capacity as counterparty to Propco under that certain interest rate swap transaction dated as of November 29, 2007 with Reference Global No. N723525N between Propco and Deutsche Bank, AG, as further modified by that certain Novation Confirmation dated as of March 5, 2008.
     239. “Second Amended MLCA” means that certain Second Amended and Restated Master Lease Compromise Agreement (2nd Revised) dated May 24, 2010, by and among SCI and certain of its affiliates, on the one hand, and Propco, on the other hand, as and to the extent approved by the “Order Approving Revised Second Amended and Restated Master Lease Compromise Agreement Pursuant to U.S.C. §§ 105(a), 363(b)(1), 365(d)(3) and 365(d)(4)(B)(ii)

and Fed. R. Bankr. P. 9019” entered by the Bankruptcy Court in the SCI Cases on July 14, 2010 [Docket No. 1778] and subject to the terms and conditions of the SCI Confirmation Order and SCI Findings and Conclusions.
     240. “Secured Claim” means a Claim that is secured by a Lien on property in which any Debtor’s Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code Section 506(a) or, in the case of setoff, pursuant to Bankruptcy Code Section 553.
     241. “Settling Lenders” means the Prepetition Opco Secured Lenders referred to as the “Settling Lenders” in the Settling Lenders Stipulation.
     242. “Settling Lenders Stipulation” means the stipulation that is Exhibit 1 to the Debtors’ Motion For Order Approving Global Settlement With Independent Lender Group filed in the SCI Cases [Docket No. 1965].
     243. “Solicitation Package” means the package or packages of documents, including, among other things, this Joint Plan, the Disclosure Statement, the Joint Plan Modifications Solicitation Package, and a Ballot, sent to holders of Claims in Voting Classes to solicit such holders’ votes in favor of this Joint Plan.
     244. “Solicitation Procedures” means one or more sets of procedures set forth by the Debtors that govern the solicitation of votes in favor of this Joint Plan.
     245. “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.
     246. “Subsidiary” or “Subsidiaries” means, with respect to any Person or Entity, a wholly-owned or partially owned subsidiary, individually, or subsidiaries, collectively, of such Person or Entity.
     247. “Subsidiary Debtor Guarantors” means, collectively, Boulder Station, Inc., Centerline Holdings, LLC, Charleston Station, LLC, Fiesta Station, Inc., Fresno Land Acquisitions, LLC, Gold Rush Station, LLC, Green Valley Station, Inc., GVRS, Lake Mead Station, Inc., LML Station, LLC, Magic Star Station, LLC, Palace Station Hotel & Casinos, Inc., Past Enterprises, Inc., Rancho Station, LLC, Santa Fe Station, Inc., Sonoma Land Holdings, LLC, Station Holdings, Inc., STN Aviation, Inc., Sunset Station, Inc., Texas Station, LLC and Tropicana Station, Inc.
     248. “Subsidiary Debtor Secured Guarantors” means, collectively, Boulder Station, Inc., Charleston Station, LLC, Fiesta Station, Inc., Fresno Land Acquisitions, LLC, Gold Rush Station, LLC, Green Valley Station, Inc., GVRS, Lake Mead Station, Inc., Magic Star Station, LLC, Palace Station Hotel & Casinos, Inc., Past Enterprises, Inc., Rancho Station, LLC, Santa Fe

Station, Inc., Sonoma Land Holding, LLC, Station Holdings, Inc., Sunset Station, Inc., Texas Station, LLC and Tropicana Station, Inc.
     249. “Subsidiary Debtor Subtenants” means, collectively, Charleston Station, LLC, Boulder Station, Inc., Palace Station Hotel and Casino, Inc. and Sunset Station, Inc.
     250. “Subsidiary Debtor Unsecured Guarantors” means, collectively, Centerline Holdings, LLC, LML Station, LLC, and STN Aviation, Inc.
     251. “Subsidiary Debtors” means the direct and indirect subsidiaries of SCI that are debtors in these Chapter 11 Cases and that are listed on the page immediately following the caption page of this Joint Plan under the heading “Subsidiary Debtors” and identified in footnote 1 hereof.
     252. “Subsidiary Debtors Effective Date” means, as to the Subsidiary Debtors, the Business Day that this Joint Plan becomes effective as to the Subsidiary Debtors.
     253. “Superpriority Notes Election” means the election available to New Propco under, and subject to the terms of, the New Opco Purchase Agreement to elect to pay up to $43 million of the cash purchase price required under the New Opco Purchase Agreement in the form of Super Priority Notes (as defined therein) issued pursuant to the New Propco Credit Agreement.
     254. “Texas Station Ground Lease” means that certain Ground Lease, dated as of June 1, 1995 entered into by Texas Station, LLC, as tenant, and Texas Gambling Hall & Hotel, Inc., as landlord, as amended, restated, renewed, modified or supplemented from time to time, and subject to the terms and conditions of—but not amended by—that certain Agreement (Re Texas Ground Lease) entered into as of April 16, 2010 by and among: (i) the Propco Lenders (as defined therein), (ii) Texas Gambling Hall & Hotel, Inc., and (iii) Texas Station, LLC and filed with the Bankruptcy Court on May 28, 2010 [Docket No. 1542].
     255. “Transferred Aliante Hotel Assets” means all of each Debtor’s (other than Aliante Gaming or GVR) and each SCI Debtor’s rights, title and interest to, in and under any property or assets owned by such entities that relate to and are associated exclusively with Aliante Gaming or the Aliante Hotel as more specifically described in “Transfer of Certain Assets” under the Management Agreement.
     256. “TSI” means Tropicana Station, Inc.
     257. “TSI Voting Deadline” means May 20, 2011 at 4:00 p.m. prevailing Pacific Time, which is the date and time by which all Ballots, as applicable, must be received by the Voting and Claims Agent, or such other date and time as may be established by the Bankruptcy Court with respect to Voting Classes TSI.1 and TSI.3(a).
     258. “TSI Voting Record Date” means the date for determining which Holders of Claims against and Equity Interests in TSI are entitled to vote to accept or reject the Joint Plan Modifications, which date is May 16, 2011 at 5:00 p.m., prevailing Pacific Time.

     259. “Undeliverable” means, with respect to Distributions, Distributions that are made pursuant to the SCI Plan or this Joint Plan and that are returned to the Debtors or their agent(s), as applicable, as not deliverable to the intended recipient of such Distribution for any reason.
     260. “Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code Section 365.
     261. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of Bankruptcy Code Section 1124.
     262. “Unknown Causes of Action” means any Causes of Action that currently exist or may subsequently arise and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Cause of Action are based are not currently or fully known by the Debtors.
     263. “Voteco” means Station Voteco LLC, formerly known as NP Voteco LLC, the Delaware limited liability company to be owned by certain individuals who, as of the Subsidiary Debtors Effective Date, will be licensed for gaming regulatory purposes, that will serve, along with Holdco, as one of the Equity Interest holders in New Propco as of the Subsidiary Debtors Effective Date.
     264. “Voting and Claims Agent” means Kurtzman Carson Consultants.
     265. “Voting Classes” means, collectively, AGL.1, ASL.1, ASL.3(a), BS.1, BS.3(a), CH.2(a), CS.1, CS.3(a), CVH.1, FS.1, FS.3(a), FLA.1, FLA.3(a), GR.1, GR.3(a), GVRG.2, GVRS.1, GVRS.3(a), GVS.1, GVS.3(a), LM.1, LM.3(a), LML.2(a), MS.1, MS.3(a), PSHC.1, PSHC.3(a), PE.1, PE.3(a), RS.1, RS.3(a), SF.1, SF.3(a), SL.1, SL.3(a), SH.1, SH.3(a), SS.1, SS.3(a), STN.2(a), TS.1, TS.3(a), TSI.1 and TSI.3(a).
     266. “Voting Deadline” means April 11, 2011 at 4:00 p.m. prevailing Pacific Time, which is the date and time by which all Ballots, as applicable, must be received by the Voting and Claims Agent, or such other date and time as may be established by the Bankruptcy Court with respect to any Voting Class.
     267. “Voting Record Date” means the date for determining which Holders of Claims and Equity Interests are entitled to vote to accept or reject this Joint Plan, as applicable, which date is March 18, 2011 at 5:00 p.m. prevailing Pacific Time.
ARTICLE II.
TREATMENT OF ADMINISTRATIVE CLAIMS,
PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS
     Pursuant to Bankruptcy Code Section 1123(a)(1), the Claims against each of the Debtors set forth in this Article II are not classified within any Classes. The Holders of such Claims are not entitled to vote on this Joint Plan. The treatment of the Claims set forth below is consistent with the requirements of Bankruptcy Code Section 1129(a)(9)(A).

     None of the Debtors’ Chapter 11 Cases will be substantively consolidated for any purpose. Accordingly, Holders of unclassified Claims against a particular Debtor shall have their Claim allowed and treated only in such respective Debtor’s Estate.
A.	Administrative Claims
     Except as otherwise provided herein, on the later of an Applicable Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash (other than Cash comprising the GVR First Lien Distribution) from the applicable Debtor(s) against which the Administrative Claim is Allowed for the unpaid portion of such Allowed Administrative Claim; or (ii) such other less favorable treatment as agreed to in writing by such Holder.
     Notwithstanding anything to the contrary in this Joint Plan, Aliante Gaming or Reorganized Aliante Gaming shall pay Allowed Administrative Claims of Aliante Gaming that remain unpaid after the Aliante Effective Date.
     Any and all DIP Facility Claims shall receive no Distribution under this Joint Plan and shall be extinguished and discharged upon the Subsidiary Debtors Effective Date.
     1. Bar Date for Administrative Claims
     Except as otherwise provided in this Article II.A hereof, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed and served on the Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims but do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims and such Administrative Claims shall be deemed discharged as of the Applicable Effective Date. All such Claims, as of the Applicable Effective Date, shall be subject to the permanent injunction set forth in Article X.F hereof. Objections to such requests must be Filed by the later of (a) 120 days after the applicable Administrative Claims Bar Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.
     2. Professional Compensation and Reimbursement Claims
     Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Applicable Effective Date must File an application for final allowance of such Professional Fee Claim against the applicable Debtor and its Estate no later than the Professional Fees Bar Date; provided that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered to the Debtors before the Applicable Effective Date in accordance with the terms of the Ordinary Course Professionals Order and without further Bankruptcy Court order. Objections to any Professional Fee Claim must be Filed by the later of (a) 90 days after the Applicable Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claim.
(a)	Professional Fee Escrow Account
     Unless otherwise provided in an applicable Confirmation Order, on an Applicable Effective Date, the applicable Debtor(s) shall establish and fund a Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals (allocated among the Debtors based on the estimates of each Debtor’s Professional Fee Claims); provided, however, that no portion of the GVR First Lien Distribution or Distributions on account of the Prepetition Opco Secured Lenders’ Allowed Claim provided for under this Joint Plan shall be used for such purpose. Aliante Gaming shall submit its estimate of Aliante Gaming’s Professional Fee Claims to the Required Aliante Consenting Lenders for review and consultation prior to funding its Professional Fee Escrow Account.
     Unless otherwise provided in an applicable Confirmation Order, the Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of any Debtor’s Estate. The amount of Allowed Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. When all Allowed Accrued Professional Compensation Claims have been paid in full, any amounts remaining in the Professional Fee Escrow Account shall be distributed based on contributions from a specific Debtor, to, as applicable, the New Opco Purchaser, the GVR Purchaser or Reorganized Aliante Gaming. The Professional Fee Claims will be paid by and apportioned among each of the Subsidiary Debtors and among the Aliante Debtors and GVR according to the Professional Fee Claims incurred and to be incurred by each such Debtor.
(b)	Professional Fee Reserve Amount
     To ensure payment for unbilled fees and expenses incurred through the Applicable Effective Date, the Professionals shall estimate their Accrued Professional Compensation Claims prior to and as of the Applicable Effective Date and shall deliver such estimate to the Debtors no later than five (5) Business Days prior to the anticipated Applicable Effective Date; provided that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. If a Professional does not provide an estimate, the Debtor (in consultation with the New Opco Purchaser, the GVR Purchaser or the Required Aliante Consenting Lenders as the case may be) may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the Applicable Effective Date shall comprise the Professional Fee Reserve Amount.
B.	Priority Tax Claims
     The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Applicable Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as agreed to in writing by such Holder; or (c) pursuant to and in accordance with Bankruptcy Code Sections 1129(a)(9)(C) and (D), Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending not more than five years after the Petition Date; provided, further, that Priority Tax Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors without further notice to or order of the Bankruptcy Court; provided, however, that no portion of the GVR First Lien Distribution and no portion of the Distribution to be made to the Prepetition Opco Secured Lenders hereunder shall be used for such purpose under any circumstances.
C.	Other Priority Claims
     Each Allowed Other Priority Claim, if any, shall, in full and final satisfaction of such Claim, be paid in full in Cash by the applicable Debtor upon the latest of: (i) the Applicable Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor. Notwithstanding anything to the contrary in this Joint Plan, Aliante Gaming or Reorganized Aliante Gaming shall pay Allowed Priority Claims of Aliante Gaming that remain unpaid after the Aliante Effective Date; provided, however, that no portion of the GVR First Lien Distribution and no portion of the Distribution to be made to the Prepetition Opco Secured Lenders shall be used for such purpose under any circumstances.
ARTICLE III.
CLASSIFICATION AND TREATMENT
OF ALL OTHER CLAIMS AND EQUITY INTERESTS
     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, confirmation and distribution pursuant hereto and pursuant to Bankruptcy Code Sections 1122 and 1123(a)(1). This Joint Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Applicable Effective Date. If there are no Claims or Equity Interests in a particular Class, then such Class of Claims or Equity Interests shall not exist for all purposes of this Joint Plan.

A. Classification of Claims and Equity Interests Against Subsidiary Debtors
     (1) Auburn Development, LLC

Class	Claim	Status	Voting Rights
AD.1	Other Secured Claims	Unimpaired	Deemed to Accept

AD.2	General Unsecured Claims	Unimpaired	Deemed to Accept

AD.3	Intercompany Claims	Impaired	Deemed to Reject

AD.4	Equity Interests	Impaired	Deemed to Reject
     (2) Boulder Station, Inc.

Class	Claim	Status	Voting Rights
BS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

BS.2	Other Secured Claims	Unimpaired	Deemed to Accept

BS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

BS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

BS.4	Intercompany Claims	Impaired	Deemed to Reject

BS.5	Equity Interests	Impaired	Deemed to Reject
     (3) Centerline Holdings, LLC

Class	Claim	Status	Voting Rights
CH.1	Other Secured Claims	Unimpaired	Deemed to Accept

CH.2(a)	Prepetition Opco Secured Lenders’ Allowed Claims	Impaired	Entitled to Vote

CH.2(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

CH.3	Intercompany Claims	Impaired	Deemed to Reject

CH.4	Equity Interests	Impaired	Deemed to Reject

     (4) Charleston Station, LLC

Class	Claim	Status	Voting Rights
CS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

CS.2	Other Secured Claims	Unimpaired	Deemed to Accept

CS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

CS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

CS.4	Intercompany Claims	Impaired	Deemed to Reject

CS.5	Equity Interests	Impaired	Deemed to Reject
     (5) CV HoldCo, LLC

Class	Claim	Status	Voting Rights
CVH.1	Land Loan Lenders’ Claims	Impaired	Entitled to Vote

CVH.2	Other Secured Claims	Unimpaired	Deemed to Accept

CVH.3	General Unsecured Claims	Unimpaired	Deemed to Accept

CVH.4	Intercompany Claims	Impaired	Deemed to Reject

CVH.5	Equity Interests	Impaired	Deemed to Reject
     (6) Durango Station, Inc.

Class	Claim	Status	Voting Rights
DS.1	Other Secured Claims	Unimpaired	Deemed to Accept

DS.2	General Unsecured Claims	Unimpaired	Deemed to Accept

DS.3	Intercompany Claims	Impaired	Deemed to Reject

DS.4	Equity Interests	Impaired	Deemed to Reject

     (7) Fiesta Station, Inc.

Class	Claim	Status	Voting Rights
FS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

FS.2	Other Secured Claims	Unimpaired	Deemed to Accept

FS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

FS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

FS.4	Intercompany Claims	Impaired	Deemed to Reject

FS.5	Equity Interests	Impaired	Deemed to Reject
     (8) Fresno Land Acquisitions, LLC

Class	Claim	Status	Voting Rights
FLA.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

FLA.2	Other Secured Claims	Unimpaired	Deemed to Accept

FLA.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

FLA.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

FLA.4	Intercompany Claims	Impaired	Deemed to Reject

FLA.5	Equity Interests	Impaired	Deemed to Reject

     (9) Gold Rush Station, LLC

Class	Claim	Status	Voting Rights
GR.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

GR.2	Other Secured Claims	Unimpaired	Deemed to Accept

GR.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

GR.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

GR.4	Intercompany Claims	Impaired	Deemed to Reject

GR.5	Equity Interests	Impaired	Deemed to Reject
     (10) Green Valley Station, Inc.

Class	Claim	Status	Voting Rights
GVS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

GVS.2	Other Secured Claims	Unimpaired	Deemed to Accept

GVS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

GVS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

GVS.4	Intercompany Claims	Impaired	Deemed to Reject

GVS.5	Equity Interests	Impaired	Deemed to Reject

     (11) GV Ranch Station, Inc.

Class	Claim	Status	Voting Rights
GVRS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

GVRS.2	Other Secured Claims	Unimpaired	Deemed to Accept

GVRS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

GVRS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

GVRS.4	Intercompany Claims	Impaired	Deemed to Reject

GVRS.5	Equity Interests	Impaired	Deemed to Reject
     (12) Inspirada Station, LLC

Class	Claim	Status	Voting Rights
IS.1	Other Secured Claims	Unimpaired	Deemed to Accept

IS.2	General Unsecured Claims	Unimpaired	Deemed to Accept

IS.3	Intercompany Claims	Impaired	Deemed to Reject

IS.4	Equity Interests	Impaired	Deemed to Reject
     (13) Lake Mead Station, Inc.

Class	Claim	Status	Voting Rights
LM.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

LM.2	Other Secured Claims	Unimpaired	Deemed to Accept

LM.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

LM.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

LM.4	Intercompany Claims	Impaired	Deemed to Reject

LM.5	Equity Interests	Impaired	Deemed to Reject

     (14) LML Station, LLC

Class	Claim	Status	Voting Rights
LML.1	Other Secured Claims	Unimpaired	Deemed to Accept

LML.2(a)	Prepetition Opco Secured Lenders’ Allowed Claims	Impaired	Entitled to Vote

LML.2(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

LML.3	Intercompany Claims	Impaired	Deemed to Reject

LML.4	Equity Interests	Impaired	Deemed to Reject

(15)	Magic Star Station, LLC

Class	Claim	Status	Voting Rights
MS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

MS.2	Other Secured Claims	Unimpaired	Deemed to Accept

MS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

MS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

MS.4	Intercompany Claims	Impaired	Deemed to Reject

MS.5	Equity Interests	Impaired	Deemed to Reject

     (16) Palace Station Hotel & Casinos, Inc.

Class	Claim	Status	Voting Rights
PSHC.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

PSHC.2	Other Secured Claims	Unimpaired	Deemed to Accept

PSHC.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

PSHC.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

PSHC.4	Intercompany Claims	Impaired	Deemed to Reject

PSHC.5	Equity Interests	Impaired	Deemed to Reject
     (17) Past Enterprises, Inc.

Class	Claim	Status	Voting Rights
PE.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

PE.2	Other Secured Claims	Unimpaired	Deemed to Accept

PE.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

PE.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

PE.4	Intercompany Claims	Impaired	Deemed to Reject

PE.5	Equity Interests	Impaired	Deemed to Reject

     (18) Rancho Station, LLC

Class	Claim	Status	Voting Rights
RS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

RS.2	Other Secured Claims	Unimpaired	Deemed to Accept

RS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

RS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

RS.4	Intercompany Claims	Impaired	Deemed to Reject

RS.5	Equity Interests	Impaired	Deemed to Reject
     (19) Santa Fe Station, Inc.

Class	Claim	Status	Voting Rights
SF.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

SF.2	Other Secured Claims	Unimpaired	Deemed to Accept

SF.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

SF.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

SF.4	Intercompany Claims	Impaired	Deemed to Reject

SF.5	Equity Interests	Impaired	Deemed to Reject
     (20) SC Durango Development LLC

Class	Claim	Status	Voting Rights
SCDD.1	Other Secured Claims	Unimpaired	Deemed to Accept

SCDD.2	General Unsecured Claims	Impaired	Deemed to Reject

SCDD.3	Intercompany Claims	Impaired	Deemed to Reject

SCDD.4	Equity Interests	Impaired	Deemed to Reject

     (21) Sonoma Land Holdings, LLC

Class	Claim	Status	Voting Rights
SL.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

SL.2	Other Secured Claims	Unimpaired	Deemed to Accept

SL.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

SL.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

SL.4	Intercompany Claims	Impaired	Deemed to Reject

SL.5	Equity Interests	Impaired	Deemed to Reject
     (22) Station Holdings, Inc.

Class	Claim	Status	Voting Rights
SH.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

SH.2	Other Secured Claims	Unimpaired	Deemed to Accept

SH.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

SH.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

SH.4	Intercompany Claims	Impaired	Deemed to Reject

SH.5	Equity Interests	Impaired	Deemed to Reject

     (23) STN Aviation, Inc.

Class	Claim	Status	Voting Rights
STN.1	Other Secured Claims	Unimpaired	Deemed to Accept

STN.2(a)	Prepetition Opco Secured Lenders’ Allowed Claims	Impaired	Entitled to Vote

STN.2(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

STN.3	Intercompany Claims	Impaired	Deemed to Reject

STN.4	Equity Interests	Impaired	Deemed to Reject
     (24) Sunset Station, Inc.

Class	Claim	Status	Voting Rights
SS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

SS.2	Other Secured Claims	Unimpaired	Deemed to Accept

SS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

SS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

SS.4	Intercompany Claims	Impaired	Deemed to Reject

SS.5	Equity Interests	Impaired	Deemed to Reject

     (25) Texas Station, LLC

Class	Claim	Status	Voting Rights
TS.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

TS.2	Other Secured Claims	Unimpaired	Deemed to Accept

TS.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

TS.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

TS.4	Intercompany Claims	Impaired	Deemed to Reject

TS.5	Equity Interests	Impaired	Deemed to Reject
     (26) Town Center Station, LLC

Class	Claim	Status	Voting Rights
TCS.1	Other Secured Claims	Unimpaired	Deemed to Accept

TCS.2	General Unsecured Claims	Unimpaired	Deemed to Accept

TCS.3	Intercompany Claims	Impaired	Deemed to Reject

TCS.4	Equity Interests	Impaired	Deemed to Reject

     (27) Tropicana Acquisitions, LLC

Class	Claim	Status	Voting Rights
TA.1	Other Secured Claims	Unimpaired	Deemed to Accept

TA.2	General Unsecured Claims	Unimpaired	Deemed to Accept

TA.3	Intercompany Claims	Impaired	Deemed to Reject

TA.4	Equity Interests	Impaired	Deemed to Reject
     (28) Tropicana Station, Inc.

Class	Claim	Status	Voting Rights
TSI.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

TSI.2	Other Secured Claims	Unimpaired	Deemed to Accept

TSI.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

TSI.3(b)	General Unsecured Claims	Unimpaired	Deemed to Accept

TSI.4	Intercompany Claims	Impaired	Deemed to Reject

TSI.5	Equity Interests	Impaired	Deemed to Reject
     (29) Vista Holdings, LLC

Class	Claim	Status	Voting Rights
VH.1	Other Secured Claims	Unimpaired	Deemed to Accept

VH.2	General Unsecured Claims	Unimpaired	Deemed to Accept

VH.3	Intercompany Claims	Impaired	Deemed to Reject

VH.4	Equity Interests	Impaired	Deemed to Reject

B.	Classification of Claims and Equity Interests Against Aliante Debtors
     (1) Aliante Holding, LLC

Class	Claim	Status	Voting Rights
AHL.1	Other Secured Claims	Unimpaired	Deemed to Accept

AHL.2	General Unsecured Claims	Impaired	Deemed to Reject

AHL.3	Intercompany Claims	Impaired	Deemed to Reject

AHL.4	Equity Interests	Impaired	Deemed to Accept

(2)	Aliante Station LLC

Class	Claim	Status	Voting Rights
ASL.1	Prepetition Opco Secured Lenders’ Allowed Secured Claims	Impaired	Entitled to Vote

ASL.2	Other Secured Claims	Unimpaired	Deemed to Accept

ASL.3(a)	Prepetition Opco Secured Lenders’ Allowed Deficiency Claims	Impaired	Entitled to Vote

ASL.3(b)	General Unsecured Claims	Impaired	Deemed to Reject

ASL.4	Intercompany Claims	Impaired	Deemed to Reject

ASL.5	Equity Interests	Impaired	Deemed to Reject
     (3) Aliante Gaming LLC

Class	Claim	Status	Voting Rights
AGL.1	Aliante Lenders’ Allowed Claims	Impaired	Entitled to Vote

AGL.2	Other Secured Claims	Unimpaired	Deemed to Accept

AGL.3	General Unsecured Claims	Unimpaired	Deemed to Accept

AGL.4	Intercompany Claims	Impaired	Deemed to Reject

AGL.5	Equity Interests	Impaired	Deemed to Reject
C.	Classification of Claims and Equity Interests Against GVR
     (1) Green Valley Ranch Gaming, LLC

Class	Claim	Status	Voting Rights
GVRG.1	Other Secured Claims	Unimpaired	Deemed to Accept

GVRG.2	GVR First Lien Allowed Claims	Impaired	Entitled to Vote

GVRG.3	GVR Second Lien Term Loan Claims	Impaired	Deemed to Reject

GVRG.4	General Unsecured Claims	Impaired	Deemed to Reject

GVRG.5	Equity Interests	Impaired	Deemed to Reject

D.	Treatment of Claims and Equity Interests Against the Subsidiary Debtors
     (1) Auburn Development, LLC
          The assets of Auburn Development, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Auburn Development, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class AD.1 — Other Secured Claims against Auburn Development, LLC
          Classification: Each Class AD.1 Claim is a separate Secured Claim against Auburn Development, LLC. Accordingly, this Class shall be divided into subclasses designated by letters of the alphabet (Class AD.1A, Class AD.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class AD.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class AD.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class AD.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class AD.1 is an Unimpaired Class, and the Holders of Class AD.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class AD.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AD.2 — General Unsecured Claims against Auburn Development, LLC
          Treatment and Voting: Holders of Allowed Claims in Class AD.2 shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class AD.2 is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the

Bankruptcy Code. Consequently, the Holders of Claims in Class AD.2 are not entitled to vote to accept or reject this Joint Plan.
Class AD.3 — Intercompany Claims against Auburn Development, LLC
          Treatment and Voting: Holders of Class AD.3 Intercompany Claims against Auburn Development, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class AD.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AD.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AD.4 — Equity Interests in Auburn Development, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class AD.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class AD.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AD.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (2) Boulder Station, Inc.
          The assets of Boulder Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Boulder Station, Inc. that are New Propco Acquired Assets shall be transferred as required under the SCI Plan.
Class BS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Boulder Station, Inc.
          Classification/Allowance: Class BS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Boulder Station, Inc.
          Treatment: On account of their Allowed Class BS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class BS.2 — Other Secured Claims against Boulder Station, Inc.
          Classification: Each Class BS.2 Claim is a separate Secured Claim against Boulder Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class BS.2A, Class BS.2B and so on), so that each Holder of any Other

Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class BS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class BS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class BS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class BS.2 is an Unimpaired Class, and the Holders of Class BS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class BS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class BS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class BS. 3(b) — General Unsecured Claims against Boulder Station, Inc.
          Classification: Class BS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Boulder Station, Inc., and Class BS.3(b) consists of the General Unsecured Claims against Boulder Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class BS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class BS.3(a) is Impaired and Holders of Claims in Class BS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class BS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class BS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class BS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class BS.4 — Intercompany Claims against Boulder Station, Inc.
          Treatment and Voting: Holders of Class BS.4 Intercompany Claims against Boulder Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class BS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class BS.4 Claims are not entitled to vote to accept or reject this Joint Plan.

Class BS.5 —Equity Interests in Boulder Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class BS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class BS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class BS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (3) Centerline Holdings, LLC
          The assets of Centerline Holdings, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Centerline Holdings, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class CH.1 — Other Secured Claims against Centerline Holdings, LLC
          Classification: Each Class CH.1 Claim is a separate Secured Claim against Centerline Holdings, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class CH.1A, Class CH.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class CH.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class CH.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class CH.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class CH.1 is an Unimpaired Class, and the Holders of Class CH.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class CH.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CH.2(a) — Prepetition Opco Secured Lenders’ Allowed Claims and Class CH.2(b) — General Unsecured Claims against Centerline Holdings, LLC
          Classification: Class CH.2(a) consists of the Prepetition Opco Secured Lenders’ Allowed Claims against Centerline Holdings, LLC, and Class CH.2(b) consists of the General Unsecured Claims against Centerline Holdings, LLC.

          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Claims in Class CH.2(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class CH.2(a) is Impaired and Holders of Claims in Class CH.2(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class CH.2(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class CH.2(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class CH.2(b) are not entitled to vote to accept or reject this Joint Plan.
Class CH.3 — Intercompany Claims against Centerline Holdings, LLC
          Treatment and Voting: Holders of Class CH.3 Intercompany Claims against Centerline Holdings, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class CH.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CH.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CH.4 — Equity Interests in Centerline Holdings, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class CH.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class CH.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CH.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (4) Charleston Station, LLC
          The assets of Charleston Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Charleston Station, LLC that are New Propco Acquired Assets shall be transferred as required under the SCI Plan.
Class CS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Charleston Station, LLC
          Classification/Allowance: Class CS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Charleston Station, LLC.
          Treatment: On account of their Allowed Class CS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.

Class CS.2 — Other Secured Claims against Charleston Station, LLC
          Classification: Each Class CS.2 Claim is a separate Secured Claim against Charleston Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class CS.2A, Class CS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class CS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class CS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class CS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class CS.2 is an Unimpaired Class, and the Holders of Class CS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class CS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class CS. 3(b) — General Unsecured Claims against Charleston Station, LLC
          Classification: Class CS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Charleston Station, LLC, and Class CS.3(b) consists of the General Unsecured Claims against Charleston Station, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class CS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class CS.3(a) is Impaired and Holders of Claims in Class CS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class CS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class CS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class CS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class CS.4 — Intercompany Claims against Charleston Station, LLC
          Treatment and Voting: Holders of Class CS.4 Intercompany Claims against Charleston Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class CS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CS.5 — Equity Interests in Charleston Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class CS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class CS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (5) CV HoldCo, LLC
          The assets of CV HoldCo, LLC shall be delivered to a designee of the Land Loan Lenders, which designee will be New Propco or a Subsidiary thereof, pursuant to the Landco Assets Transfer Agreement, Second Amended MLCA and New Opco Purchase Agreement.
Class CVH.1 — Land Loan Lenders’ Claims Against CV HoldCo LLC
          Classification: Class CVH.1 consists of the Land Loan Lenders’ Claims against CV HoldCo, LLC.
          Treatment: On account of their Class CVH.1 Claims, the Land Loan Lenders will receive their collateral, the Equity Interest of CV HoldCo, LLC in its wholly owned Subsidiary CV PropCo, LLC.
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class CVH.2 — Other Secured Claims against CV HoldCo, LLC
          Classification: Each Class CVH.2 Claim is a separate Secured Claim against CV HoldCo, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class CVH.2A, Class CVH.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class CVH.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class CVH.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class CVH.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the

Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class CVH.2 is an Unimpaired Class, and the Holders of Class CVH.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class CVH.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CVH.3 — General Unsecured Claims against CV HoldCo, LLC
          Classification; Treatment and Voting: Holders of Allowed Class CVH.3 General Unsecured Claims against CV HoldCo, LLC shall be paid in full or otherwise left unimpaired by this Joint Plan. Class CVH.3 is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Class CVH.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CVH.4 — Intercompany Claims against CV HoldCo, LLC
          Treatment and Voting: Holders of Class CVH.4 Intercompany Claims against CV HoldCo, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class CVH.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CVH.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class CVH.5 — Equity Interests in CV HoldCo, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class CVH.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class CVH.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class CVH.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (6) Durango Station, Inc.
          The assets of Durango Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Durango Station, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class DS.1 — Other Secured Claims against Durango Station, Inc.
          Classification: Each Class DS.1 Claim is a separate Secured Claim against Durango Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class DS.1A, Class DS.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

          Treatment: The legal, equitable and contractual rights of the Holders of Class DS.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class DS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class DS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class DS.1 is an Unimpaired Class, and the Holders of Class DS.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class DS.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class DS.2 — General Unsecured Claims against Durango Station, Inc.
          Classification; Treatment and Voting: Holders of Allowed Claims in Class DS.2 General Unsecured Claims shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class DS.2 is not Impaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class DS.2 are not entitled to vote to accept or reject this Joint Plan.
Class DS.3 — Intercompany Claims against Durango Station, Inc.
          Treatment and Voting: Holders of Class DS.3 Intercompany Claims against Durango Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class DS.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class DS.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class DS.4 — Equity Interests in Durango Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class DS.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class DS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class DS.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (7) Fiesta Station, Inc.
          The assets of Fiesta Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Fiesta Station, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.

Class FS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Fiesta Station, Inc.
          Classification/Allowance: Class FS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Fiesta Station, Inc.
          Treatment: On account of their Allowed Class FS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class FS.2 — Other Secured Claims against Fiesta Station, Inc.
          Classification: Each Class FS.2 Claim is a separate Secured Claim against Fiesta Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class FS.2A, Class FS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class FS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class FS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class FS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class FS.2 is an Unimpaired Class, and the Holders of Class FS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class FS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class FS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class FS. 3(b) — General Unsecured Claims against Fiesta Station, Inc.
          Classification: Class FS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Fiesta Station, Inc., and Class FS.3(b) consists of the General Unsecured Claims against Fiesta Station, Inc.

          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class FS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class FS.3(a) is Impaired and Holders of Claims in Class FS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class FS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class FS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class FS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class FS.4 — Intercompany Claims against Fiesta Station, Inc.
          Treatment and Voting: Holders of Class FS.4 Intercompany Claims against Fiesta Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class FS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class FS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class FS.5 — Equity Interests in Fiesta Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class FS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class FS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class FS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (8) Fresno Land Acquisitions, LLC
          The assets of Fresno Land Acquisitions, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Fresno Land Acquisitions, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class FLA.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Fresno Land Acquisitions, LLC
          Classification/Allowance: Class FLA.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Fresno Land Acquisitions, LLC.
          Treatment: On account of their Allowed Class FLA.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.

Class FLA.2 — Other Secured Claims against Fresno Land Acquisitions, LLC
          Classification: Each Class FLA.2 Claim is a separate Secured Claim. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class FLA.2A, Class FLA.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class FLA.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class FLA.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class FLA.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class FLA.2 is an Unimpaired Class, and the Holders of Class FLA.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class FLA.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class FLA.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class FLA. 3(b) — General Unsecured Claims against Fresno Land Acquisitions, LLC
          Classification: Class FLA.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Fresno Land Acquisitions, LLC, and Class FLA.3(b) consists of the General Unsecured Claims against Fresno Land Acquisitions, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class FLA.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class FLA.3(a) is Impaired and Holders of Claims in Class FLA.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class FLA.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class FLA.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class FLA.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class FLA.4 — Intercompany Claims against Fresno Land Acquisitions, LLC
          Treatment and Voting: Holders of Class FLA.4 Intercompany Claims against Fresno Land Acquisitions, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class FLA.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code.

Consequently, the Holders of Class FLA.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class FLA.5 — Equity Interests in Fresno Land Acquisitions, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class FLA.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class FLA.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class FLA.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (9) Gold Rush Station, LLC
          The assets of Gold Rush Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Gold Rush Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class GR.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Gold Rush Station, LLC
          Classification/Allowance: Class GR.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Gold Rush Station, LLC.
          Treatment: On account of their Allowed Class GR.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class GR.2 — Other Secured Claims against Gold Rush Station, LLC
          Classification: Each Class GR.2 Claim is a separate Secured Claim against Gold Rush Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class GR.2A, Class GR.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class GR.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class GR.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class GR.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class GR.2 is an Unimpaired Class, and the Holders of Class GR.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class GR.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class GR.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class GR. 3(b) — General Unsecured Claims against Gold Rush Station, LLC
          Classification: Class GR.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Gold Rush Station, LLC, and Class GR.3(b) consists of the General Unsecured Claims against Gold Rush Station, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class GR.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class GR.3(a) is Impaired and Holders of Claims in Class GR.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class GR.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class GR.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class GR.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class GR.4 — Intercompany Claims against Gold Rush Station, LLC
          Treatment and Voting: Holders of Class GR.4 Intercompany Claims against Gold Rush Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class GR.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GR.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class GR.5 — Equity Interests in Gold Rush Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class GR.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class GR.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GR.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (10) Green Valley Station, Inc.
          The assets of Green Valley Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable,

the assets of Green Valley Station, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class GVS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Green Valley Station, Inc.
          Classification/Allowance: Class GVS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Green Valley Station, Inc.
          Treatment: On account of their Allowed Class GVS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class GVS.2 — Other Secured Claims against Green Valley Station, Inc.
          Classification: Each Class GVS.2 Claim is a separate Secured Claim against Green Valley Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class GVS.2A, Class GVS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class GVS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class GVS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class GVS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class GVS.2 is an Unimpaired Class, and the Holders of Class GVS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class GVS.2 Claims are not entitled to vote to accept or reject this Joint Plan.

Class GVS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class GVS. 3(b) — General Unsecured Claims against Green Valley Station, Inc.
          Classification: Class GVS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Green Valley Station, Inc., and Class GVS.3(b) consists of the General Unsecured Claims against Green Valley Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class GVS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class GVS.3(a) is Impaired and Holders of Claims in Class GVS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class GVS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class GVS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class GVS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class GVS.4 — Intercompany Claims against Green Valley Station, Inc.
          Treatment and Voting: Holders of Class GVS.4 Intercompany Claims against Green Valley Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class GVS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GVS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVS.5 — Equity Interests in Green Valley Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class GVS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class GVS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GVS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (11) GV Ranch Station, Inc.
Class GVRS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against GV Ranch Station, Inc.
          Classification/Allowance: Class GVRS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against GV Ranch Station, Inc.
          Treatment: On account of their Allowed Class GVRS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).

          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class GVRS.2 — Other Secured Claims against GV Ranch Station, Inc.
          Classification: Each Class GVRS.2 Claim is a separate Secured Claim against GV Ranch Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class GVRS.2A, Class GVRS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class GVRS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class GVRS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class GVRS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class GVRS.2 is an Unimpaired Class, and the Holders of Class GVRS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class GVRS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVRS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class GVRS. 3(b) — General Unsecured Claims against GV Ranch Station, Inc.
          Classification: Class GVRS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against GV Ranch Station, Inc., and Class GVRS.3(b) consists of the General Unsecured Claims against GV Ranch Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class GVRS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class GVRS.3(a) is Impaired and Holders of Claims in Class GVRS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class GVRS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class GVRS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class GVRS.3(b) are not entitled to vote to accept or reject this Joint Plan.

Class GVRS.4 — Intercompany Claims against GV Ranch Station, Inc.
          Treatment and Voting: Holders of Class GVRS.4 Intercompany Claims against GV Ranch Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class GVRS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GVS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVRS.5 — Equity Interests in GV Ranch Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class GVRS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class GVRS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class GVRS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (12) Inspirada Station, LLC
          The assets of Inspirada Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Inspirada Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class IS.1 — Other Secured Claims against Inspirada Station, LLC
          Classification: Each Class IS.1 Claim is a separate Secured Claim against Inspirada Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class IS.1A, Class IS.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class IS.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class IS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class IS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class IS.1 is an Unimpaired Class, and the Holders of Class IS.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the

Bankruptcy Code. Therefore, the Holders of Class IS.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class IS.2 — General Unsecured Claims against Inspirada Station, LLC
          Classification; Treatment and Voting: Holders of Allowed Claims in Class IS.2 General Unsecured Claims shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class IS.2 is not Impaired and is conclusively deemed to have accepted this Joint Plan pursuant to section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class IS.2 is not entitled to vote to accept or reject this Joint Plan.
Class IS.3 — Intercompany Claims against Inspirada Station, LLC
          Treatment and Voting: Holders of Class IS.3 Intercompany Claims against Inspirada Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class IS.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class IS.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class IS.4 — Equity Interests in Inspirada Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class IS.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class IS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class IS.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (13) Lake Mead Station, Inc.
          The assets of Lake Mead Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Lake Mead Station, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class LM.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Lake Mead Station, Inc.
          Classification/Allowance: Class LM.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Lake Mead Station, Inc.
          Treatment: On account of their Allowed Class LM.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).

          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class LM.2 — Other Secured Claims against Lake Mead Station, Inc.
          Classification: Each Class LM.2 Claim is a separate Secured Claim against Lake Mead Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class LM.2A, Class LM.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class LM.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class LM.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class LM.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class LM.2 is an Unimpaired Class, and the Holders of Class LM.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class LM.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class LM.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class LM. 3(b) — General Unsecured Claims against Lake Mead Station, Inc.
          Classification: Class LM.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Lake Mead Station, Inc., and Class LM.3(b) consists of the General Unsecured Claims against Lake Mead Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class LM.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class LM.3(a) is Impaired and Holders of Claims in Class LM.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class LM.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class LM.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class LM.3(b) are not entitled to vote to accept or reject this Joint Plan.

          Class LM.4 — Intercompany Claims against Lake Mead Station, Inc.
          Treatment and Voting: Holders of Class LM.4 Intercompany Claims against Lake Mead Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class LM.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class LM.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class LM.5 — Equity Interests in Lake Mead Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class LM.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class LM.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class LM.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (14) LML Station, LLC
          The assets of LML Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of LML Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
          Class LML.1 — Other Secured Claims against LML Station, LLC
          Classification: Each Class LML.1 Claim is a separate Secured Claim against LML Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class LML.1A, Class LML.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class LML.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class LML.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class LML.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class LML.1 is an Unimpaired Class, and the Holders of Class LML.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class LML.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class LML.2(a) — Prepetition Opco Secured Lenders’ Allowed Claims and Class LML.2(b) — General Unsecured Claims against LML Station, LLC
          Classification: Class LML.2(a) consists of the Prepetition Opco Secured Lenders’ Allowed Claims against LML Station, LLC, and Class CH.2(b) consists of the General Unsecured Claims against LML Station, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Claims in Class LML.2(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class LML.2(a) is Impaired and Holders of Claims in Class LML.2(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class LML.2(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class LML.2(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class LML.2(b) are not entitled to vote to accept or reject this Joint Plan.
          Class LML.3 — Intercompany Claims against LML Station, LLC
          Treatment and Voting: Holders of Class LML.3 Intercompany Claims against LML Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class LML.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class LML.3 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class LML.4 — Equity Interests in LML Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class LML.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class LML.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class LML.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (15) Magic Star Station, LLC
          The assets of Magic Star Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Magic Star Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class MS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Magic Star Station, LLC
          Classification/Allowance: Class MS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Magic Star Station, LLC.

          Treatment: On account of their Allowed Class MS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class MS.2 — Other Secured Claims against Magic Star Station, LLC
          Classification: Each Class MS.2 Claim is a separate Secured Claim against Magic Star Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class MS.2A, Class MS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class MS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class MS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class MS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class MS.2 is an Unimpaired Class, and the Holders of Class MS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class MS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class MS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class MS.3(b) — General Unsecured Claims against Magic Star Station, LLC
          Classification: Class MS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Magic Star Station, LLC, and Class MS.3(b) consists of the General Unsecured Claims against Magic Star Station, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class MS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class MS.3(a) is Impaired and Holders of Claims in Class MS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class MS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class MS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to

Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class MS.3(b) are not entitled to vote to accept or reject this Joint Plan.
          Class MS.4 — Intercompany Claims against Magic Star Station, LLC
          Treatment and Voting: Holders of Class MS.4 Intercompany Claims against Magic Star Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class MS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class MS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class MS.5 — Equity Interests in Magic Star Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class MS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class MS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class MS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (16) Palace Station Hotel & Casinos, Inc.
          The assets of Palace Station Hotel & Casino, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Palace Station Hotel & Casinos, Inc. that are New Propco Acquired Assets shall be transferred as required under the SCI Plan.
Class PSHC.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Palace Station Hotel & Casinos, Inc.
          Classification/Allowance: Class PSHC.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Palace Station Hotel & Casinos, Inc.
          Treatment: On account of their Allowed Class PSHC.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class PSHC.2 — Other Secured Claims against Palace Station Hotel & Casinos, Inc.
          Classification: Each Class PSHC.2 Claim is a separate Secured Claim against Palace Station Hotel & Casinos, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class PSHC.2A, Class PSHC.2B and so on), so that each

Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class PSHC.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class PSHC.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class PSHC.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class PSHC.2 is an Unimpaired Class, and the Holders of Class PSHC.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class PSHC.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class PSHC.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class PSHC. 3(b) — General Unsecured Claims against Palace Station Hotel & Casinos, Inc.
          Classification: Class PSHC.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Palace Station Hotel & Casinos, Inc., and Class PSHC.3(b) consists of the General Unsecured Claims against Palace Station Hotel & Casinos, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class PSHC.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class PSHC.3(a) is Impaired and Holders of Claims in Class PSHC.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class PSHC.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class PSHC.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class PSHC.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class PSHC.4 — Intercompany Claims against Palace Station Hotel & Casinos, Inc.
          Treatment and Voting: Holders of Class PSHC.4 Intercompany Claims against Palace Station Hotel & Casinos, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class PSHC.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the

Bankruptcy Code. Consequently, the Holders of Class PSHC.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class PSHC.5 — Equity Interests in Palace Station Hotel & Casinos, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class PSHC.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class PSHC.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class PSHC.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (17) Past Enterprises, Inc.
          The assets of Past Enterprises, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Past Enterprises, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class PE.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Past Enterprises, Inc.
          Classification/Allowance: Class PE.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Past Enterprises, Inc.
          Treatment: On account of their Allowed Class PE.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class PE.2 — Other Secured Claims against Past Enterprises, Inc.
          Classification: Each Class PE.2 Claim is a separate Secured Claim against Past Enterprises, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class PE.2A, Class PE.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class PE.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class PE.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class PE.2 Claim, payment in full in

          Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class PE.2 is an Unimpaired Class, and the Holders of Class PE.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class PE.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class PE.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class PE.3(b) — General Unsecured Claims against Past Enterprises, Inc.
          Classification: Class PE.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Past Enterprises, Inc., and Class PE.3(b) consists of the General Unsecured Claims against Past Enterprises, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class PE.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class PE.3(a) is Impaired and Holders of Claims in Class PE.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class PE.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class PE.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class PE.3(b) are not entitled to vote to accept or reject this Joint Plan.
          Class PE.4 — Intercompany Claims against Past Enterprises, Inc.
          Treatment and Voting: Holders of Class PE.4 Intercompany Claims against Past Enterprises, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class PE.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class PE.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class PE.5 — Equity Interests in Past Enterprises, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class PE.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class PE.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class PE.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (18) Rancho Station, LLC
          The assets of Rancho Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Rancho Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class RS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Rancho Station, LLC
          Classification/Allowance: Class RS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Rancho Station, LLC.
          Treatment: On account of their Allowed Class RS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class RS.2 — Other Secured Claims against Rancho Station, LLC
          Classification: Each Class RS.2 Claim is a separate Secured Claim against Rancho Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class RS.2A, Class RS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class RS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class RS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class RS.2 is an Unimpaired Class, and the Holders of Class RS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class RS.2 Claims are not entitled to vote to accept or reject this Joint Plan.

Class RS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class RS. 3(b) — General Unsecured Claims against Rancho Station, Inc.
          Classification: Class RS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Rancho Station, Inc., and Class RS.3(b) consists of the General Unsecured Claims against Rancho Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class RS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class RS.3(a) is Impaired and Holders of Claims in Class RS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class RS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class RS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class RS.3(b) are not entitled to vote to accept or reject this Joint Plan.
          Class RS.4 — Intercompany Claims against Rancho Station, LLC
          Treatment and Voting: Holders of Class RS.4 Intercompany Claims against Rancho Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class RS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class RS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class RS.5 — Equity Interests in Rancho Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class RS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class RS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class RS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (19) Santa Fe Station, Inc.
          The assets of Santa Fe Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Santa Fe Station, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class SF.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Santa Fe Station, Inc.
          Classification/Allowance: Class SF.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Santa Fe Station, Inc.
          Treatment: On account of their Allowed Class SF.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the

Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class SF.2 — Other Secured Claims against Santa Fe Station, Inc.
          Classification: Each Class SF.2 Claim is a separate Secured Claim against Santa Fe Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class SF.2A, Class SF.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class SF.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class SF.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class SF.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class SF.2 is an Unimpaired Class, and the Holders of Class SF.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class SF.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SF.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class SF. 3(b) — General Unsecured Claims against Santa Fe Station, Inc.
          Classification: Class SF.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Santa Fe Station, Inc., and Class SF.3(b) consists of the General Unsecured Claims against Santa Fe Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class SF.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class SF.3(a) is Impaired and Holders of Claims in Class SF.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class SF.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class SF.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class SF.3(b) are not entitled to vote to accept or reject this Joint Plan.

          Class SF.4 — Intercompany Claims against Santa Fe Station, Inc.
          Treatment and Voting: Holders of Class SF.4 Intercompany Claims against Santa Fe Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SF.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SF.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class SF.5 — Equity Interests in Santa Fe Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class SF.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class SF.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SF.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (20) SC Durango Development, LLC
          Class SCDD.1 — Other Secured Claims against SC Durango Development, LLC
          Classification: Each Class SCDD.1 Claim is a separate Secured Claim against SC Durango Development LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class SCDD.1A, Class SCDD.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class SCDD.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class SCDD.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class SCDD.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class SCDD.1 is an Unimpaired Class, and the Holders of Class SCDD.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class SCDD.1 Claims are not entitled to vote to accept or reject this Joint Plan.

Class SCDD.2 — General Unsecured Claims against SC Durango Development LLC
          Treatment: Holders of Class SCDD.2 General Unsecured Claims against SC Durango Development LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SCDD.2 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SCDD.2 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class SCDD.3 — Intercompany Claims against SC Durango Development, LLC
          Treatment and Voting: Holders of Class SCDD.3 Intercompany Claims against SC Durango Development, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SCDD.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SCDD.3 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class SCDD.4 — Equity Interests in SC Durango Development LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class SCDD.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class SCDD.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SCDD.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (21) Sonoma Land Holdings, LLC
          The assets of Sonoma Land Holdings, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Sonoma Land Holdings, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class SL.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Sonoma Land Holdings, LLC
          Classification/Allowance: Class SL.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Sonoma Land Holdings, LLC.
          Treatment: On account of their Allowed Class SL.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).

          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class SL.2 — Other Secured Claims against Sonoma Land Holdings, LLC
          Classification: Each Class SL.2 Claim is a separate Secured Claim against Sonoma Land Holdings, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class SL.2A, Class SL.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class SL.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class SL.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class SL.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class SL.2 is an Unimpaired Class, and the Holders of Class SL.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class SL.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SL.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class SL.3(b) — General Unsecured Claims against Sonoma Land Holdings, LLC
          Classification: Class SL.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Sonoma Land Holdings, LLC, and Class SL.3(b) consists of the General Unsecured Claims against Sonoma Land Holdings, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class SL.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class SL.3(a) is Impaired and Holders of Claims in Class SL.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class SL.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class SL.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class SL.3(b) are not entitled to vote to accept or reject this Joint Plan.

          Class SL.4 — Intercompany Claims against Sonoma Land Holdings, LLC
          Treatment and Voting: Holders of Class SL.4 Intercompany Claims against Sonoma Land Holdings, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SL.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SL.4 Claims are not entitled to vote to accept or reject this Joint Plan.
          Class SL.5 — Equity Interests in Sonoma Land Holdings, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class SL.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class SL.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SL.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (22) Station Holdings, Inc.
          The assets of Station Holdings, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Station Holdings, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class SH.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Station Holdings, Inc.
          Classification/Allowance: Class SH.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Station Holdings, Inc.
          Treatment: On account of their Allowed Class SH.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
          Class SH.2 — Other Secured Claims against Station Holdings, Inc.
          Classification: Each Class SH.2 Claim is a separate Secured Claim against Station Holdings, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class SH.2A, Class SH.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

          Treatment: The legal, equitable and contractual rights of the Holders of Class SH.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class SH.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class SH.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class SH.2 is an Unimpaired Class, and the Holders of Class SH.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class SH.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SH.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class SH. 3(b) — General Unsecured Claims against Station Holdings, Inc.
          Classification: Class SH.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Station Holdings, Inc., and Class SH.3(b) consists of the General Unsecured Claims against Station Holdings, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class SH.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class SH.3(a) is Impaired and Holders of Claims in Class SH.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class SH.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class SH.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class SH.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class SH.4 — Intercompany Claims against Station Holdings, Inc.
          Treatment and Voting: Holders of Class SH.4 Intercompany Claims against Station Holdings, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SH.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SH.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SH.5 — Equity Interests in Station Holdings, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class SH.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class SH.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently,

the Holders of Class SH.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (23) STN Aviation, Inc.
          The assets of STN Aviation, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of STN Aviation, Inc. that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class STN.1 — Other Secured Claims against STN Aviation, Inc.
          Classification: Each Class STN.1 Claim is a separate Secured Claim against STN Aviation, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class STN.1A, Class STN.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class STN.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class STN.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class STN.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class STN.1 is an Unimpaired Class, and the Holders of Class STN.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class STN.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class STN.2(a) — Prepetition Opco Secured Lenders’ Allowed Claims and Class STN.2(b) — General Unsecured Claims against STN Aviation, Inc.
          Classification: Class STN.2(a) consists of the Prepetition Opco Secured Lenders’ Allowed Claims against STN Aviation, Inc., and Class STN.2(b) consists of the General Unsecured Claims against STN Aviation, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Claims in Class STN.2(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class STN.2(a) is Impaired and Holders of Claims in Class STN.2(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class STN.2(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class STN.2(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section

1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class STN.2(b) are not entitled to vote to accept or reject this Joint Plan.
Class STN.3 — Intercompany Claims against STN Aviation, Inc.
          Treatment and Voting: Holders of Class STN.3 Intercompany Claims against STN Aviation, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class STN.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class STN.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class STN.4 — Equity Interests in STN Aviation, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class STN.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class STN.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class STN.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (24) Sunset Station, Inc.
          The assets of Sunset Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Sunset Station, Inc. that are New Propco Acquired Assets shall be transferred as required under the SCI Plan.
Class SS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Sunset Station, Inc.
          Classification/Allowance: Class SS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Sunset Station, Inc. in the amount of not less than $772 million.
          Treatment: On account of their Allowed Class SS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class SS.2 — Other Secured Claims against Sunset Station, Inc.
          Classification: Each Class SS.2 Claim is a separate Secured Claim against Sunset Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class SS.2A, Class SS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class SS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class SS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class SS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class SS.2 is an Unimpaired Class, and the Holders of Class SS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class SS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class SS. 3(b) — General Unsecured Claims against Sunset Station, Inc.
          Classification: Class SS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Sunset Station, Inc., and Class SS.3(b) consists of the General Unsecured Claims against Sunset Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class SS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class SS.3(a) is Impaired and Holders of Claims in Class SS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class SS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class SS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class SS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class SS.4 — Intercompany Claims against Sunset Station, Inc.
          Treatment and Voting: Holders of Class SS.4 Intercompany Claims against Sunset Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class SS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class SS.5 — Equity Interests in Sunset Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class SS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class SS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class SS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (25) Texas Station, LLC
          The assets of Texas Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Texas Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class TS.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Texas Station, LLC
          Classification/Allowance: Class TS.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Texas Station, LLC.
          Treatment: On account of their Allowed Class TS.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class TS.2 — Other Secured Claims against Texas Station, LLC
          Classification: Each Class TS.2 Claim is a separate Secured Claim against Texas Station, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class TS.2A, Class TS.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class TS.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class TS.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TS.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

          Voting: Class TS.2 is an Unimpaired Class, and the Holders of Class TS.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class TS.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TS.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class TS. 3(b) — General Unsecured Claims against Texas Station, LLC
          Classification: Class TS.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Texas Station, LLC, and Class TS.3(b) consists of the General Unsecured Claims against Texas Station, LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class TS.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class TS.3(a) is Impaired and Holders of Claims in Class TS.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class TS.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class TS.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class TS.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class TS.4 — Intercompany Claims against Texas Station, LLC
          Treatment and Voting: Holders of Class TS.4 Intercompany Claims against Texas Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class TS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TS.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TS.5 — Equity Interests in Texas Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class TS.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class TS.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TS.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (26) Town Center Station, LLC
          The assets of Town Center Station, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Town Center Station, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.

Class TCS.1 — Other Secured Claims against Town Center Station, LLC
          Classification: Each Class TCS.1 Claim is a separate Secured Claim against Town Center Station, LLC. Accordingly, this Class shall be divided into subclasses designated by letters of the alphabet (Class TCS.1A, Class TCS.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class TCS.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class TCS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TCS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class TCS.1 is an Unimpaired Class, and the Holders of Class TCS.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class TCS.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TCS.2 — General Unsecured Claims against Town Center Station, LLC
          Treatment and Voting: Holders of Allowed Claims in Class TCS.2 shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class TCS.2 is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class TCS.2 are not entitled to vote to accept or reject this Joint Plan.
Class TCS.3 — Intercompany Claims against Town Center Station, LLC
          Treatment and Voting: Holders of Class TCS.3 Intercompany Claims against Town Center Station, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class TCS.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TCS.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TCS.4 — Equity Interests in Town Center Station, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class TCS.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class TCS.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TCS.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (27) Tropicana Acquisitions, LLC
          The assets of Tropicana Acquisitions, LLC, shall be transferred to CV PropCo, LLC pursuant to the Landco Assets Transfer Agreement, Second Amended MLCA and the New Opco Purchase Agreement.
Class TA.1 — Other Secured Claims against Tropicana Acquisitions, LLC
          Classification: Each Class TA.1 Claim is a separate Secured Claim against Tropicana Acquisitions, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class TA.1A, Class TA.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class TA.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class TA.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TA.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class TA.1 is an Unimpaired Class, and the Holders of Class TA.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class TA.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TA.2 — General Unsecured Claims against Tropicana Acquisitions, LLC
          Classification; Treatment and Voting: Holders of Allowed Claims in Class TA.2, and General Unsecured Claims shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class TA.2 is not Impaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126 of the Bankruptcy Code. Consequently, the Holders of Claims in Class TA.2 are not entitled to vote to accept or reject this Joint Plan.
Class TA.3 — Intercompany Claims against Tropicana Acquisitions, LLC
          Treatment and Voting: Holders of Class TA.3 Intercompany Claims against Tropicana Acquisitions, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class TA.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TA.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TA.4 — Equity Interests in Tropicana Acquisitions, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class TA.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class TA.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TA.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (28) Tropicana Station, Inc.
          The assets of Tropicana Station, Inc. that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Tropicana Station, Inc. that are New Propco Acquired Assets shall be transferred as required under the SCI Plan.
Class TSI.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Tropicana Station, Inc.
          Classification/Allowance: Class TSI.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Tropicana Station, Inc.
          Treatment: On account of their Allowed Class TSI.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Subsidiary Debtors Effective Date the consideration provided to them under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class TSI.2 — Other Secured Claims against Tropicana Station, Inc.
          Classification: Each Class TSI.2 Claim is a separate Secured Claim against Tropicana Station, Inc. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class TSI.2A, Class TSI.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class TSI.2 Claims are unaltered by this Joint Plan. Subject to Article VIII of the Joint Plan, made applicable here, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors

Effective Date or the date on which such Class TSI.2 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TSI.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class TSI.2 is an Unimpaired Class, and the Holders of Class TSI.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class TSI.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TSI.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class TSI.3(b) — General Unsecured Claims against Tropicana Station, Inc.
          Classification: Class TSI.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Tropicana Station, Inc., and Class TSI.3(b) consists of the General Unsecured Claims against Tropicana Station, Inc.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class TSI.3(a) shall receive the treatment set forth in the SCI Plan and the New Opco Purchase Agreement. Class TSI.3(a) is Impaired and Holders of Claims in Class TSI.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class TSI.3(b) shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class TSI.3(b) is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class TSI.3(b) are not entitled to vote to accept or reject this Joint Plan.
Class TSI.4 — Intercompany Claims against Tropicana Station, Inc.
          Treatment and Voting: Holders of Class TSI.4 Intercompany Claims against Tropicana Station, Inc. shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class TSI.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TSI.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class TSI.5 —Equity Interests in Tropicana Station, Inc.
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class TSI.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class TSI.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class TSI.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.

     (29) Vista Holdings, LLC
          The assets of Vista Holdings, LLC that are New Opco Acquired Assets shall be transferred as required under the New Opco Purchase Agreement. To the extent applicable, the assets of Vista Holdings, LLC that are New Propco Purchased Assets shall be transferred as required under the SCI Plan.
Class VH.1 — Other Secured Claims against Vista Holdings, LLC
          Classification: Each Class VH.1 Claim is a separate Secured Claim against Vista Holdings, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class VH.1A, Class VH.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class VH.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Subsidiary Debtors Effective Date or the date on which such Class VH.1 Claim becomes an Allowed Claim, each Holder of an Allowed Claim shall either (at the election of the Subsidiary Debtor): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class VH.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Subsidiary Debtors Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.
          Voting: Class VH.1 is an Unimpaired Class, and the Holders of Class VH.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class VH.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class VH.2 — General Unsecured Claims against Vista Holdings, LLC
          Classification; Treatment and Voting: Holders of Allowed Claims in Class VH.2 General Unsecured Claims shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class VH.2 is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Claims in Class VH.2 are not entitled to vote to accept or reject this Joint Plan.
Class VH.3 — Intercompany Claims against Vista Holdings, LLC
          Treatment and Voting: Holders of Class VH.3 Intercompany Claims against Vista Holdings, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class VH.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class VH.3 Claims are not entitled to vote to accept or reject this Joint Plan.

Class VH.4 — Equity Interests in Vista Holdings, LLC
          Treatment and Voting: On the Subsidiary Debtors Effective Date, all Class VH.4 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class VH.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class VH.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
E. Treatment of Claims and Equity Interests Against the Aliante Debtors
     (1) Aliante Holding, LLC
Class AHL.1 — Other Secured Claims against Aliante Holding, LLC
          Classification: Each Class AHL.1 Claim is a separate Secured Claim against Aliante Holding, LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class AHL.1A, Class AHL.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class AHL.1 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Aliante Effective Date with respect to Aliante Holding or the date on which such Class AHL.1 Claim shall either (at the election of Aliante Holding): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class ASL.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Aliante Effective Date with respect to Aliante Holding or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the fifteenth (15th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and Aliante Holding.
          Voting: Class AHL.1 is an Unimpaired Class, and the Holders of Class AHL.1 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class AHL.1 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AHL.2 — General Unsecured Claims against Aliante Holding, LLC
          Treatment: Holders of Class AHL.2 General Unsecured Claims against Aliante Holding, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class AHL.2 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AHL.2 Claims are not entitled to vote to accept or reject this Joint Plan.

Class AHL.3 — Intercompany Claims against Aliante Holding, LLC
          Treatment and Voting: Holders of Class AHL.3 Intercompany Claims against Aliante Holding, LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class AHL.3 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AHL.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AHL.4 — Equity Interests in Aliante Holding, LLC
          Treatment and Voting: On the Aliante Effective Date with respect to Aliante Holding, Holders of Class AHL.4 Equity Interests shall receive, in a form to be determined, all assets of Aliante Holding other than the Transferred Aliante Hotel Assets and the Equity Interests of Aliante Gaming. Class AHL.4 is Impaired and is conclusively deemed to have accepted this Joint Plan consistent with the Joint Unanimous Written Consent of the Executive Committee, the Member and the Manager of Aliante Gaming dated March 21, 2011. Consequently, the Holders of Class AHL.4 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
     (2) Aliante Station LLC
Class ASL.1 — Prepetition Opco Secured Lenders’ Allowed Secured Claims against Aliante Station LLC
          Classification/Allowance: Class ASL.1 consists of the Prepetition Opco Secured Lenders’ Allowed Secured Claim against Aliante Station LLC, if any.
          Treatment: On account of their Allowed Class ASL.1 Claims, and without limiting or otherwise modifying the SCI Plan, including the “Reserved Claims” provisions thereof, the Prepetition Opco Secured Lenders shall receive Pro Rata on the Aliante Effective Date with respect to Aliante Station the consideration provided to them by the Opco Group Sellers under the New Opco Purchase Agreement and the SCI Plan (which treatment is incorporated herein mutatis mutandis).
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class ASL.2 — Other Secured Claims against Aliante Station LLC
          Classification: Each Class ASL.2 Claim is a separate Secured Claim against Aliante Station LLC. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class ASL.2A, Class ASL.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class ASL.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Aliante Effective Date with respect to Aliante Station or the date on which such Class ASL.2 Claim shall either (at the election of Aliante

Station): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class ASL.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Aliante Effective Date with respect to Aliante Station or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the fifteenth (15th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the Aliante Station.
          Voting: Class ASL.2 is an Unimpaired Class, and the Holders of Class ASL.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class ASL.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class ASL.3(a) — Prepetition Opco Secured Lenders’ Allowed Deficiency Claims and Class ASL. 3(b) — General Unsecured Claims against Aliante Station LLC
          Classification: Class ASL.3(a) consists of the Prepetition Opco Secured Lenders’ Allowed Deficiency Claims against Aliante Station LLC, if any, and Class ASL.3(b) consists of the General Unsecured Claims against Aliante Station LLC.
          Treatment and Voting: Holders of Prepetition Opco Secured Lenders’ Allowed Deficiency Claims in Class ASL.3(a) shall receive the treatment provided to them by the Opco Group Sellers as set forth in the SCI Plan and the New Opco Purchase Agreement. Class ASL.3(a) is Impaired and Holders of Claims in Class ASL.3(a) are entitled to vote to accept or reject this Joint Plan. Holders of Allowed Claims in Class ASL.3(b) shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class ASL.3(b) is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class ASL.3(b) Claims are not entitled to vote to accept or reject this Plan.
Class ASL.4 — Intercompany Claims against Aliante Station LLC
          Treatment and Voting: Holders of Class ASL.4 Intercompany Claims against Aliante Station LLC shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class ASL.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class ASL.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class ASL.5 — Equity Interests in Aliante Station LLC
          Treatment and Voting: On the Aliante Effective Date with respect to Aliante Station, all assets of Aliante Holding distributed to Aliante Station under this Joint Plan shall be distributed to NP Opco LLC and Station Casinos LLC, as designees of SCI, in equal portions. All Class ASL.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class ASL.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class ASL.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.

     (3) Aliante Gaming LLC
Class AGL.1 — Aliante Lenders’ Allowed Claims against Aliante Gaming
          Classification/Allowance: Class AGL.1 consists of the Aliante Lenders’ Allowed Claims against Aliante Gaming.
          Treatment: On the Aliante Effective Date with respect to Aliante Gaming, each Holder of an Allowed Class AGL.1 Claim (or its designee(s)) shall receive, on account, and in full satisfaction, of such Claim, its Pro Rata share of (a) 100% of the New Aliante Equity and (b) 100% of the New Secured Aliante Debt. (Each Holder of an Allowed Class AGL.1 Claim (or designee of a Holder of an Allowed Class AGL.1 Claim) shall contribute its Pro Rata share of New Aliante Equity to ALST Casino Holdco (an entity formed and owned by the Holders of the Allowed Class AGL.1 Claims or their designees) in accordance with Article V.C. below.) The terms and rights of the New Aliante Equity and New Secured Aliante Debt will be more fully described in the Joint Plan Supplement.
          In addition, on the Aliante Effective Date with respect to Aliante Gaming, Reorganized Aliante Gaming shall pay any outstanding fees and expenses of the Aliante Administrative Agent or any of the Aliante Lenders under the Aliante Credit Agreement or the Aliante Swap Agreement, including, without limitation, the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Houlihan Lokey Capital, Inc., and Lionel Sawyer & Collins.
          Voting: This Class is Impaired, and the Holders of Claims in this Class are entitled to vote to accept or reject this Joint Plan.
Class AGL.2 — Other Secured Claims against Aliante Gaming
          Classification: Each Class AGL.2 Claim is a separate Secured Claim against Aliante Gaming. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class AGL.2A, Class AGL.2B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: The legal, equitable and contractual rights of the Holders of Class AGL.2 Claims are unaltered by this Joint Plan. Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Aliante Effective Date with respect to Aliante Gaming or the date on which such Class AGL.2 Claim shall either (at the election of Aliante Gaming): (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class AGL.2 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of: (i) the Aliante Effective Date with respect to Aliante Gaming or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the fifteenth (15th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and Aliante Gaming.

          Voting: Class AGL.2 is an Unimpaired Class, and the Holders of Class AGL.2 Claims are conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class AGL.2 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AGL.3 — General Unsecured Claims against Aliante Gaming
          Classification: Class AGL.3 consists of all General Unsecured Claims against Aliante Gaming.
          Treatment and Voting: Holders of Class AGL.3 Allowed General Unsecured Claims against Aliante Gaming shall be paid in full or otherwise left Unimpaired under this Joint Plan. Class AGL.3 is Unimpaired and is conclusively deemed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Consequently, the Holders of Class AGL.3 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AGL 4 — Intercompany Claims against Aliante Gaming
          Classification: Class AGL.4 consists of all Intercompany Claims against Aliante Gaming.
          Treatment and Voting: Holders of Class AGL.4 Intercompany Claims against Aliante Gaming shall not receive or retain any property or other distributions on account of their Claims under this Joint Plan. Class AGL.4 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AGL.4 Claims are not entitled to vote to accept or reject this Joint Plan.
Class AGL.5 — Equity Interests in Aliante Gaming
          Classification: Class AGL.5 consists of all Equity Interests in Aliante Gaming.
          Treatment and Voting: On the Aliante Effective Date with respect to Aliante Gaming, all Class AGL.5 Equity Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Class AGL.5 is Impaired and is conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the Holders of Class AGL.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan.
F. Treatment of Claims and Equity Interests Against GVR
     The assets of GVR, to the extent constituting GVR Purchased Assets, shall be transferred to the GVR Purchaser as required under the GVR Purchase Agreement. The treatment and voting rights provided to each Class of Claims and Equity Interests against and in GVR, for distribution purposes, is specified below:

Class GVRG.1 — Other Secured Claims
          Classification: Each Class GVRG.1 Claim is a separate Secured Claim against GVR. Accordingly, this Class will be divided into subclasses designated by letters of the alphabet (Class GVRG.1A, Class GVRG.1B and so on), so that each Holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.
          Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment for such holder, in exchange for full and final satisfaction, settlement, release, compromise, and discharge of each and every Allowed Other Secured Claim, each holder of such Claim shall, at the sole option of GVR or the GVR Purchaser, as applicable:
(i) be paid in full in Cash in an amount equal to such Allowed Other Secured Claim by GVR on the GVR Effective Date; or
(ii) receive the collateral securing any such Allowed Other Secured Claim and be paid any interest required to be paid under Section 506(b) of the Bankruptcy Code; or
(iii) otherwise be treated in any other manner such that the Allowed Other Secured Claim shall be rendered Unimpaired on the later of the GVR Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim or as soon as reasonably practicable thereafter.
          Voting: Class GVRG.1 is Unimpaired, and holders of Class GVRG.1 Other Secured Claims are conclusively presumed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, holders of Class GVRG.1 Other Secured Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVRG.2 — GVR First Lien Allowed Claims
          Classification: Class GVRG.2 consists of all GVR First Lien Allowed Claims.
          Allowance: The GVR First Lien Allowed Claims shall be Allowed and deemed to be Allowed Claims in the amount of $571,407,385.06, plus interest and fees and other amounts due and owing under the GVR First Lien Term Loan, the GVR First Lien Swap Agreement, and any order providing for the use of the cash collateral of the GVR First Lien Lenders as of the GVR Effective Date pursuant to the terms of the GVR First Lien Credit Agreement, the other GVR Loan Documents, the GVR First Lien Swap Agreement, or related documents, including, without limitation, the reasonable and documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the GVR First Lien Administrative Agent, Dewey & Leboeuf LLP and Lionel Sawyer & Collins, counsel to the GVR First Lien Lenders Steering Committee and Houlihan Lokey Capital, Inc., financial advisor to the GVR First Lien Lenders Steering Committee, which Claims shall be Allowed Claims for all purposes under this Joint Plan in the full amount stated herein and shall not be subject to offset, setoff, recoupment, defense, counterclaim, reduction, subordination or credit of any kind whatsoever.

          Treatment: Except to the extent that a holder of an Allowed GVR First Lien Allowed Claim agrees to a less favorable treatment for such holder, in exchange for full and final satisfaction, settlement, release, compromise, and discharge of each and every Allowed GVR First Lien Allowed Claim, (i) the GVR First Lien Administrative Agent shall receive the GVR First Lien Distribution and shall distribute to each holder of an Allowed GVR First Lien Claim its Pro Rata share of the GVR First Lien Distribution and (ii) GVR shall pay all amounts owed under and otherwise perform all of its obligations under any order providing for the use of the cash collateral of the GVR First Lien Lenders.
          Voting: Class GVRG.2 is Impaired. Therefore, holders of Class GVRG.2 GVR First Lien Allowed Claims as of the Voting Record Date are entitled to vote to accept or reject this Joint Plan.
Class GVRG.3 — GVR Second Lien Term Loan Claims
          Classification: Class GVRG.3 consists of all GVR Second Lien Term Loan Claims.
          Treatment: Holders of Class GVRG.3 GVR Second Lien Term Loan Claims shall not receive or retain any property on account of their Claims under this Joint Plan.
          Voting: Class GVRG.3 is Impaired. The holders of Class GVRG.3 GVR Second Lien Term Loan Claims will not receive any distributions from GVR’s Estate, and therefore are conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the holders of Class GVRG.3 GVR Second Lien Term Loan Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVRG.4 — General Unsecured Claims
          Classification: Class GVRG.4 consists of all General Unsecured Claims.
          Treatment: Holders of Class GVRG.4 General Unsecured Claims shall not receive or retain any property on account of their Claims under this Joint Plan.
          Voting: Class GVRG.4 is Impaired. The holders of Class GVRG.4 General Unsecured Claims will not receive any distributions from GVR’s Estate, and therefore are conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the holders of Class GVRG.4 General Unsecured Claims are not entitled to vote to accept or reject this Joint Plan.
Class GVRG.5 — Equity Interests
          Classification: Class GVRG.5 consists of all Equity Interests in the Debtor.
          Treatment: Holders of Class GVRG.5 Equity Interests shall not receive or retain any property on account of their Claims under this Joint Plan.

          Voting: Class GVRG.5 is Impaired. The holders of Class GVRG.5 Equity Interests will not receive any distributions from GVR’s Estate, and therefore are conclusively deemed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, the holders of Class GVRG.5 Equity Interests are not entitled to vote to accept or reject this Joint Plan
G. Reservation of Rights Regarding Unimpaired Claims
     Except as otherwise provided herein, nothing under this Joint Plan shall affect the rights of the Debtors in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, or the right to dispute or otherwise object to the Allowance of or the amount of any Unimpaired claim.
H. Subordination Rights
     The classification and treatment of all Claims and Equity Interests under this Joint Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with this Joint Plan. As of the Applicable Effective Dates, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Distribution to be made in accordance with this Joint Plan are discharged and terminated, and all actions related to the enforcement of such subordination rights are permanently enjoined. Distributions under this Joint Plan are not subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights.
I. Withholding Taxes
     The Debtors, Reorganized Aliante Gaming, or the Plan Administrator, as the case may be, may deduct any applicable federal or state withholding taxes from any Distributions made pursuant to this Joint Plan.
J. Set Offs
     Except as otherwise provided herein, including, without limitation, with respect to the Aliante Lenders’ Allowed Claims, the Debtors may, but shall not be required to, set off or recoup against any Claim and the payments or other Distributions to be made pursuant to this Joint Plan in respect of such Claim, claims and counterclaims of any nature whatsoever which such Debtors or their Estates may have against the holder of such Claim to the extent such claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by a Debtor, by Reorganized Aliante Gaming, or by the Plan Administrator of any such claim or counterclaim that it may have against such holder.

K. Timing of Payments and Distributions and Allocation
     Except as otherwise required or provided for under the SCI Plan, the New Opco Purchase Agreement, the New Opco Implementation Agreements, the New Propco Implementation Agreements, the Landco Assets Transfer Agreement, the New Aliante Transaction Agreements or the GVR Purchase Agreement to effectuate the transactions contemplated by the New Opco Purchase Agreement, the New Opco Implementation Agreement, the New Propco Implementation Agreement, the Landco Assets Transfer Agreement, the New Aliante Transaction Agreements or the GVR Purchase Agreement, any payments or Distributions to be made under this Joint Plan (other than the GVR First Lien Distribution, Distributions on account of the Prepetition Opco Secured Lenders’ Allowed Claims and other payments or Distributions that must be made on the Applicable Effective Date) shall be deemed to be timely made if made within twenty (20) days after the date specified in this Joint Plan, or as soon thereafter as reasonably practicable. Whenever any Distribution to be made under this Joint Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. The value of any Distributions received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of the principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.
ARTICLE IV.
ACCEPTANCE OR REJECTION OF THE PLAN
A. Voting Classes
     Each Holder of an Allowed Claim as of the Voting Record Date in each of the Voting Classes shall be entitled to vote to accept or reject this Joint Plan.
B. Acceptance by Impaired Classes of Claims and Equity Interests
     Pursuant to Section 1126(c) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Joint Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept this Joint Plan. Pursuant to Section 1126(d) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, a Class of Equity Interests has accepted this Joint Plan if at least two-thirds in amount of the Allowed Equity Interests in such Class actually voting have voted to accept this Joint Plan.
C. Presumed Acceptance of Joint Plan
     Classes that are Unimpaired under this Joint Plan are presumed to have accepted this Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code.

D. Presumed Rejection of Joint Plan
     Classes that are Impaired and receive no Distribution under this Joint Plan on account of their Claims are presumed to have rejected this Joint Plan pursuant to Section 1126(g) of the Bankruptcy Code.
E. Non-Consensual Confirmation Pursuant to 28 U.S.C. § 1129(b)
     With respect to any Class that does not accept this Joint Plan pursuant to Section 1126 of the Bankruptcy Code, the Debtors will request confirmation of this Joint Plan under Section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify this Joint Plan in order to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.
ARTICLE V.
MEANS FOR IMPLEMENTATION OF THIS JOINT PLAN
A. Transfers Under this Joint Plan, Generally
     As described in detail below, implementation of this Joint Plan will include, among other things, numerous conveyances, assignments, transfers and deliveries among various parties. All conveyances, assignments, transfers and deliveries, including, but not limited to the transactions described in Articles V.B, V.C and V.D, below shall be made, and such assets shall vest in the applicable transferee, free and clear of all Liens, Claims, Equity Interests, and any other interests asserted by the Debtors, any creditors of the Debtors, or other Persons or Entities (including, without limitation, any Liens, Claims, Equity Interests, encumbrances or interests, whether presently known or unknown, in any way relating to or arising from (i) the operations of the Debtors prior to an Applicable Effective Date, or (ii) consummation of any of the transactions pursuant to this Joint Plan), in accordance with and as contemplated by, among other sections, Sections 105(a), 363, 1123, 1129 and 1141 of the Bankruptcy Code, save and excepting any specific obligations expressly undertaken by such transferee or its designee in this Joint Plan, the SCI Plan or in any document or agreement to which such transferee is a party and which is necessary for Consummation of this Joint Plan.
     No such transferee or any of its Subsidiaries, creditors, equity holders or Related Persons shall be or be deemed to be a successor of any Debtor or any SCI Debtor by reason of any theory of law or equity and shall not have any successor or transferee liability of any kind, nature or character, including liabilities arising or resulting from or relating to the transactions contemplated hereby; provided that the Confirmation Order shall not provide that the sale of any property that constitutes New Opco Acquired Assets is free and clear of any environmental liability imposed by a Governmental Unit (as defined in the Stalking Horse APA (as defined in the SCI Plan)) arising from or related to such property to the extent that the Bankruptcy Court determines that such property cannot be sold to the New Opco Purchaser free and clear of such liability pursuant to the Bankruptcy Code.
     The transactions consummated pursuant to this Joint Plan, the New Opco Purchase Agreement, the New Opco Implementation Agreements, the New Propco Implementation Agreements, the Landco Assets Transfer Agreement, the New Aliante Transaction Agreements

and the GVR Purchase Agreement shall not constitute a de facto merger, or a merger, as between any Debtors, any SCI Debtors or any of their Subsidiaries or Affiliates and any transferee or any of its Affiliates pursuant to this Joint Plan, the SCI Plan, the New Opco Purchase Agreement, the New Opco Implementation Agreements, the New Propco Implementation Agreements, the Landco Assets Transfer Agreement, New Aliante Transaction Agreements or the GVR Purchase Agreement under any applicable law (including Nevada law).
     Except for any specific obligations expressly undertaken by such transferee or its designee(s) in this Joint Plan or in any agreement or other document to which such transferee or designee is a party and which is entered into in connection with the Consummation of this Joint Plan, none of such transferee, Holdco, Voteco, New Propco, the New Opco Purchaser, New Opco, the Mortgage Lenders, the GVR Purchaser, the GVR First Lien Lenders, the Prepetition Opco Secured Lenders, the Land Loan Lenders, FG, Reorganized Aliante Gaming, ALST Casino Holdco, the Aliante Lenders or any of their respective designees, Subsidiaries or Affiliates shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors or any of the SCI Debtors, including without limitation any amounts owed by the Debtors to Holders of Claims or Equity Interests or any obligations of the Debtors pursuant to this Joint Plan.
     After an Applicable Effective Date, each such transferee and its designee(s) or designated Subsidiaries will own the assets conveyed to it and operate its business and manage its affairs free of any restrictions contained in the Bankruptcy Code or other applicable law. The terms, provisions and conditions of the agreements governing the transactions described in Article V.B, Article V.C and Article V.D below shall govern the obligations of the Debtors and the other parties thereto and to the extent inconsistent with this Joint Plan, such agreements shall control.
     Without further approvals or notice, the Debtors, the Plan Administrator, Reorganized Aliante Gaming, the Administrative Agents and any other applicable Person or Entity shall have the power and authority to terminate and discharge (and to consent to terminate and discharge) Liens on any assets to effectuate the terms hereof and the terms of the New Opco Implementation Agreements, the New Propco Implementation Agreements, the Landco Assets Transfer Agreement, the New Opco Purchase Agreement, the New Aliante Transaction Agreements or the GVR Purchase Agreement on an Applicable Effective Date.
B. Joint Plan Transactions — Subsidiary Debtors
     The following transactions shall be consummated as specified below in the order specified below or in such other order as is set forth in the Joint Plan Supplement:
     1. Assumption of New Opco Purchase Agreement
     On and as of the Subsidiary Debtors Effective Date, (i) each of the Subsidiary Debtors that is an Opco Group Seller under the New Opco Purchase Agreement shall assume the New Opco Purchase Agreement under Section 365 of the Bankruptcy Code and (ii) the New Opco Purchaser shall perform, or cause the performance of, its obligations under the New Opco Purchase Agreement, including the payment of the “Cash Purchase Price” (as such term is defined in the New Opco Purchase Agreement) and the issuance of debt as set forth in the New

Opco Credit Agreement and the assumption of the “Assumed Liabilities” (as set forth in the New Opco Purchase Agreement), in each case, in accordance with the terms thereof. The Confirmation Order shall be deemed to be an order under Section 365 of the Bankruptcy Code authorizing and approving the assumption of the New Opco Purchase Agreement on and as of the Subsidiary Debtors Effective Date by all Subsidiary Debtors that are Opco Group Sellers, and the effect of such assumption shall be binding on all Holders of Claims, Administrative Claims or Equity Interests, and all other Persons and Entities, including all Governmental Units.
     2. Formation of New Propco and New Opco Entities
     Holdco, Voteco, New Propco, New Opco and their direct or indirect Subsidiaries have been formed for the purpose of acquiring all of New Propco Acquired Assets, New Opco Acquired Assets and all of the Equity Interests in CV PropCo, LLC as owner of the Landco Assets.
     3. Transfer of Master Lease Collateral to Propco
     On the Subsidiary Debtors Effective Date, pursuant to the New Propco Implementation Agreements, the Subsidiary Debtors (including the Subsidiary Debtor Subtenants) that own New Propco Transferred Assets shall convey, assign, transfer and deliver all such assets to Propco or its designees in satisfaction of Propco’s Lien on such assets under the Master Lease and License and in partial satisfaction of the Master Lease Rejection Damage Claim.
     4. Landco Assets
     On or prior to the Subsidiary Debtors Effective Date, pursuant to the Landco Assets Transfer Agreement and the Second Amended MLCA: (a) all of the Equity Interests in CV PropCo, LLC shall be conveyed, assigned, transferred and delivered by CV Holdco, LLC to New Propco or a Subsidiary thereof as the designee of the Land Loan Lenders, subject to the New Land Loan Agreement, and (b) all of the Landco Assets not then owned by CV PropCo, LLC and not otherwise designated as excluded assets under the Landco Assets Transfer Agreement, shall be conveyed, assigned, transferred and delivered to CV PropCo, LLC.
     5. Transfer of New Propco Transferred Assets from Propco to New Propco Entities
     On the Subsidiary Debtors Effective Date, in accordance with and in compliance with the Second Amended MLCA, the SCI Plan and the SCI Confirmation Order, and pursuant to the New Propco Implementation Agreements and in implementation of the distributions to the Mortgage Lenders under the SCI Plan and SCI Confirmation Order, all of the New Propco Transferred Assets shall be conveyed, assigned, transferred and delivered to New Propco or any of its designee(s) or Subsidiaries, each in their capacities as designee of the Mortgage Lenders.
     6. Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities
     On the Subsidiary Debtors Effective Date and subject to the receipt by the Holders of the Prepetition Opco Secured Lenders’ Allowed Secured Claims of the consideration set forth in this

Joint Plan and in the SCI Plan, pursuant to, and in compliance with, the Second Amended MLCA, the SCI Plan, the SCI Confirmation Order and the New Opco Purchase Agreement, for good and valuable consideration, all of the New Propco Purchased Assets shall be sold, conveyed, assigned, transferred and delivered to New Propco or its applicable designee(s) or Subsidiaries.
     7. Transfer of New Opco Acquired Assets to New Opco
     On the Subsidiary Debtors Effective Date and subject to the receipt by the Holders of the Prepetition Opco Secured Lenders’ Allowed Secured Claims of the consideration set forth in this Joint Plan, the SCI Plan and the SCI Confirmation Order, for good and valuable consideration, all of the New Opco Acquired Assets shall be sold, conveyed, assigned, transferred and delivered to New Opco or its designee(s) or Subsidiaries pursuant to and in accordance with the New Opco Purchase Agreement.
     8. New Propco Transactions in Connection with Receipt of New Propco Acquired Assets
     In connection with Consummation of this Joint Plan and New Propco’s receipt of the New Propco Acquired Assets, and in accordance with and pursuant to the SCI Plan and the SCI Confirmation Order, Voteco, Holdco and New Propco will enter into or cause to be entered into a number of agreements and transactions designed to allow New Propco to operate the New Propco Acquired Assets as a going concern business. Those agreements and transactions will include, without limitation, the following agreements (collectively, the “New Propco Implementation Agreements”):
          a. The New Propco LLCA [Docket No. 1914].
          b. The New FG Management Agreement [Docket No. 1914].
          c. The New Propco Credit Agreement [Docket No. 1914].
          d. The New Land Loan Agreement.
          e. The IP License Agreement.
          f. The New Propco Non-Compete Agreement.
          Each of the foregoing New Propco Implementation Agreements is attached as a plan supplement to the SCI Plan or will be attached as a Joint Plan Supplement, as the case may be.
     9. New Propco Employment of Subsidiary Debtors’ Employees and Related Matters
     Upon or promptly following the Subsidiary Debtors Effective Date, New Propco contemplates taking steps to mitigate the impact of the restructuring process on the Subsidiary Debtors’ employees. Specifically, New Propco plans to make offers of employment to all of the

Subsidiary Debtors’ hourly employees: (a) at not less than the same hourly wage rate and position in effect for the respective employee immediately prior to the Subsidiary Debtors Effective Date; (b) with substantially similar benefits as the current Section 401(k) plans provided to such employees of the Subsidiary Debtors; and (c) with health and welfare benefits that in the aggregate are substantially similar to those provided by the Subsidiary Debtors under the broad-based employee benefit plans in effect for Subsidiary Debtors’ employees immediately prior to the Subsidiary Debtors Effective Date.
     10. New Opco Transactions in Connection with Receipt of New Opco Acquired Assets
     In connection with Consummation of this Joint Plan and New Opco’s receipt of the New Opco Acquired Assets, and in accordance with and in compliance with the SCI Plan and the SCI Confirmation Order, New Opco will enter into or cause to be entered into a number of agreements and transactions designed to allow New Opco to operate the New Opco Acquired Assets as a going concern business (collectively, the “New Opco Implementation Agreements”). Those agreements and transactions will include, without limitation, the following:
          a. The New Opco Credit Agreement [Docket No. 1914].
          b. The New Opco FG Management Agreement [Docket No. 1935].
          c. The IP License Agreement.
          d. The New Opco Transition Services Agreement.
          Each of the foregoing New Opco Implementation Agreements is attached as a plan supplement to the SCI Plan or will be attached as a Joint Plan Supplement, as the case may be.
     11. The New Opco Credit Agreement
     The collateral agent under the New Opco Credit Agreement shall have valid, binding and enforceable liens on the collateral specified in the relevant agreements executed by New Opco and its Subsidiaries in connection with the New Opco Credit Agreement. The guarantees, mortgages, pledges, liens and other security interests granted pursuant to the New Opco Credit Agreement are granted in good faith as an inducement to the lenders to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such claims, liens and security interests shall be as set forth in the definitive documentation executed in connection therewith. The New Opco Credit Agreement together with all notes, documents or agreements delivered in connection therewith shall be valid, binding and enforceable in accordance with their terms on and after the Subsidiary Debtors Effective Date (it being understood and agreed that each Holder of the Prepetition Opco Secured Lenders’ Allowed Claim shall be deemed a party to the New Opco Credit Agreement and bound by the terms thereof without the requirement of any such Holder to execute a signature thereto). Notwithstanding anything to the contrary in the Confirmation Order or this Joint Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the loan documentation executed in connection with the New Opco Credit Agreement or any rights or remedies related thereto.
     12. Second Amended MLCA
     So long as the New Opco Purchase Agreement is not terminated, then, notwithstanding anything to the contrary in the Second Amended MLCA or in the SCI Plan, the entry of the Confirmation Order will not automatically trigger a Transition Event (as defined in the Second Amended MLCA) and the obligation of SCI and its Subsidiaries including the Subsidiary Debtors to provide transition services thereunder shall be suspended (other than such services as are required during the “Deferral Period” (as defined in the Second Amended MLCA)) and the “Deferral Period” shall be deemed to continue for all purposes under the Second Amended MLCA, including with respect to the payment of Reduced Rent (as defined in the Second Amended MLCA), and the Initial Transition Services Period (as defined in the Second Amended MLCA) shall not be deemed to commence, until the earlier of (i) the date on which a Transition Event (other than due solely to the occurrence of the Confirmation Date or the Subsidiary Debtors Effective Date) occurs or (ii) the date designated in writing by the Mortgage Lenders and acceptable to the Consenting Opco Lenders as the date on which transition services should commence. Except as modified above, the Second Amended MLCA will remain in full force and effect and shall be enforceable pursuant to its terms.
C. Joint Plan Transactions — Aliante Debtors
     1. Restructuring and other Corporate Transactions
     On the Aliante Effective Date with respect to Aliante Gaming, Aliante Gaming shall effect a corporate restructuring. The restructuring shall be described in further detail in the Joint Plan Supplement. The restructuring shall include, but will not be limited to:
          (a) Formation of ALST Casino Holdco. ALST Casino Holdco, a Delaware limited liability company, shall be formed by the filing of the New Aliante Certificate of Formation with the Secretary of State of Delaware before the Aliante Effective Date with respect to Aliante Gaming, and shall elect to be taxed as a partnership. (The name of this entity shall be subject to change in accordance with applicable law.) The ALST Casino Holdco Operating Agreement shall be adopted, and shall, among other things, (i) establish the terms and rights of the ALST Casino Holdco Equity, (ii) establish certain restrictions on the transfer of ALST Casino Holdco Equity, (iii) provide for certain rights and obligations of holders of ALST Casino Holdco Equity, (iv) provide for the preparation and filing with any state or federal regulatory authority (or withdrawal of) any documents that the Required Aliante Consenting Lenders deem necessary or appropriate in connection with establishing ALST Casino Holdco as a “publicly traded company” within the meaning of the Nevada Revised Statutes, including, without limitation, any Form 10-K, Form 10-Q, Form 8-K, and other documents or amendments thereto to comply with the United States Securities Exchange Act of 1934, as amended, and (v) include such other provisions as may be necessary or appropriate to establish ALST Casino Holdco as a “publicly traded company” under Section 463.487 of the Nevada Revised Statutes. On or before the Aliante Effective Date with respect to Aliante Gaming, a registration rights agreement (the

“Registration Rights Agreement”) will be entered into, which shall be substantially in the form included in the Joint Plan Supplement.
          (b) Issuance of ALST Casino Holdco Equity. On or before the Aliante Effective Date, ALST Casino Holdco shall authorize and issue ALST Casino Holdco Equity for distribution to the Holders of Allowed Class AGL.1 Claims (or their respective designee(s)). Each Holder of an Allowed Class AGL.1 Claim (or its designee) shall receive its Pro Rata share of 100% of the ALST Casino Holdco Equity.
          (c) Amended Aliante Gaming Operating Agreement. Reorganized Aliante Gaming shall enter into the Amended Aliante Gaming Operating Agreement (the “Amended Aliante Gaming Operating Agreement”), which shall amend the Aliante Operating Agreement to, among other things, establish Reorganized Aliante Gaming as a single member limited liability company and identify ALST Casino Holdco as its sole member. The adoption of the Amended Aliante Gaming Operating Agreement shall be hereby authorized without the need for any further limited liability company action.
          (d) Issuance of New Aliante Equity. On the Aliante Effective Date with respect to Aliante Gaming, Reorganized Aliante Gaming shall authorize and issue the New Aliante Equity for distribution in accordance with this Joint Plan.
          (e) Transactions on the Aliante Effective Date. On the Aliante Effective Date with respect to Aliante Gaming, the following transactions shall be deemed to have occurred in the following order: (A) each Holder of an Allowed Class AGL.1 Claim shall be deemed to have exchanged all of its Allowed Class AGL.1 Claim for its Pro Rata share of New Aliante Equity and New Secured Aliante Debt; and (B) each Holder of New Aliante Equity shall be deemed to have contributed all such New Aliante Equity to ALST Casino Holdco in exchange for its Pro Rata share of ALST Casino Holdco Equity.
          (f) Assets and Executory Contracts Relating to the Operation of the Aliante Hotel Assets. On the Aliante Effective Date with respect to Aliante Gaming all of the Transferred Aliante Hotel Assets shall be conveyed, assigned, transferred and delivered to Reorganized Aliante Gaming in accordance with a transfer agreement to be negotiated and agreed to by and among the relevant parties.
     To the extent that a third party vendor provides services or goods, directly or indirectly to Aliante Gaming or the Aliante Hotel pursuant to an executory contract entered into by a Debtor (other than Aliante Gaming) or a SCI Debtor to which Aliante Gaming is not a party, such Debtor(s) and SCI shall use (and shall cause their respective Affiliates and Subsidiaries to use) commercially reasonable efforts to (a) ensure that such goods and services continue to be available to Aliante Gaming or the Aliante Hotel pursuant to such executory contract during the Chapter 11 Cases and after the Aliante Effective Date with respect to Aliante Gaming on the same terms and conditions as existed immediately before the Petition Date; provided that, Aliante Gaming or Reorganized Aliante Gaming, as applicable, shall reimburse the applicable Debtor(s) consistent with their past practices and pay all costs, fees and expenses consistent with their past practices, including Allowed Administrative Expenses for the delivery of such goods or services, and such other Debtor or SCI shall not be obligated to assume any such third party contract for goods or services without the concurrent assignment of the same or a portion of the same to Aliante Gaming or Reorganized Aliante Gaming; or (b) assist Aliante Gaming in negotiating a direct agreement with the third party vendor for the provision of the services or goods at issue.
          (g) Intercompany Agreements and Arrangements.
     With respect to intercompany agreements and arrangements pursuant to which, as of the Petition Date, any Debtor (other than Aliante Gaming) or SCI Debtor directly or indirectly provides services or goods to Aliante Gaming or the Aliante Hotel or otherwise relating to the operation of the Aliante Hotel, such Debtor(s) and/or SCI shall use (and shall cause their respective Affiliates and Subsidiaries to use) commercially reasonable efforts to (a) arrange for such goods and services to continue to be available to Aliante Gaming or the Aliante Hotel during the Chapter 11 Cases (and after the Aliante Effective Date with respect to Aliante Gaming to Reorganized Aliante Gaming) on the same terms and conditions as existed immediately before the Petition Date; provided that, to the extent that a Debtor is obligated to pay for any delivery of goods or services, Aliante Gaming or Reorganized Aliante Gaming shall reimburse the applicable Debtor(s) consistent with its past practices and such Debtor shall not be obligated to assume such third party contract for goods or services without the concurrent assignment of the same or portion of the same to Aliante Gaming or Reorganized Aliante Gaming; or (b) assist Aliante Gaming or Reorganized Aliante Gaming in negotiating a new agreement with a third party vendor for the provision of the services or goods at issue. Any amounts owing in respect of services or goods actually provided to Aliante Gaming or the Aliante Hotel after the Petition Date by a Debtor (other than Aliante Gaming) or a SCI Debtor pursuant to subsection (a) of the foregoing sentence shall constitute an Administrative Expense obligation of Aliante Gaming to the extent unpaid. If Aliante Gaming enters into a transition services agreement that is acceptable to the Required Aliante Consenting Lenders, then such transition services agreement shall goven with respect to Intercompany Agreements and Arrangements.
          (h) Vesting of Assets in Reorganized Aliante Gaming. Upon the Aliante Effective Date with respect to Aliante Gaming, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property of Aliante Gaming and all of the Transferred Aliante Hotel Assets shall vest in the Reorganized Aliante Gaming free and clear of all Liens, Claims, charges, encumbrances, or other interests, except as provided in this Joint Plan. From and after the Aliante Effective Date with respect to Aliante Gaming, Reorganized Aliante Gaming may operate its business and may use, acquire, and dispose of property and compromise or settle any Claims, Equity Interests or Causes of Action without the supervision or approval by the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.
     2. New Aliante Management Agreement
     On the Aliante Effective Date with respect to Aliante Gaming, subject to the terms and conditions to be agreed to by the parties thereto, Reorganized Aliante Gaming and Fertitta Entertainment (or, with the consent of the Required Aliante Consenting Lenders, Fertitta

Entertainment’s designee(s) or Subsidiaries) shall enter into the New Aliante Management Agreement substantially in the form included in the Joint Plan Supplement.
     3. Transactions in Connection with Consummation of this Joint Plan
     In connection with Consummation of this Joint Plan, Reorganized Aliante Gaming will enter into or cause to be entered into a number of agreements and transactions designed to implement the restructuring described above and allow Reorganized Aliante Gaming to operate the Aliante Hotel as a going concern business. Those agreements and transactions will include, without limitation, the following agreements (collectively, and together with any other agreements or documents necessary to implement the transactions contemplated hereby, the “New Aliante Transaction Agreements”):
          a. The New Aliante Management Agreement.
          b. The New Aliante Credit Agreement.
          c. The Amended Aliante Gaming Operating Agreement.
          d. The ALST Casino Holdco Operating Agreement.
          e. The Registration Rights Agreement
     Each of the foregoing New Aliante Transaction Agreements will be included in the Joint Plan Supplement.
     In addition, upon reaching agreed terms and conditions acceptable to the Debtors and the SCI Debtors, on the one hand, and the Required Aliante Consenting Lenders, on the other, the Debtors and SCI Debtors shall take any and all actions necessary to consummate the transactions contemplated by the Joint Plan, and the New Aliante Transaction Agreements, including, without limitation, any action that is reasonable and customary for a seller relating to the application for or receipt of any necessary regulatory or licensing approvals.
D. Joint Plan Transactions — GVR
     1. Assumption of GVR Purchase Agreement
     On and as of the GVR Effective Date, GVR shall assume the GVR Purchase Agreement under Section 365 of the Bankruptcy Code. The Confirmation Order shall be deemed to be an order under Section 365 of the Bankruptcy Code authorizing and approving the assumption of the GVR Purchase Agreement on and as of the GVR Effective Date by GVR, and the effect of such assumption shall be binding on all Holders of Claims, Administrative Claims or Equity Interests, and all other Persons and Entities, including all Governmental Units.
     2. Vesting of GVR Purchased Assets in GVR Purchaser
     The Closing (as defined in the GVR Purchase Agreement) shall occur on the GVR Effective Date, except as otherwise provided herein or in the GVR Purchase Agreement, and on the Closing the GVR Purchased Assets shall be transferred to and vest in the GVR Purchaser, free and clear of all Liens, Claims, charges, or other encumbrances (except for Permitted Encumbrances (as defined in the GVR Purchase Agreement) or Encumbrances (as defined in the GVR Purchase Agreement) related to the GVR Assumed Liabilities which are set forth on Schedule 2.1 to the GVR Purchase Agreement. On and after the GVR Effective Date, except as otherwise provided in this Joint Plan, the GVR Purchaser may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
     3. Payment of Purchase Price to GVR
     Prior to the GVR Effective Date, GVR shall designate an account of the GVR First Lien Administrative Agent pursuant to Section 3.3 of the GVR Purchase Agreement to receive payment of the GVR Purchase Price by wire transfer from the GVR Purchaser. On the GVR Effective Date, the GVR Purchaser shall pay the GVR Purchase Price (a portion of which shall consist of funds that have been deposited in an escrow account) to the GVR First Lien Administrative Agent, who shall promptly pay each Holder of a GVR First Lien Claim its Pro Rata share thereof.
     4. Payment of GVR First Lien Lenders Steering Committee Professional Fees
     On the GVR Effective Date, GVR shall pay all reasonable and documented professional fees of the GVR First Lien Lenders Steering Committee, including, without limitation, the reasonable and documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the GVR First Lien Administrative Agent, Dewey & Leboeuf LLP and Lionel Sawyer & Collins, counsel to the GVR First Lien Lenders Steering Committee and Houlihan Lokey Capital, Inc., financial advisor to the GVR First Lien Lenders Steering Committee in full in Cash.
     5. Assumption of GVR Liabilities by the GVR Purchaser
     On the GVR Effective Date, the GVR Purchaser shall assume the GVR Assumed Liabilities as and to the extent provided for in the GVR Purchase Agreement.
     6. Powers of the GVR Purchaser
     From and after the GVR Effective Date and continuing through the date of entry by the Bankruptcy Court of a final decree closing the Chapter 11 Case, the GVR Purchaser shall possess the rights of a party in interest pursuant to Section 1109(b) of the Bankruptcy Code for all matters arising in, arising under, or related to the Chapter 11 Cases and, in connection therewith, shall (1) have the right to appear, be heard on and participate in matters brought before the Bankruptcy Court or any other court with jurisdiction over the Chapter 11 Case; (2) be entitled to notice and opportunity for hearing on all such issues; (3) receive notice of all applications, motions, and other papers and pleadings filed in the Bankruptcy Court; and (4) have the right to object to any and all Claims or Equity Interests against GVR.

     7. GVR Transition Services Agreement
     The GVR Transition Services Agreement authorizes SCI to provide certain management, operating and shared services described in the GVR Transition Services Agreement until the effective date of the SCI Plan, at which point FG will assume responsibility for providing such services. Unless earlier terminated by the parties thereto, the GVR Transition Services Agreement will be effective from the date it is approved by the Bankruptcy Court through the effective date of the SCI Plan, plus six additional months thereafter (during which period New Propco, as assignee of FG, will provide services), with two additional three month extension periods exercisable by GVR at least 45 days in advance of expiration of the initial six-month FG service term and at least 30 days in advance of expiration of the first three month extension period.
     Pursuant to the GVR Transition Services Agreement, on or prior to the effective date of the SCI Plan, SCI or GVRS, as applicable, will sell to GVR, at an amount to be agreed upon by the parties (or if no agreement can be reached, as determined by the Bankruptcy Court), certain assets described in the GVR Transition Services Agreement that are used in the operation of GVR’s business.
     Pursuant to the GVR Transition Services Agreement, GVR or GVR Purchaser will pay to SCI and New Propco, as applicable, a management fee (as specified in the GVR Operating Agreement), together with all other fees incurred by SCI or New Propco in operating GVR’s hotel business on GVR’s behalf. SCI’s rights and interest in the GVR Transition Services Agreement and all products and proceeds thereof, now or hereafter acquired, shall be subject to the Liens of the Opco Administrative Agent for the benefit of the Prepetition Opco Secured Lenders.
     8. GVR Purchaser’s Employment of GVR’s Employees
     Upon or promptly following the GVR Effective Date, GVR Purchaser contemplates taking steps to mitigate the impact of the restructuring process on GVR’s employees. Specifically, the GVR Purchase Agreement provides that GVR Purchaser shall offer employment to all or substantially all of GVR’s employees on terms such that: (a) the base wages or base salary and other compensation (including bonus and incentive opportunity) offered to each employee are substantially equivalent in the aggregate to the base wage or base salary and other compensation provided to such employee as of the GVR Effective Date, and (b) employee benefits are, in the aggregate, substantially comparable to the employee benefits provided to each such employee immediately prior to the GVR Effective Date.
E.	General Settlement of Claims
     Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distributions, Releases and other benefits provided under this Joint Plan, upon and as of an Applicable Effective Date, the provisions of this Joint Plan shall constitute a good faith compromise and settlement of all Claims, Administrative Claims and Equity Interests and controversies resolved pursuant to this Joint Plan.

F. Release of Liens, Claims, Administrative Claims and Equity Interests
     Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Joint Plan, on the Applicable Effective Date and concurrently with the applicable Distributions made pursuant to this Joint Plan, all Liens, Claims, Administrative Claims, Equity Interests, interests, encumbrances, mortgages, deeds of trust, or other security interests against the property of the Estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person, Entity or Governmental Unit. Any Person, Entity or Governmental Unit holding such Liens, Claims, interests, encumbrances mortgages, deeds of trust or other security interest or interests shall, pursuant to Section 1142 of the Bankruptcy Code, promptly execute and deliver such instruments of termination, release, satisfaction and/or assignment (in recordable form) and/or accept same as may be reasonably requested by the applicable Debtor, Reorganized Aliante Gaming or the Plan Administrator.
G. Corporate Action
     Each of the Debtors, Reorganized Aliante Gaming or the Plan Administrator, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, Releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Joint Plan, and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors (except for those expressly required pursuant hereto), Person, Entity or Governmental Unit.
     Prior to, on or after an Applicable Effective Date (as appropriate), all matters provided for pursuant to this Joint Plan that would otherwise require approval of the stockholders, directors, partners, managers or members of any Debtor shall be deemed to have been so approved and shall be in effect prior to, on or after an Applicable Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or partners of such Debtor, or the need for any approvals, authorizations, actions or consents of any Person, Entity or Governmental Unit.
     All matters provided for in this Joint Plan involving the legal or corporate structure of any Debtor and any legal or corporate action required by any Debtor in connection with this Joint Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor, or by any other Person Entity or Governmental Unit. On an Applicable Effective Date, the appropriate officers, managers or members of each Debtor or Reorganized Aliante Gaming, or the Plan Administrator (as the case may be) is authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this

Joint Plan in the name of and on behalf of the Debtors, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person, Entity or Governmental Unit. The secretary and any assistant secretary of each Debtor, Reorganized Aliante Gaming, or the Plan Administrator (as the case may be) shall be authorized to certify or attest to any of the foregoing actions.

H.	Dissolution, Dismissal of Officers and Directors and Dissolution of the Boards of Directors of Each Subsidiary Debtor, Aliante Station, Aliante Holding and GVR
     As soon as practicable after each of the Applicable Effective Dates, unless otherwise set forth in this Joint Plan or the Confirmation Order, (i) the existing boards of directors or boards of managing members (as the case may be) of each of the Subsidiary Debtors, Aliante Station, Aliante Holding and GVR shall be dissolved without any further action required on the part of any such Subsidiary Debtor, Aliante Station, Aliante Holding or GVR, the shareholders of any such Subsidiary Debtor, Aliante Station, Aliante Holding or GVR, the officers and directors of such Subsidiary Debtor, Aliante Station, Aliante Holding or GVR or the members of such Subsidiary Debtor, Aliante Station, Aliante Holding or GVR and (ii) any and all remaining officers, directors, managers or managing members of each Subsidiary Debtor Aliante Station, Aliante Holding or GVR shall be dismissed without any further action required on the part of any such Subsidiary Debtor, Aliante Station, Aliante Holding or GVR, the shareholders of such Subsidiary Debtor, Aliante Holding, Aliante Station, or GVR, the officers and directors of such Subsidiary Debtor, Aliante Holding, Aliante Station or GVR or the members of such Subsidiary Debtor, Aliante Holding, Aliante Station or GVR. The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR shall be dissolved as soon as practicable on or after the Subsidiary Debtors Effective Date, the Aliante Effective Date with respect to Aliante Holding and Aliante Station or the GVR Effective Date, as applicable, but in no event later than the closing of the Chapter 11 Cases. The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR shall be dissolved as soon as practicable on or after the Subsidiary Debtors Applicable Effective Date, the Aliante Effective Date with respect to Aliante Holding and Aliante Station or the GVR Effective Date, as applicable, but in no event later than the closing of the Chapter 11 Cases or, with respect to Aliante Holding, in no event before the Aliante Effective Date with respect to Aliante Gaming. After the Subsidiary Debtors Effective Date, the Aliante Effective Date with respect to Aliante Station and Aliante Holding and the GVR Effective Date, as applicable, the Plan Administrator shall act as the sole officer, director, manager or managing member, as the case may be, of the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR, respectively.

I.	Post-Applicable Effective Date Governance of the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR
     On and after an Applicable Effective Date, operation, management, and control of the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR shall be the general responsibility of the Plan Administrator.

J. Cancellation of Securities and Agreements
     On each of the Applicable Effective Dates, except as otherwise specifically provided for in this Joint Plan: (1) the obligations of the Debtors under the applicable credit documents, and any other certificate, share, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any secured or unsecured indebtedness or obligation of or ownership interest, equity or profits interest in a debtor or securities exercisable or exchangeable for, or convertible into, debt, equity, ownership or profits interests in a Debtor giving rise to any Claim or Equity Interest, shall be extinguished and cancelled as to the applicable Debtor, and neither the applicable Debtor nor any purchaser of its assets, including the New Opco Purchaser or GVR Purchaser, shall have any continuing obligations thereunder; and (2) the obligations of each Debtor pursuant to any agreements, indentures, certificates of designation, bylaws or certificates or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of each Debtor shall be fully released, settled and compromised; provided that notwithstanding the confirmation of this Joint Plan or occurrence of an Applicable Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest shall continue in effect solely for purposes of allowing such Holder to receive distributions under this Joint Plan.
K. Exemption from Certain Taxes and Fees
     Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Joint Plan or any agreement or document related thereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

L.	Post-Aliante Effective Date (with respect to Aliante Gaming) Existence and Management of Reorganized Aliante Gaming
     1. Existence
          Reorganized Aliante Gaming shall continue to exist after the Aliante Effective Date with respect to Aliante Gaming as a separate limited liability company, with all the powers of a limited liability company, pursuant to the applicable Nevada State law and pursuant to the certificate of formation and bylaws (or other formation documents) in effect prior to the Aliante Effective Date with respect to Aliante Gaming, except to the extent such certificate of formation and bylaws (or other formation documents) are amended by or in accordance with this Joint Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to this Joint Plan and require no further action or approval.
     2. Directors and Officers of Reorganized Aliante Gaming
          The identities of the individuals who will serve as officers for Reorganized Aliante Gaming will be disclosed (to the extent identified) in the Joint Plan Supplement. The number of members on the initial board of managers of Reorganized Aliante Gaming and the identities of the individuals appointed to such board will be disclosed (to the extent identified) in the Joint Plan Supplement.
M. Management of ALST Casino Holdco
     The identities of the individuals who will serve as officers for ALST Casino Holdco will be disclosed (to the extent identified) in the Joint Plan Supplement. The number of members on the initial board of managers of ALST Casino Holdco and the identities of the individuals appointed to such board will be disclosed (to the extent identified) in the Joint Plan Supplement.
N. Wind Down and Dissolution of the Debtors
     1. The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR
     On and after the Subsidiary Debtors Effective Date, the Aliante Effective Date with respect to Aliante Holding or Aliante Station or the GVR Effective Date, as applicable, operation, management, and control of the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR, respectively, shall be the general responsibility of the Plan Administrator, which shall have the power and authority to take any action necessary to wind down and dissolve the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR, provided that in no event shall Aliante Holding be wound down or dissolved before the Aliante Effective Date with respect to Aliante Gaming. All property of the foregoing Debtors’ Estates not distributed to the Holders of Claims or Equity Interests on each of the aforementioned Applicable Effective Dates, or otherwise transferred pursuant to the New Opco Purchase Agreement or the GVR Purchase Agreement or any other agreement or document related thereto or to this Joint Plan, shall be managed and distributed by the Plan Administrator and shall be held in the name of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR, as applicable, free and clear of all Liens, Claims, interests, other interests or encumbrances except for rights to such distributions provided to Holders of Allowed Claims or Allowed Equity Interests as provided in this Joint Plan.
     After an Applicable Effective Date, the Subsidiary Debtors, Aliante Holding, Aliante Station and GVR shall remain in existence until dissolved by the Plan Administrator. The filing by the Plan Administrator of a Subsidiary Debtor’s, Aliante Holding’s, Aliante Station’s or GVR’s certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order or rule.

ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	Assumption of Executory Contracts and Unexpired Leases
1.	The Subsidiary Debtors, Aliante Holding, Aliante Station and GVR:
a.	On an Applicable Effective Date, all Executory Contracts and Unexpired Leases identified on the Schedules of Executory Contracts and Unexpired Leases will be deemed assumed and assigned by the applicable Debtor to New Propco, CV PropCo or the GVR Purchaser, as applicable, in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

b.	On the Subsidiary Debtors Effective Date, the Texas Station Ground Lease shall be deemed assumed and assigned to NP Texas, LLC, the entity that will have title to the assets of Texas Station, LLC.

c.	On an Applicable Effective Date, any Executory Contract or Unexpired Lease will be deemed rejected if such Executory Contract or Unexpired Lease:
(i)	is not listed on any of the Schedules of Executory Contracts and Unexpired Leases;

(ii)	has been rejected by order of the Bankruptcy Court;

(iii)	is the subject of a motion to reject pending on the Applicable Effective Date;

(iv)	is identified in a Joint Plan Supplement as a contract or lease to be rejected or in the New Opco Purchase Agreement or the GVR Purchase Agreement, as applicable, as an “Excluded Asset”;

(v)	is rejected pursuant to the terms of this Joint Plan;

(vi)	expired by its own terms on, prior to, or as of the Applicable Effective Date; or

(vii)	has not otherwise been assumed or is not the subject of a motion to assume pending on an Applicable Effective Date.
     Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease either in the SCI Cases or the Chapter 11 Cases, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Joint Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by this Joint Plan shall not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.
2.	Aliante Gaming:
a.	On the Aliante Effective Date with respect to Aliante Gaming, all Executory Contracts and Unexpired Leases not identified on the Schedule of Executory Contracts and Unexpired Leases To Be Rejected by Aliante Gaming will be deemed assumed by Aliante Gaming in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

b.	On the Aliante Effective Date with respect to Aliante Gaming, any Executory Contract or Unexpired Lease will be deemed rejected if such Executory Contract or Unexpired Lease:
(i)	is listed on the Schedule of Executory Contracts and Unexpired Leases To Be Rejected by Aliante Gaming;

(ii)	has been rejected by order of the Bankruptcy Court;

(iii)	is the subject of a motion to reject pending on the Aliante Effective Date with respect to Aliante Gaming;

(iv)	is rejected pursuant to the terms of this Joint Plan; or

(v)	expired by its own terms on, prior to, or as of the Aliante Effective Date with respect to Aliante Gaming.
     Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease either in the SCI cases or the Chapter 11 Cases, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Joint Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by this Joint Plan shall not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.	Assumption and Assignment of Executory Contracts or Unexpired Leases
     Unless and as otherwise provided by a prior order to the Bankruptcy Court either in the SCI Cases or the Chapter 11 Cases, in the event any Debtor proposes to assume and assign an Executory Contract or Unexpired Lease, including the Executory Contracts or Unexpired Leases set forth on any of the Schedules of Executory Contracts and Unexpired Leases, at least twenty (20) days prior to an Applicable Effective Date, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases, a written notice of the proposed assumption and assignment (the “Notice of Intent to Assume and Assign Executory Contracts or Unexpired Leases”), which such Notice of Intent to Assume and Assign Executory Contracts or Unexpired Leases will: (a) list the applicable Cure Amount, if any; (b) identify the party to which an Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court. Any applicable Cure Amounts shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash on an Applicable Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Subject to the foregoing, any Executory Contract or Unexpired Lease that is to be assigned to GVR Purchaser, New Opco or New Propco or its designee(s) or designated Subsidiary in accordance with the terms of the GVR Purchase Agreement or the New Opco Purchase Agreement shall be so assigned in accordance with the terms of this Joint Plan.
     In the event Aliante Gaming proposes to assume an Executory Contract or Unexpired Lease for which it believes Cure Amounts are due, at least twenty (20) days prior to the Aliante Effective Date with respect to Aliante Gaming, Aliante Gaming shall serve upon the counterparties to such Executory Contracts and Unexpired Leases, a Notice of Proposed Cure Amounts For Executory Contracts or Unexpired Leases.
     Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption and/or assignment or any Cure Amount must be Filed, served and actually received by the Debtors no less than ten (10) days after service by the Debtors of Notice of Intent to Assume and Assign Executory Contracts or Unexpired Leases or Notice of Proposed Cure Amounts For Executory Contracts or Unexpired Leases. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or Cure Amount set forth in the Notice of Intent to Assume and Assign Executory Contracts or Unexpired Leases or Notice of Proposed Cure Amounts For Executory Contracts or Unexpired Leases will be deemed to have consented to the assumption and, if applicable, assignment of its Executory Contract or Unexpired Lease.
     The Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving any proposed assumptions and, if applicable, assignments of Executory Contracts or Unexpired Leases set forth on any of the Schedules of Executory Contracts and Unexpired Leases (or in the case of Aliante Gaming, excluded from the Schedule of Executory Contracts and Unexpired Leases To Be Rejected by Aliante Gaming) or set forth in the Notice of Intent to Assume and Assign Executory Contracts or Unexpired Leases or the Notice of Proposed Cure Amounts For Executory Contracts or Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of an Applicable Effective Date.

     If, on an Applicable Effective Date there exists a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code), (c) the ability of a Debtor to assume and/or assume and assign an Executory Contract or Unexpired Lease or (d) any other matter pertaining to assignment, then, in that event, the applicable cure payments required to be made by a Debtor pursuant to Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption and/or assumption and assignment of the subject, disputed Executory Contract or Unexpired Lease.
     If an objection to assignment or Cure Amount related to an Executory Contract or Unexpired Lease that a Debtor intends to assume and assign under this Joint Plan or pursuant to the New Opco Purchase Agreement or the GVR Purchase Agreement is sustained by the Bankruptcy Court, then (i) the applicable Debtor, with the consent of New Opco Purchaser or GVR Purchaser (as the case may be), may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming or assuming and assigning such Executory Contract or Unexpired Lease; and (ii) either the New Opco Purchaser or the GVR Purchaser, as applicable, may designate such Executory Contract or Unexpired Lease as an Excluded Asset subject to the terms of the New Opco Purchase Agreement or the GVR Purchase Agreement, as applicable.
C.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases
     All claims based upon the rejection of an Executory Contract or an Unexpired Lease by a Debtor must be filed within thirty (30) days of the date of a Final Order rejecting such Executory Contract or Unexpired Lease, and must be filed by Proof of Claim.
ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS
A.	Distributions for Claims Allowed as of an Applicable Effective Date
     Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, Distributions to be made on account of Allowed Claims as of an Applicable Effective Date shall be made as soon thereafter as is practicable. Any Distribution to be made on an Applicable Effective Date pursuant to this Joint Plan shall be deemed as having been made on an Applicable Effective Date if such Distribution is made on an Applicable Effective Date or as soon thereafter as is authorized and practicable, provided that, Distributions to be made on account of the Prepetition Opco Secured Lenders’ Allowed Claim shall be made on the Subsidiary Debtors Effective Date. Any payment or Distribution required to be made under this Joint Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims, Disputed Administrative Claims or Disputed Equity Interests that first become Allowed after an Applicable Effective Date shall be made pursuant to Article VIII hereof.

B.	No Proofs of Claims Required on Account of Claims Allowed Under This Joint Plan
     Any Claim Allowed or deemed Allowed as of an Applicable Effective Date in an amount set forth in this Joint Plan or in a Final Order of the Bankruptcy Court entered prior to an Applicable Effective Date shall be Allowed in such amount as of an Applicable Effective Date regardless of whether the Holder of such Allowed Claim files a proof of claim on account of such Claim or such Claim is scheduled in a Debtors’ Schedules as disputed or undisputed or otherwise. Accordingly, the Holder of a Claim described in the preceding sentence of this Article VII.B does not need to file a proof of claim in order to receive a Distribution under this Joint Plan if such Holder consents to and agrees with the Allowance of said Claim under the circumstances and conditions set forth in the preceding sentence. If, however, a Holder of a Claim that is Allowed or deemed Allowed under this Joint Plan disagrees with the amount of such Claim as set forth in this Joint Plan or a Final Order of the Bankruptcy Court, said Holder must file a timely proof of claim, subject to all applicable deadlines for filing such a proof of claim set by the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or an order of the Bankruptcy Court.
C.	Post-Petition Interest on Claims
     Unless otherwise specifically provided for in this Joint Plan or the Confirmation Order or any other Final Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.
D.	Distributions under this Joint Plan
     Other than as specifically set forth in this Joint Plan or in the New Opco Purchase Agreement or the GVR Purchase Agreement, the Plan Administrator shall make all Distributions required to be distributed under this Joint Plan to Holders of Claims against the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR and Reorganized Aliante Gaming shall make all Distributions required to be distributed under this Joint Plan to Holders of Claims against, or Equity Interests in, Aliante Gaming; provided, however, that the Plan Administrator and Reorganized Aliante Gaming may employ or contract with other entities to assist in or make the Distributions required by this Joint Plan. Neither New Propco, New Opco, the New Opco Purchaser, the GVR Purchaser nor Reorganized Aliante Gaming shall have any obligation to fund the expenses incurred by the Plan Administrator from and after an Applicable Effective Date other than as may be set forth in the New Opco Purchase Agreement, the GVR Purchase Agreement, or the Confirmation Order applicable to a Debtor.
E.	Delivery and Distributions and Undeliverable or Unclaimed Distributions
     1. Record Date for Distributions
     On the Distribution Record Date, the Claims Register shall be closed. Accordingly, none of the Debtors, Reorganized Aliante Gaming or the Plan Administrator will have any obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and the Debtors, Reorganized Aliante Gaming and the Plan Administrator will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Debtors, Reorganized Aliante Gaming and the Plan Administrator shall be entitled to recognize and deal for all purposes under this Joint Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date.
     2. Delivery of Distributions in General
     Except as otherwise provided herein, the Debtors, Reorganized Aliante Gaming and/or the Plan Administrator (as the case may be) shall make distributions to Holders of Allowed Claims, Allowed Administrative Claims and Allowed Equity Interests (if any), or in case of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ books and records as of the Distribution Record Date; provided, however, that if a Holder of an Allowed Claim, Allowed Administrative Claim or an Allowed Equity Interest (if any) Files a Proof of Claim, the address for such Holder shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.
     3. Minimum Distributions
     Notwithstanding anything herein to the contrary, none of the Debtors, Reorganized Aliante Gaming or the Plan Administrator shall be required to make distributions or payments of less than Five Hundred Dollars ($500.00) (whether in Cash or otherwise) or to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar under this Joint Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     4. Fractional Units
     Notwithstanding anything contained herein to the contrary, no fractional units of New Aliante Equity shall be distributed under this Joint Plan. For purposes of distribution hereunder, fractional units shall be rounded to the nearest whole unit (with any amount less than one-half unit to be rounded down). No consideration shall be provided in lieu of fractional units that are rounded down.
     5. Undeliverable Distributions
          (a) Holding of Certain Undeliverable Distributions
     If the distribution to any Holder of an Allowed Claim, Allowed Administrative Claim or Allowed Equity Interest (if any) is returned to a Debtor, Reorganized Aliante Gaming or the Plan Administrator as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until a Debtor, Reorganized Aliante Gaming or the Plan Administrator is notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder on the next subsequent distribution date. Undeliverable distributions shall remain in the possession of a Debtor, Reorganized Aliante Gaming or the Plan Administrator, subject to Article VII.D.4.(b) and VII.D.4.(d) below, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends or other accruals of any kind on account of their distribution being undeliverable.
          (b) Failure to Claim Undeliverable Distributions
     Any Holder of an Allowed Claim or Allowed Administrative Claim (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Joint Plan for an undeliverable or unclaimed distribution within six (6) months after an Applicable Effective Date shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors, their Estates or their property. In such cases, any unclaimed property or interest in property shall become the property of New Propco, GVR Purchaser or Reorganized Aliante Gaming (as the case may be) or its designee(s) or Subsidiary free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Nothing contained in this Joint Plan shall require a Debtor, Reorganized Aliante Gaming or the Plan Administrator to attempt to locate any Holder of an Allowed Claim or an Allowed Administrative Claim.
          (c) Failure to Present Checks
     Checks issued by the Plan Administrator on account of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Plan Administrator (with respect to distributions relating to the Subsidiary Debtors, Aliante Station, Aliante Holding or GVR) or Reorganized Aliante Gaming (with respect to distribution relating to Aliante Gaming) by the Holder of the relevant Allowed Claim or Allowed Administrative Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim or Allowed Administrative Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within one hundred eighty (180) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim against the Debtors, the Debtors’ Estates or their property, Reorganized Aliante Gaming or the Plan Administrator.
          (d) Return of Undeliverable Funds
     On the one-year anniversary of an Applicable Effective Date, any and all Undeliverable Distributions related to a Debtor shall be deemed to have been abandoned for all purposes and the Plan Administrator or Reorganized Aliante Gaming shall deliver, in a commercially reasonable manner, any and all property or interests in property representing such Undeliverable distributions to New Opco Purchaser, GVR Purchaser or Reorganized Aliante Gaming (as the case may be) or its designee(s) or Subsidiary.
F.	Compliance with Tax Requirements/Allocations
     In connection with this Joint Plan and all Distributions hereunder, the Debtors, Reorganized Aliante Gaming and the Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Debtors, Reorganized Aliante Gaming or the Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Joint Plan to the contrary, each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Any Cash and documents and/or other consideration or property to be distributed pursuant to this Joint Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to this Joint Plan. To the extent that any Allowed Claim entitled to a Distribution under this Joint Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.
G.	Means of Cash Payment
     Payments of Cash made pursuant to this Joint Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized Aliante Gaming or the Plan Administrator, by (a) checks drawn on, or (b) wire transfer from, a domestic bank selected by a Debtor, Reorganized Aliante Gaming or the Plan Administrator. Cash payments to foreign creditors may be made, at the option of a Debtor, Reorganized Aliante Gaming or the Plan Administrator, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
H.	Timing and Calculation of Amounts to Be Distributed
     On an Applicable Effective Date (or if a Claim is not an Allowed Claim on an Applicable Effective Date, on the date on which such Claim becomes Allowed, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the Distributions that this Joint Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, Distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in the applicable Class treatment or in Article VIII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest or accruals on the distributions provided for herein, regardless of whether such Distributions are delivered on or at any time after an Applicable Effective Date.
I.	Setoffs and Recoupments
     Except as expressly provided herein, without altering or limiting any of the rights and remedies of the Debtors or any other party in interest under Section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the Distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, Causes of Action and Litigation Claims of any nature that the Debtors may hold against the Holder of any such Allowed Claim. In the event that any such claims, Causes of Action or Litigation Claims are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off or exercise recoupment against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims, Causes of Action or Litigation Claims. Neither the failure to effect such a setoff or exercise recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, Causes of Action or Litigation Claims.
     Notwithstanding anything herein to the contrary, the Prepetition Opco Secured Lenders’ Allowed Claims (other than the “Reserved Claims” as defined in and to the extent provided in the SCI Plan), the Aliante Lenders’ Allowed Claims and the GVR First Lien Allowed Claims shall be Allowed Claims for all purposes under this Joint Plan in the full amount stated herein and shall not be subject to offset, setoff, recoupment, defense, counterclaim, reduction, subordination or credit of any kind whatsoever.
J.	Preservation of Subordination Rights
     Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors, Reorganized Aliante Gaming or Plan Administrator of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with Section 510 of the Bankruptcy Code or otherwise.
ARTICLE VIII.
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED
AND DISPUTED CLAIMS, ADMINISTRATIVE CLAIMS AND EQUITY INTERESTS
A.	Authority to Prosecute Objections to Disputed Claims and Disputed Administrative Claims
     On an Applicable Effective Date, the Plan Administrator (with respect to matters pertaining to the any of Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) and Reorganized Aliante Gaming or its designee (with respect to matters pertaining to Aliante Gaming) shall be responsible for pursuing any objection to the allowance of all Disputed Claims, Disputed Administrative Claims and Disputed Equity Interests with respect to which an objection has been Filed with the Bankruptcy Court (or in the case of a rejection damages claims, will be Filed) and notice thereof has been given to the Holder of the Disputed Claim, Disputed Administrative Claim or Disputed Equity Interest. None of the Debtors, Reorganized Aliante Gaming or the Plan Administrator is under any obligation to dispute any Claims. Prior to each of the Applicable Effective Dates, the Debtors shall have the right to object to the allowance of Claims with respect to which they dispute liability or allowance in whole or in part. After an Applicable Effective Date, the Plan Administrator (with respect to matters pertaining to any of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) and Reorganized Aliante Gaming or its designee (with respect to matters pertaining to Aliante Gaming), shall have the authority to file, settle, compromise or withdraw any objections to Disputed Claims, Disputed Administrative Claims or Disputed Equity Interests against the Debtor(s) it acts on behalf of under this Joint Plan without approval of the Bankruptcy Court.
B.	Resolution of Disputed Claims
     1. Allowance of Claims
     After an Applicable Effective Date, the Plan Administrator (with respect to any Claim against any of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) and Reorganized Aliante Gaming (with respect to any Claim or Administrative Claim against, or Equity Interest in, Aliante Gaming) shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim deemed Allowed under this Joint Plan on an Applicable Effective Date. Except as expressly provided in this Joint Plan or in any Final Order entered in the Chapter 11 Cases prior to the Applicable Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under or in connection with this Joint Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases Allowing such Claim.
     2. Prosecution of Objections to Claims
     After the Confirmation Date but before an Applicable Effective Date, the Debtors, and after an Applicable Effective Date, the Plan Administrator (with respect to any Claim against any of the Subsidiary Debtors, Aliante Holding, Aliante Station or any Claim against GVR other than the GVR First Lien Allowed Claims) and Reorganized Aliante Gaming or its designee (with respect to any Claim against, or Equity Interest in, Aliante Gaming), shall have the exclusive authority to File objections to Claims and Equity Interests and to settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Professional Fee Claims; provided further that (a) New Propco or the New Opco Purchaser may object to the allowance of any Administrative Claim against the Subsidiary Debtors, Aliante Holding or Aliante Station, (b) GVR Purchaser may object to the allowance of any Administrative Claim against GVR and (c) the Aliante Lenders may object to the allowance of any Administrative Claim against Aliante Gaming. Subject to the foregoing, from and after an Applicable Effective Date, the Plan Administrator (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, any of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) or Reorganized Aliante Gaming or its designee (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, Aliante Gaming) may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. Subject to the provisions of this Joint Plan, the Plan Administrator (with respect to the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) or Reorganized Aliante Gaming or its designee (with respect to Aliante Gaming) shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

     3. Estimation of Disputed Claims
     After the Confirmation Date but before an Applicable Effective Date, the Debtors, and after an Applicable Effective Date, the Plan Administrator (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, any of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) or Reorganized Aliante Gaming or its designee (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, Aliante Gaming) shall be entitled to seek the estimation by the Bankruptcy Court of any Disputed, contingent, or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, and all Holders of Claims retaining or receiving property or other distributions under this Joint Plan shall be deemed to have consented to the estimation of such Claim for the purposes of this Joint Plan, confirmation thereof and the payment of Claims.
     4. Deadline to File Objections to Claims
     Any objections to Claims shall be Filed within sixty (60) days after an Applicable Effective Date or in the case of a rejection damages claim, sixty (60) days after the Proof of Claim for such rejection damages claims filed; provided, however, that the Bankruptcy Court may extend the foregoing deadline upon (i) motion of the Debtors or Plan Administrator filed prior to an Applicable Effective Date and (ii) a showing of good cause. In addition, notwithstanding the expiration of any bar date, the Debtors, and, after an Applicable Effective Date, the Plan Administrator (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, any of the Subsidiary Debtors, Aliante Holding, Aliante Station or GVR) or Reorganized Aliante Gaming or its designee (with respect to any Disputed Claim or Disputed Administrative Claim against, or any Disputed Equity Interest in, Aliante Gaming), shall continue to have the right to amend any Claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is Allowed.
C.	No Distributions Pending Allowance
     Notwithstanding any other provision of this Joint Plan to the contrary, no payments or Distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and such Disputed Claim has become an Allowed Claim.
D.	Reserves for Disputed Claims
     To the extent necessary or appropriate for Classes entitled to receive Distributions hereunder, each Debtor may separately maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein as, when and if such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Applicable Effective Date, provided that no interest shall be distributable or accrue with respect thereto. No such reserves shall be necessary for any Classes that will not receive any distributions under this Joint Plan.
E.	Distributions on Account of Disputed Claims that Become Allowed
     On each subsequent distribution date (or such earlier date as determined by the Debtors, Reorganized Aliante Gaming or the Plan Administrator in their sole discretion, as applicable), the Debtors, Reorganized Aliante Gaming, or the Plan Administrator or another applicable Distribution Agent will make Distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding ninety (90) days, and (b) on account of previously Allowed Claims of property that would have been distributed to the Holders of such Claim on the dates Distributions previously were made to Holders of Allowed Claims in such Class had the Disputed Claims that have become Allowed Claims or disallowed by Final Order of the Bankruptcy Court been Allowed or disallowed, as applicable, on such dates. Such Distributions will be made pursuant to the applicable provisions of this Joint Plan.
F.	Disallowance of Claims
     All Claims of any Person or Entity from which property is sought by a Debtor or by the New Opco Purchaser, Reorganized Aliante Gaming or the GVR Purchaser under Section 542, 543, 550 or 553 of the Bankruptcy Code or that a Debtor, the New Opco Purchaser, Reorganized Aliante Gaming or GVR Purchaser allege is a transferee of a transfer that is avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed if (1) the Person or Entity, on the one hand, and a Debtor, the New Opco Purchaser, Reorganized Aliante Gaming or the GVR Purchaser, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Person, Entity or transferee is liable to turnover any property or monies under any of the aforementioned sections of the Bankruptcy Code and (2) such Person, Entity or transferee has failed to turnover such property by the date set forth in such agreement or Final Order.
EXCEPT AS OTHERWISE AGREED BY A DEBTOR, THE NEW OPCO PURCHASER, REORGANIZED ALIANTE GAMING OR GVR PURCHASER, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE APPLICABLE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.
G.	Administrative Claims
     All of the procedures contained in this Article VIII for paying, objecting to, estimating, reserving for and otherwise resolving Disputed, contingent or unliquidated Claims shall apply with equal force and effect to Disputed, contingent and unliquidated Administrative Claims.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONFIRMATION,
APPLICABLE EFFECTIVE DATES AND CONSUMMATION OF THE PLAN
A.	Separate Confirmation Hearings and Confirmation Orders
     This Joint Plan is severable with respect to the Subsidiary Debtors, each Aliante Debtor and GVR for purposes of confirmation and Consummation of this Joint Plan. Accordingly, the Debtors reserve the right to seek to confirm separately this Joint Plan with regard to the Subsidiary Debtors, each Aliante Debtor and GVR at one or more Confirmation Hearings. In addition, each Debtor reserves the right to seek and obtain a Confirmation Order or separate Confirmation Orders.
B.	Conditions Precedent to Confirmation of this Joint Plan
     Confirmation of this Joint Plan shall be conditioned upon the satisfaction, or waiver pursuant to the provisions of Article IX.D hereof, of the following:
          1. The Bankruptcy Court shall have entered a Final Order in form and in substance satisfactory to the Debtors approving the Prepetition Solicitation under Section 1126 of the Bankruptcy Code.
          2. The Bankruptcy Court shall have entered a Final Order in form and in substance satisfactory to the Debtors and reasonably satisfactory to the New Opco Purchaser, New Propco, the GVR Purchaser, the Required Opco Consenting Lenders, the Mortgage Lenders, the Required GVR Consenting Lenders and the Required Aliante Consenting Lenders approving the Disclosure Statement as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.
          3. The proposed Confirmation Order(s) shall be in form and substance acceptable to (i) the applicable Debtor(s), and (ii)(w) if confirming this Joint Plan as to the Subsidiary Debtors, the Required Opco Consenting Lenders, the Mortgage Lenders, the SCI Debtors, New Propco and the New Opco Purchaser, (x) if confirming this Joint Plan as to GVR, the Required GVR Consenting Lenders and the GVR Purchaser, (y) if confirming this Joint Plan as to Aliante Gaming, the Required Aliante Consenting Lenders and consistent with the New Aliante Transaction Agreements, and (z) if confirming this Joint Plan as to Aliante Holding, the Required Aliante Consenting Lenders.
C.	Conditions Precedent to the Occurrence of an Applicable Effective Date and Consummation of this Joint Plan
     This Joint Plan remains severable with respect to the Subsidiary Debtors, each of the Aliante Debtors and GVR for purposes of confirmation and Consummation. As a result, Consummation of this Joint Plan as to a particular Debtor(s) shall be conditioned upon, and an Applicable Effective Date for such Debtors shall not occur until the satisfaction or waiver, pursuant to the provisions of Article IX.C hereof, of the following:

     1. Conditions Precedent to the Subsidiary Debtors Effective Date
          (a) The Confirmation Order, applicable to the Subsidiary Debtors, shall have been entered in a form and in substance satisfactory to the Subsidiary Debtors, the New Opco Purchaser, New Propco the Mortgage Lenders, and the Required Opco Consenting Lenders and no stay of the Confirmation Order shall have been entered. The Confirmation Order shall provide that, among other things, the Subsidiary Debtors or the Plan Administrator, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate this Joint Plan as to the Subsidiary Debtors, including, without limitation, entering into, implementing and consummating the contracts, instruments, Releases, leases, indentures and other agreements or documents created in connection with or described in this Joint Plan.
          (b) The Bankruptcy Court shall have entered one or more orders authorizing the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases by the Subsidiary Debtors as contemplated in this Joint Plan and any Joint Plan Supplement; which such order may be the Confirmation Order, including, but not limited to the Executory Contracts and Unexpired Leases set forth on the Schedule of Executory Contracts and Unexpired Leases to be assumed and assigned to New Propco.
          (c) All documents and agreements necessary to implement this Joint Plan, including, without limitation, all documents included in this Joint Plan Supplement, the New Opco Implementation Agreements, the New Propco Implementation Agreements, in each case in form and substance acceptable to the Subsidiary Debtors shall (a) be in full force and effect and not terminated, (b) have been tendered for delivery, and (c) been effected by executed by, or otherwise deemed binding upon, all Entities or Governmental Units party thereto or affected thereby. All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.
          (d) All actions necessary to implement this Joint Plan shall have been effected, including, without limitation, all actions specified in and in furtherance of the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Support Agreement, the Committee Plan Support Stipulation, the Put Parties Support Agreement, the New Opco Purchase Agreement, the New Opco Implementation Agreements, the New Propco Implementation Agreements, and the Landco Assets Transfer Agreement.
          (e) Each of the Put Parties Support Agreement and the Propco Commitment has not been terminated.
          (f) On or before the occurrence of the Subsidiary Debtors Effective Date, each of the New Opco Purchase Agreement, the Landco Assets Transfer Agreement, the New Propco Implementation Agreements, and the New Opco Implementation Agreements shall close according to its respective terms.
          (g) All material consents, actions, documents, certificates and agreements necessary to implement this Joint Plan as to the Subsidiary Debtors, including any required Governmental or Regulatory Approvals, shall have been obtained, effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws.
          (h) The Effective Date of the SCI Plan (as defined in Article IX.B of the SCI Plan) shall have occurred or shall occur contemporaneously.
     2. Conditions Precedent to the GVR Effective Date
          (a) The Confirmation Order, applicable to GVR, shall have been entered in a form and in substance satisfactory to GVR, the Required GVR Consenting Lenders, and the GVR Purchaser and no stay of the Confirmation Order shall have been entered. The Confirmation Order shall provide that, among other things, GVR or the Plan Administrator, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate this Joint Plan as to GVR, including, without limitation, entering into, implementing and consummating the contracts, instruments, Releases, leases, indentures and other agreements or documents created in connection with or described in this Joint Plan.
          (b) The Bankruptcy Court shall have entered one or more orders authorizing the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases by GVR as contemplated in this Joint Plan and any Joint Plan Supplement; which such order may be the Confirmation Order, including, but not limited to the Executory Contracts and Unexpired Leases set forth on the Schedule of Executory Contracts and Unexpired Leases to be Assumed and Assigned to GVR Purchaser.
          (c) All documents and agreements necessary to implement this Joint Plan as to GVR, including, without limitation, all documents included in the Joint Plan Supplement and the GVR Purchase Agreement, in each case in form and substance acceptable to the Required GVR Consenting Lenders, shall (i) be in full force and effect and not terminated, (ii) have been tendered for delivery, and (iii) been effected by executed by, or otherwise deemed binding upon, all Entities or Governmental Units party thereto or affected thereby. All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.
          (d) All actions necessary to implement this Joint Plan as to GVR shall have been effected, including, without limitation, all actions specified in and in furtherance of the GVR Lender Plan Support Agreement and the GVR Purchase Agreement, including GVR designating an account of the GVR First Lien Administrative Agent to receive the GVR Purchase Price, and each such agreement shall be in full force and effect.
          (e) On or before the occurrence of the GVR Effective Date, the GVR Purchase Agreement shall close according to its terms.
          (f) All material consents, actions, documents, certificates and agreements necessary to implement this Joint Plan as to GVR, including any required Governmental or Regulatory Approvals, shall have been obtained, effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

          (g) The Confirmation Date as it relates to GVR shall have occurred.
          (h) The Effective Date of the SCI Plan (as defined in Article IX.B of the SCI Plan) shall have occurred or shall occur contemporaneously.
     3. Conditions Precedent to the Aliante Effective Date with Respect to Aliante Gaming
          (a) The Confirmation Order, applicable to Aliante Gaming, shall have been entered in a form and in substance satisfactory to Aliante Gaming and the Required Aliante Consenting Lenders and no stay of the Confirmation Order shall have been entered. The Confirmation Order shall provide that, among other things, that Aliante Gaming or Reorganized Aliante Gaming, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate this Joint Plan as to Aliante Gaming, including, without limitation, entering into, implementing and consummating the contracts, instruments, Releases, leases, indentures and other agreements or documents created in connection with or described in this Joint Plan.
          (b) The Bankruptcy Court shall have entered one or more orders authorizing the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases as contemplated in this Joint Plan and any Joint Plan Supplement; which such order may be the Confirmation Order, including, but not limited to the Executory Contracts and Unexpired Leases set forth on the Schedule of Executory Contracts and Unexpired Leases To Be Rejected by Aliante Gaming and the Schedule of Executory Contracts and Unexpired Leases to Be Assumed and Assigned to Reorganized Aliante Gaming.
          (c) All documents and agreements necessary to implement this Joint Plan as to Aliante Gaming, including, without limitation, all documents included in this Joint Plan Supplement relating to or concerning the Aliante Debtors, if any, shall (i) be in full force and effect and not terminated, (ii) have been tendered for delivery, and (iii) been effected by executed by, or otherwise deemed binding upon, all Entities or Governmental Units party thereto or affected thereby. All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.
          (d) All actions necessary to implement this Joint Plan shall have been effected, including, without limitation, all actions specified in and in furtherance of the Aliante Transaction Agreements; and each such agreement shall be in full force and effect.
          (e) All material consents, actions, documents, certificates and agreements necessary to implement this Joint Plan as to Aliante Gaming, including any required Governmental or Regulatory Approvals, shall have been obtained, effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.
          (f) The Confirmation Date as it relates to Aliante Gaming shall have occurred.

     4. Conditions Precedent to the Aliante Effective Date with Respect to Aliante Holding or Aliante Station
          (a) The Confirmation Order, applicable to Aliante Holding or Aliante Station, shall have been entered in a form and in substance satisfactory to Aliante Holding or Aliante Station, as applicable, and as to Aliante Holding, the Required Aliante Consenting Lenders and no stay of the Confirmation Order shall have been entered. The Confirmation Order shall provide that, among other things, that the Plan Administrator is authorized and directed to take all actions necessary or appropriate to consummate this Joint Plan as to Aliante Holding and Aliante Station, including, without limitation, entering into, implementing and consummating the contracts, instruments, Releases, leases, indentures and other agreements or documents created in connection with or described in this Joint Plan.
          (b) The Subsidiary Debtors Effective Date shall have occurred or shall occur contemporaneously.
          (c) All documents and agreements necessary to implement this Joint Plan as to Aliante Station or Aliante Holding, in each case in form and substance acceptable to Aliante Holding and Aliante Station shall (a) be in full force and effect and not terminated, (b) have been tendered for delivery, and (c) been effected by executed by, or otherwise deemed binding upon, all Entities or Governmental Units party thereto or affected thereby. All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.
          (d) All actions necessary to implement this Joint Plan as to Aliante Station or Aliante Holding shall have been effected.
          (e) As to Aliante Holding, the Aliante Effective Date with respect to Aliante Gaming shall have occurred or shall occur contemporaneously.
D.	Waiver of Conditions
     The conditions to confirmation of this Joint Plan and to Consummation of this Joint Plan and the occurrence of an Applicable Effective Date set forth in Article IX may be waived by the Subsidiary Debtors, GVR and each Aliante Debtor with regard to the Subsidiary Debtors Effective Date, the GVR Effective Date and the Aliante Effective Date with respect to such Aliante Debtor, respectively, without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirmation or Consummation of this Joint Plan; provided, however, that (i) any waiver of the conditions specified in Article IX.B above shall be acceptable to (x) the Subsidiary Debtors, the SCI Debtors, the Required Opco Consenting Lenders, the Mortgage Lenders, New Propco, and the New Opco Purchaser in connection with the confirmation of this Joint Plan as to the Subsidiary Debtors, (y) GVR, the GVR Purchaser and the Required GVR Consenting Lenders in connection with confirmation of this Joint Plan as to GVR and (z)(1) Aliante Gaming and the Required Aliante Consenting Lenders with respect to Aliante Gaming, (2) the Required Aliante Consenting Lenders and Aliante Holding with respect to Aliante Holding, and (3) Aliante Station with respect to Aliante Station, (ii) any waiver of the conditions specified in Article IX.C.1 above (x) shall be acceptable to the Subsidiary Debtors and the SCI Debtors, (y) shall be reasonably acceptable to the Required Opco Consenting Lenders, New Propco, the New Opco Purchaser and (z) shall not be inconsistent with the terms of the New Opco Purchase Agreement, the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Support Agreement, the Committee Plan Support Stipulation, the Put Parties Support Agreement, the New Opco Purchase Agreement, the New Propco Implementation Agreements, the Second Amended MLCA, the Landco Assets Transfer Agreement, the SCI Plan or the SCI Confirmation Order; (iii) any waiver of the conditions specified in Article IX.C.2 above (x) shall be acceptable to GVR, (y) shall be reasonably acceptable to the Required GVR Consenting Lenders and the GVR Purchaser and (z) shall not be inconsistent with the terms of the GVR Purchase Agreement or the GVR Lender Plan Support Agreement; (iv) any waiver of the conditions specified in Article IX.C.3 above (x) shall be acceptable to Aliante Gaming, (y) shall be acceptable to the Required Aliante Consenting Lenders and (z) shall not be inconsistent with the terms of the New Aliante Transaction Agreements; and (v) any waiver of the conditions specified in Article IX.C.4(a) through (d) above (x) shall be acceptable to Aliante Station or Aliante Holding, as applicable and, with respect to the condition specified in Article IX.C.4(e) above, shall be acceptable to the Required Aliante Consenting Lenders.
     With regard to the provision of this Article IX.D, the failure to satisfy or waive a condition to an Applicable Effective Date or Consummation of this Joint Plan may be asserted by a Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of a Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.
E.	Effect of Non-Occurrence of an Applicable Effective Date
     If an Applicable Effective Date or Consummation of this Joint Plan does not occur with regard to a particular Debtor, then only as to such particular Debtor, this Joint Plan shall be null and void in all respects and nothing contained in this Joint Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in such Debtor(s); (2) prejudice in any manner the rights of such Debtor(s), any Holders or any other Person or Entity; (3) constitute an Allowance of any Claim; or (4) constitute an admission, acknowledgment, offer or undertaking by such Debtor(s), any Holders or any other Person or Entity in any respect. If an Applicable Effective Date does occur and this Joint Plan is consummated as to a particular Debtor(s); the failure of an Applicable Effective Date or Consummation of this Joint Plan as to another Debtor(s) shall not, in any way, affect, modify, supplement, nullify or void this Joint Plan or the Confirmation Order as to any other Debtor(s) that have confirmed or confirmed or consummated this Joint Plan. For the avoidance of doubt, any Debtor(s) that confirms and Consummates this Joint Plan and has this Joint Plan go effective and achieve such Debtor(s)’ Applicable Effective Date shall be unaffected by the non-occurrence of another Debtor(s)’ Applicable Effective Date and the Confirmation Order shall remain a Final Order as to such Debtor(s).

ARTICLE X.
RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS
A.	General
     Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective Distributions and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise.
     In accordance with the provisions of this Joint Plan and pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after an Applicable Effective Date, Reorganized Aliante Gaming, the Plan Administrator may, as provided herein and in their sole and absolute discretion, compromise and settle (1) Claims against the Debtors and (2) Causes of Action against other Entities.
B.	Comprehensive Settlement of Claims and Controversies
     1. General. Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under this Joint Plan, the provisions of this Joint Plan, including the exculpation and release provisions contained in this Article X, constitute a good faith compromise and settlement of all Claims, Administrative Claims, Litigation Claims, Causes of Action or controversies relating to the rights that a Holder of a Claim, Administrative Claim or Equity Interest may have with respect to any Claim, Administrative Claim or Equity Interest against any Debtor, any Distribution to be made pursuant to this Joint Plan on account of any such Claim, Administrative Claim or Equity Interest, and any and all Claims or Causes of Action of any party arising out of or relating to the Going Private Transaction, the Aliante Prepetition Transactions and the GVR Prepetition Transactions and all transactions relating thereto. The entry of the Confirmation Order constitutes the Bankruptcy Court’s approval, as of the Applicable Effective Dates, of the compromise or settlement of all such Claims, Administrative Claims and Equity Interests or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are in the best interests of (x) the Debtors, the SCI Debtors and their respective Estates and property, and (y) the Holders of Claims, Administrative Claims and Equity Interests, and are fair, equitable and reasonable.
     2. Global Settlement.
          (a) In accordance with the terms and settlements set forth in the SCI Plan and approved by the SCI Confirmation Order, pursuant to Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under this Joint Plan, the provisions of this Joint Plan constitute a good faith compromise and settlement, and this Joint Plan constitutes a request to authorize and approve such compromise and settlement, of all Going Private Transaction Causes of Action among the Subsidiary Debtors and the SCI Debtors and their respective Estates, and any Person, Entity or Governmental Unit. Any distributions to be made pursuant to this Joint Plan on behalf of any Claim or Equity Interest against or in a Subsidiary Debtor shall be made on account of and in consideration of the Global Settlement, which, upon the Subsidiary Debtors Effective Date, shall be binding on the Subsidiary Debtors and their respective Estates, and all Holders of Claims, Administrative Claims and Equity Interests (whether or not Allowed) that indicate on their Ballots their agreement to grant the releases provided for in Article X of this Joint Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Subsidiary Debtors Effective Date of this Joint Plan, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of the Subsidiary Debtors and their respective Estates, and the Holders of Claims, Administrative Claims and Equity Interests providing such releases, and is fair, equitable and reasonable.
          (b) Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Joint Plan, the provisions of this Joint Plan constitute a good faith compromise and settlement, and this Joint Plan constitutes a request to authorize and approve such compromise and settlement, of all Aliante Prepetition Transactions Causes of Action among the Aliante Debtors and their respective Estates and any Person, Entity or Governmental Unit. Any distributions to be made pursuant to this Joint Plan shall be made on account of and in consideration of the Global Settlement, which, upon the Aliante Effective Date for each Aliante Debtor, shall be binding on such Aliante Debtor and its respective Estate and all Holders of Claims, Administrative Claims and Equity Interests (whether or not Allowed) that indicate on their Ballots their agreement to grant the releases provided for in Article X of this Joint Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Aliante Effective Date for each Aliante Debtor, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of such Aliante Debtor and its respective Estate and the Holders of Claims, Administrative Claims and Equity Interests providing such releases, and is fair, equitable and reasonable.
          (c) Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Joint Plan, the provisions of this Joint Plan constitute a good faith compromise and settlement, and this Joint Plan constitutes a request to authorize and approve such compromise and settlement, of all GVR Prepetition Transactions Causes of Action, to the extent not purchased by the GVR Purchaser pursuant to the GVR Purchase Agreement, among GVR and its Estate and any Person, Entity or Governmental Unit. Any distributions to be made pursuant to this Joint Plan shall be made on account of and in consideration of the Global Settlement, which, upon the GVR Effective Date of this Joint Plan, shall be binding on GVR and its Estate and all Holders of Claims, Administrative Claims and Equity Interests (whether or not Allowed) that indicate on their Ballots their agreement to grant the releases provided for in Article X of this Joint Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the GVR Effective Date of this Joint Plan, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of GVR and its Estate, and the Holders of Claims, Administrative Claims and Equity Interests providing such releases, and is fair, equitable and reasonable.
     The foregoing paragraphs (a), (b) and (c) are referred to as the “Global Settlement.”

C.	Releases Among Releasing Parties and Released Parties
     1. RELEASES BY DEBTORS AND ESTATES. EFFECTIVE AS OF THE APPLICABLE EFFECTIVE DATES, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, AS THE CASE MAY BE, THE DEBTORS’ ESTATES, AND EACH OF THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE “RELEASING PARTIES”) SHALL, AND SHALL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE EACH AND ALL OF THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES AND RELATED PERSONS OF AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS, AVOIDANCE ACTIONS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, JUDGMENTS AND LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, THE ALIANTE PREPETITION TRANSACTIONS CAUSES OF ACTION AND THE GVR PREPETITION TRANSACTIONS CAUSES OF ACTION), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING AS OF THE APPLICABLE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE APPLICABLE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE ASSETS, PROPERTY AND ESTATES, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THIS JOINT PLAN OR THE PREPETITION SOLICITATION OF VOTES ON THIS JOINT PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM, ADMINISTRATIVE CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THIS JOINT PLAN OR ANY JOINT PLAN SUPPLEMENT; (II) WITH THE EXCEPTION OF THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, THE GVR 2007 REFINANCING AND THE GVR 2008 NOTE DISTRIBUTION, ANY CAUSES OF ACTION ARISING FROM ACTUAL OR INTENTIONAL FRAUD OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THIS JOINT PLAN AND THE

CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS JOINT PLAN OR ASSUMED PURSUANT TO THIS JOINT PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT. THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF AN APPLICABLE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON OR ENTITY.
     2. RELEASES BY HOLDERS OF CLAIMS. EFFECTIVE AS OF THE APPLICABLE EFFECTIVE DATES, FOR GOOD AND VALUABLE CONSIDERATION, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH HOLDER OF A CLAIM THAT HAS INDICATED ON ITS BALLOT ITS AGREEMENT TO GRANT THE RELEASE CONTAINED IN THIS ARTICLE X SHALL, AND SHALL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS, AVOIDANCE ACTIONS AND ANY OTHER OBLIGATIONS, RIGHTS, SUITS, DAMAGES, JUDGMENTS, DEBTS, REMEDIES AND LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, THE ALIANTE PREPETITION TRANSACTIONS CAUSES OF ACTION AND THE GVR PREPETITION TRANSACTIONS CAUSES OF ACTION), INCLUDING ANY CLAIMS OR CAUSES OF ACTION THAT COULD BE ASSERTED ON BEHALF OF OR AGAINST THE DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH HOLDER OF A CLAIM OR EQUITY INTEREST WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY, DERIVATIVELY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE APPLICABLE EFFECTIVE DATE, IN ANY WAY RELATING OR PERTAINING TO (V) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF THE DEBTORS, (W) THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE ASSETS, PROPERTY AND ESTATES, (X) THE CHAPTER 11 CASES, (Y) THE NEGOTIATION, FORMULATION AND PREPARATION OF THIS JOINT PLAN, THE DISCLOSURE STATEMENT, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENT INCLUDING, WITHOUT LIMITATION, ALL OF THE DOCUMENTS INCLUDED IN THIS JOINT PLAN SUPPLEMENT; AND (Z) THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, THE ALIANTE PREPETITION TRANSACTIONS CAUSES OF ACTION AND THE GVR PREPETITION TRANSACTIONS CAUSES OF ACTION; PROVIDED, HOWEVER, THAT, WITH THE EXCEPTION OF THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, THE GVR 2007 REFINANCING AND THE GVR 2008 NOTE DISTRIBUTION, THESE RELEASES WILL HAVE NO EFFECT ON THE LIABILITY OF ANY RELEASED PARTY ARISING FROM ANY ACT, OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE, CONSTITUTING WILLFUL MISCONDUCT, GROSS

NEGLIGENCE, FRAUD OR CRIMINAL CONDUCT AS DETERMINED BY A FINAL ORDER; PROVIDED FURTHER, HOWEVER, THE FOREGOING SHALL NOT CONSTITUTE A WAIVER OR RELEASE OF ANY RIGHT OF THE HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST, OBLIGEE UNDER ANY ASSUMED LIABILITY (WHETHER ASSUMED UNDER THIS JOINT PLAN OR IN ACCORDANCE WITH A PRIOR BANKRUPTCY COURT ORDER), OR PARTY TO AN ASSUMED CONTRACT TO PAYMENT UNDER THIS JOINT PLAN OR OTHERWISE ON ACCOUNT OF SUCH ALLOWED CLAIM OR ANY OF THE RIGHTS OF ANY PARTIES IN RESPECT OF ASSUMED LIABILITIES OR ASSUMED CONTRACTS UNDER OR IN CONNECTION WITH THIS JOINT PLAN OR PRIOR ORDER OF THE BANKRUPTCY COURT. THE RELEASES SET FORTH IN THIS ARTICLE X SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF ANY CHAPTER 7 TRUSTEE IN THE EVENT THE CHAPTER 11 CASES ARE CONVERTED TO CHAPTER 7.
     3. Injunction Related to Releases. Except as provided in this Joint Plan or the Confirmation Order, as of an Applicable Effective Date, (i) all Persons and Entities that hold, have held, or may hold a Claim, Administrative Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, relating to any of the Debtors or any of their respective assets, property and Estates, that is released pursuant to this Article X of this Joint Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such released Claims, Administrative Claims, Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Equity Interests or other rights of a Holder of an Equity Security or other ownership interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person or Entity discharged under this Article X or otherwise under this Joint Plan; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of this Joint Plan or the Confirmation Order.
     4. Limitation on Releases. Notwithstanding anything herein to the contrary, nothing in this Joint Plan is intended or shall operate to waive or release the rights of any Person or Entity, including any Holder of an Allowed Claim, to enforce this Joint Plan or any contract, instrument, release or other agreement or document delivered under or in connection with, or otherwise contemplated by, this Joint Plan or assert any claim or cause of action arising under, or relating to any of the foregoing.

D. Exculpation
     The Exculpated Parties shall neither have nor incur any liability to any Person or Entity for any Claims, Administrative Claims or Causes of Action arising prior to or on an Applicable Effective Date for any act taken or omitted to be taken in connection with or related to the Chapter 11 Cases, including but not limited to the filing of the Chapter 11 Cases, any relief sought by the Debtors on a first day basis or otherwise and any amounts disbursed by the Debtors pursuant thereto, the Prepetition Solicitation, formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or effecting the Consummation of this Joint Plan, the Disclosure Statement or any sale, contract, instrument, release or other agreement or document created or entered into in connection with this Joint Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement, confirmation or Consummation of this Joint Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions shall not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by this Joint Plan or this Joint Plan Supplement.
E. Preservation of Causes of Action
     1. Maintenance of Causes of Action
     Except as otherwise provided in this Article X or elsewhere in this Joint Plan or the Confirmation Order, after the Subsidiary Debtors Effective Date, the Aliante Effective Date with respect to Aliante Holding and Aliante Station or the GVR Effective Date, as the case may be, the Plan Administrator shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims relating to the Subsidiary Debtors, Aliante Holding, Aliante Station, or GVR, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Case. The Plan Administrator shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Causes of Action or Litigation Claims relating to the Subsidiary Debtors, Aliante Holding, Aliante Station, or GVR, except for any Causes of Action or Litigation Claims against the Prepetition Opco Secured Lenders, without notice to or approval from the Bankruptcy Court.
     Except as otherwise provided in this Article X or elsewhere in this Joint Plan or the Confirmation Order, after the Aliante Effective Date with respect to Aliante Gaming, Reorganized Aliante Gaming shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims relating to Aliante Gaming, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Case.

Reorganized Aliante Gaming may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all such Litigation Claims without notice to or approval from the Bankruptcy Court.
     For the avoidance of doubt, the provisions of this Article X.E shall not limit the Releases, exculpation or injunction provisions contained in Article X of this Joint Plan.
     2. Preservation of All Causes of Action Not Expressly Settled or Released
     (a) Unless a Cause of Action or Litigation Claim against a Holder of a Claim, Administrative Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised, transferred or settled in this Joint Plan, or an agreement or document related thereto or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or by the Plan Administrator (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the confirmation of this Joint Plan or Consummation of this Joint Plan based on the Disclosure Statement, this Joint Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in this Joint Plan (including, without limitation, and for the avoidance of doubt, the Release contained in this Article X) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors and the Plan Administrator expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor is a plaintiff, defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits other than to the extent the same is waived, purchased, transferred or otherwise released pursuant to the terms of this Joint Plan or the Confirmation Order or related agreement or document. For the avoidance of doubt, any litigation with respect to the Going Private Transaction, the Aliante Prepetition Transactions and the GVR Prepetition Transactions is not preserved by any provision of this Joint Plan including this Article X.E.2.
     (b) Unless a Cause of Action or Litigation Claim against a Holder of a Claim, Administrative Claim or Equity Interest or other Person or Entity is expressly waived, relinquished, released, compromised or settled in this Joint Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors and the Plan Administrator reserve all rights to pursue:
     (i) Any other Causes of Action, whether legal, equitable or statutory in nature;
     (ii) Any and all actions arising under or actionable pursuant to the Bankruptcy Code, including, without limitation, Sections 544, 545, 547 (except as provided below), 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code; and

     (iii) Any other Causes of Action that currently exist or may subsequently arise and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors (collectively, the “Unknown Causes of Action”). The failure to list or describe any such Unknown Cause of Action herein is not intended to limit the rights of the Debtors or the Plan Administrator to pursue any Unknown Cause of Action.
F. Supplemental Injunction
     The Confirmation Order shall provide for the following injunctions to take effect as of an Applicable Effective Date.
     1. Terms. In order to preserve and promote the settlements contemplated by and provided for in this Joint Plan and as described in this Article X, except as otherwise expressly provided in this Joint Plan or the Confirmation Order, all Persons and Entities and any Person or Entity claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims, Administrative Claims or any other Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities of any nature whatsoever, and all interests, or other rights of a Holder of an Equity Security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim or Administrative Claim against or Equity Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims, Administrative Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Equity Interests or other rights of a Holder of an Equity Security or other ownership interest, arising prior to the Applicable Effective Date (including prior to the Petition Date), including, but not limited to:
     (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims, Administrative Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all interests, or other rights of a Holder of an Equity Security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;
     (b) enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims, Administrative Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all interests or other rights of a Holder of an Equity Security or other ownership interest;
     (c) creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such

Claims, Administrative Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Equity Interests or other rights of a Holder of an Equity Security or other ownership interest;
     (d) except as otherwise expressly provided in this Joint Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims, Administrative Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Equity Interests or other rights of a Holder of an Equity Security or other ownership interest; and
     (e) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Joint Plan or the Confirmation Order relating to such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all interests or other rights of a Holder of an Equity Security or other ownership interest.
     2. Bankruptcy Rule 3016 Compliance. The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that this Joint Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.
G. Releases, Discharges, Exculpations, Injunctions and Preservation of Causes of Action are Integral to Joint Plan
     Each of the settlements, releases, discharges, exculpations, injunctions and preservation of causes of action provided in this Article X of this Joint Plan is an integral part of this Joint Plan and is essential to its implementation. Each of the Released Parties, the Debtors and any other Person or Entity protected thereby, as applicable, shall have the right to seek independently the enforcement of such settlements, releases, discharges, exculpations, injunctions and preservation of causes of action.

H. Binding Nature of Joint Plan
     ON EACH OF THE APPLICABLE EFFECTIVE DATES, AND EFFECTIVE AS OF AN APPLICABLE EFFECTIVE DATE, THIS JOINT PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AND ADMINISTRATIVE CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THIS JOINT PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASE OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS JOINT PLAN OR AFFIRMATIVELY VOTED TO REJECT THIS JOINT PLAN.
ARTICLE XI.
RETENTION OF JURISDICTION
     Pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Applicable Effective Dates, the Bankruptcy Court shall, after the Applicable Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Joint Plan as legally permissible, including, without limitation, jurisdiction to:
     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, Administrative Claim or Equity Interest, the resolution of any and all objections to the allowance or priority of any Claim, Administrative Claim or Equity Interest, and the resolution of any claim for taxes of any kind arising prior to an Applicable Effective Date or as a result of any transactions occurring on or before an Applicable Effective Date in accordance with this Joint Plan and the rights of the Debtors or the Plan Administrator to apply tax attributes in satisfaction or offset of any such claims;
     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Joint Plan, for periods ending on or before the Confirmation Date;
     3. resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Joint Plan after an Applicable Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;
     4. resolve any issues related to any matters adjudicated in the Chapter 11 Cases;
     5. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Joint Plan;

     6. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of an Applicable Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Applicable Effective Dates or instituted after an Applicable Effective Date;
     7. enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Joint Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Joint Plan, this Joint Plan Supplement or the Disclosure Statement;
     8. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Joint Plan or any Person’s or Entity’s obligations incurred in connection with this Joint Plan; provided, however, that any dispute arising under or in connection with the New Opco Credit Agreement, the New Secured Aliante Debt and the New Propco Credit Agreement shall be addressed and resolved in accordance with the provisions of the applicable document;
     9. hear and determine all Causes of Action that are pending as of each of the Applicable Effective Dates or that may be commenced in the future;
     10. issue and enforce injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Joint Plan, except as otherwise provided in this Joint Plan;
     11. enforce the terms and condition of this Joint Plan and the Confirmation Order;
     12. resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;
     13. hear and determine the Litigation Claims by or on behalf of the Debtors or the Plan Administrator;
     14. enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;
     15. resolve any other matters that may arise in connection with or relate to this Joint Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Joint Plan or the Disclosure Statement; and
     16. enter an order concluding or closing the Chapter 11 Cases.

ARTICLE XII.
MISCELLANEOUS PROVISIONS
A. Payment of Statutory Fees
     All outstanding fees payable pursuant to Section 1930 of title 28 of the United States Code shall be paid on an Applicable Effective Date. All such fees payable after the Applicable Effective Dates shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.
B.	Modification of Joint Plan
     Subject to the limitations and rights contained in this Joint Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Joint Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Plan Administrator, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Joint Plan, in accordance with Section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Joint Plan in such manner as may be necessary to carry out the purpose and intent of this Joint Plan, provided, however, that any amendment, modification or supplement to this Joint Plan shall be reasonably acceptable, as appropriate, to New Propco, New Opco, the New Opco Purchaser, the GVR Purchaser, the Mortgage Lenders, FG, the Consenting Opco Lenders, the Required GVR Consenting Lenders and the Required Aliante Consenting Lenders and shall not be inconsistent with the terms of the SCI Plan, SCI Confirmation Order, New Opco Purchase Agreement, the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Support Agreement, the GVR Purchase Agreement, the GVR Lender Plan Support Agreement, the Put Parties Support Agreement or the New Aliante Transaction Agreements. A Holder of a Claim or Equity Interest that has accepted this Joint Plan shall be deemed to have accepted this Joint Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change (a) the treatment of such Claim or Equity Interest of such Holder, or (b) the provisions of any agreement included in the Joint Plan Supplement.
C. Revocation of Joint Plan
     The Debtors reserve the right to revoke or withdraw this Joint Plan in its entirety for all Debtors, or in respect of any Debtor, prior to the Confirmation Date and, if applicable, to File subsequent chapter 11 plans or to amend this Joint Plan to reflect such revocation or withdrawal of this Joint Plan as to specific Debtor(s). If the Debtors revoke or withdraw this Joint Plan or if confirmation of this Joint Plan or Consummation of this Joint Plan or an Applicable Effective Date does not occur, then (solely as it pertains to any Debtor for which this Joint Plan has been revoked or withdrawn): (1) this Joint Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Joint Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Joint Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Joint Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the

Debtors or any other Person or Entity; (b) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Person or Entity.
D. Successors and Assigns
     This Joint Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Joint Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.
E. Reservation of Rights
     Except as expressly set forth herein, this Joint Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order, an Applicable Effective Date occurs and this Joint Plan is consummated with regard to a particular Debtor(s). Neither the filing of this Joint Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Person or Entity with respect to this Joint Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Person or Entity; or (2) any Holder of a Claim or an Equity Interest or other Person or Entity prior to an Applicable Effective Date.
F. Further Assurances
     The Debtors or the Plan Administrator, as applicable, all Holders of Claims, Administrative Claims and Equity Interests and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Joint Plan or the Confirmation Order. On or before an Applicable Effective Date, the Debtors shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.
G. Severability
     If, prior to the Confirmation Date, any term or provision of this Joint Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Joint Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Joint Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

H. Service of Documents
     All notices, requests, and demands to or upon the Debtors or the Plan Administrator to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
To the Subsidiary Debtors
Mr. Richard Haskins
Executive Vice President,
General Counsel & Secretary
Station Casinos, Inc.
1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Tel: 702-495-3000
Fax: 702-495-4252
with copies to:
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Tel: 213-892-4000
Fax: 213-629-5063
Attention: Paul S. Aronzon, Esq.
                 Thomas R. Kreller, Esq.
To the Aliante Debtors
Aliante Gaming, LLC
c/o Aliante Station, LLC, its Manager
1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Tel: 702-495-3000
Fax: 702-495-4252
Attention: Mr. Richard Haskins
with copies to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Tel: 312-862-2000
Fax: 312-862-2200
Attention: David Seligman, P.C., Esq.
                  David Agay, Esq.

To Green Valley Ranch Gaming, LLC
Green Valley Ranch Gaming, LLC
c/o GV Ranch Station, Inc., its Manager
1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Tel: 702-495-3000
Fax: 702-495-4252
Attention: Mr. Richard Haskins
with copies to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Tel: 312-862-2000
Fax: 312-862-2200
Attention: David Seligman, P.C., Esq.
                  David Agay, Esq.
To the GVR Purchaser
Station GVR Acquisition, LLC
c/o Fertitta Entertainment LLC
10801 W. Charleston Boulevard, Suite 600
Las Vegas, Nevada 89135
Tel: 702-495-3000
Fax: 702-495-3290
Attention: Mr. Marc J. Falcone
with copies to:
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa St., Ste. 3000
Los Angeles, California 90017
Tel: 213-892-4000
Fax: 213-892-7333
Attention: Kenneth J. Baronsky, Esq
                 Alexander M. Kaye, Esq.

I. Exemption from Registration Pursuant to 28 U.S.C. § 1145
     Pursuant to Section 1145 of the Bankruptcy Code, and except as provided in subsection (b) thereof, the issuance of any securities or interests on account of, and in exchange for the Claims against the Debtors shall be exempt from registration pursuant to section 5 of the Securities Act of 1933, as amended, and any other applicable non-bankruptcy law or regulation.
J. Governing Law
     Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Joint Plan provides otherwise, the rights and obligations arising under this Joint Plan shall be governed by, and construed and enforced in accordance with, the laws of Nevada, without giving effect to the principles of conflicts of law of such jurisdiction.